SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant	☒	Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(E)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

ASHLAND INC.

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)
Title of each class of securities to which transaction applies: N/A

(2)
Aggregate number of securities to which transaction applies: N/A

(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): N/A

(4)
Proposed maximum aggregate value of transaction: N/A

(5)
Total fee paid: N/A

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

2025 proxy statement

& notice of annual meeting of stockholders

Ashland™
always solving

letter to stockholders

On behalf of the Board of Directors (the “Board”) and the Ashland Inc. (“Ashland” or the “Company”) management team, thank you for your continued confidence in Ashland. We are pleased to invite you to our 2025 Annual Meeting of Stockholders (the “Annual Meeting”), which will be held virtually on Tuesday, January 21, 2025, at 10:30 a.m. Eastern Time. The attached Notice of Annual Meeting of Stockholders and Proxy Statement will serve as your guide to the business to be conducted at the Annual Meeting. The Notice of Annual Meeting of Stockholders, Proxy Statement, and form of proxy or voting instruction form are being made available over the Internet or, upon request, delivered by mail on or about December 9, 2024, to stockholders of record.

Fiscal year 2024 highlights

Fiscal 2024 marked a year of evolution as we continued to execute our strategic growth strategy. Key developments and accomplishments during fiscal 2024 include:

•
Delivered strategic progress, margin expansion, high-quality free cash flow, and disciplined execution across the business.

•
Completed portfolio optimization initiatives to focus our core on high quality markets where we have leadership positions and improved financial performance.

•
Advanced seven new technology platforms and deployed targeted investments in high value globalization business lines to enhance organic growth opportunities.

•
Targets accepted by the Science Based Targets Initiative (SBTi), which will align Ashland’s operations with the Paris Climate Accord’s objective of limiting global temperature increases to 1.5°C above preindustrial levels. Targets include a reduction in Ashland’s scope 1, 2, and 3 greenhouse gas emissions.

•
Improved total preventable recordable rate for safety to 0.46 incidents per 100 full time workers during the year.

•
Repurchased $380 million of Ashland stock (4.3 million shares). As of September 30, 2024, $620 million remained available for repurchase under the 2023 Stock Repurchase Program.

Commitment to Board refreshment and diversity

As our Company evolves, so do the skills, qualifications, attributes and experience that the Board seeks in its director nominees. We take a strategic approach to our Board composition and have focused our efforts on adding new Board members whose skills are best aligned with our strategy. Over the last four years we have refreshed our Board with talented and diverse individuals with the necessary skills and expertise to oversee our long-term growth strategy. Since 2020, we have welcomed seven new independent directors. We believe that a dynamic and diverse board that is committed to representing the long-term interests of our stockholders is essential for our success. To date, our directors’ diverse experience, skills and independent thought leadership have been invaluable to me and our management team in establishing and executing on our long-term business strategy and managing both short-and long-term risks that we may face.

2025 proxy statement / i

Looking ahead

As we move into fiscal 2025, we are committed to executing our strategy while remaining focused on delivering sustainable, profitable growth and long-term shareholder value to responsibly solve for a better world.

Your vote is very important to us and we look forward to welcoming you at the Annual Meeting. Regardless of whether you plan to virtually attend the Annual Meeting, please vote your shares as soon as possible.

Sincerely,

Guillermo Novo
Chair and Chief Executive Officer

ii / ashland.com 2025

notice of annual meeting of stockholders

to our stockholders:

Ashland Inc., a Delaware corporation (“Ashland” or the “Company”), will hold its 2025 Annual Meeting of Stockholders (“Annual Meeting”) virtually on Tuesday, January 21, 2025, at 10:30 a.m. (EST). The Annual Meeting will be held online via live webcast for the purposes listed below:

where:	Via a live webcast at www.virtualshareholdermeeting.com/ASH2025 There is no physical location for the Annual Meeting
items of business:	(1)	To elect nine directors to hold office until the next annual meeting of stockholders and until each of their successors has been elected and qualified;
	(2)	To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal 2025;
	(3)	To consider and vote upon a non-binding advisory resolution approving the compensation paid to the Company's named executive officers; and
	(4)	To consider any other business properly brought before the Annual Meeting.
who can vote:	Only stockholders of record at the close of business on November 25, 2024 are entitled to vote at the Annual Meeting or any adjournment of the Annual Meeting.

you can vote in one of several ways:

VIA THE INTERNET. If you received a Notice of Internet Availability of Proxy Materials, you can access our proxy materials and vote online. Instructions to vote online are included in the Notice.

BY TELEPHONE. Call the telephone number specified on your proxy card or visit the website on the Notice of Internet Availability of Proxy Materials to vote.

BY MAIL. If you received paper copies of your proxy materials in the mail, sign, date and return your proxy card in the enclosed envelope provided to vote.

If you are a participant in the Ashland Employee Savings Plan (“Employee Savings Plan”), the Ashland Union Employee Savings Plan (“Union Plan”) or the International Specialty Products Inc. 401(k) Plan (the “ISP Plan”), your vote will constitute voting instructions to Fidelity Management Trust Company, who serves as trustee of the Plans (“Trustee”), for the shares held in your account.

If you are a participant in the Employee Savings Plan, the Union Plan or the ISP Plan, then our proxy tabulator, Alliance Advisors LLC or its agent, must receive all voting instructions, whether given by telephone, over the Internet or by mail, before 5:00 p.m. (EST) on Wednesday, January 15, 2025.

By Order of the Board of Directors,

Robin E. Lampkin
Senior Vice President, General Counsel and Secretary

Wilmington, Delaware

December 9, 2024

2025 proxy statement / iii

table of contents

letter to stockholders	(i)	fiscal 2024 executive compensation tables	45
summary compensation table	45
notice of annual meeting of stockholders	(iii)	fiscal 2024 grants of plan-based awards	47
fiscal 2024 outstanding equity awards	48
proxy summary	1	fiscal 2024 option exercises and stock vested	49
non-qualified deferred compensation plans	50
corporate governance	3	potential payments upon termination or	51
board leadership structure	3	change in control
board committees	3
board effectiveness	7	CEO pay ratio	59
board’s role of risk oversight	9
board’s role of risk oversight	9	pay versus performance	60
director independence and certain	9
relationships	proposal two — ratification of appointment of	65
related person transaction policy	10	independent registered public accounting firm
corporate governance guidelines	11
global code of conduct	11	audit committee report	66
insider trading policy	12
communication with directors	12	proposal three — non-binding advisory	68
resolution approving the compensation paid
director compensation	13	to Ashland’s named executive officers
2024 annual non-employee director	13
compensation program	beneficial ownership of common stock —	69
stock ownership guidelines for directors	13	certain other beneficial owners
2024 director compensation table	14
beneficial ownership of common stock —	70
director diversity, skills and qualifications	16	management
board diversity and tenure	16
director nominee skills and qualifications	16	delinquent section 16(a) reports	71

proposal one — election of directors	19	questions and answers about the 2025 annual	72
meeting
director nominees	20
date for receipt of stockholder proposals	77
executive officers	25
proxy solicitation	79
compensation discussion and analysis (“cd&a”)	28
fiscal year 2024 performance highlights and	28	other matters	79
financial results
compensation philosophy	30	appendix a — use of non-GAAP financial	a-1
elements of compensation and link to	32	measures and non-GAAP reconciliations
company performance
fiscal year 2024 compensation structure	33	frequently referenced
decisions
fiscal year 2024 incentive plan design and	34
performance-related payouts
fiscal year 2024 annual incentive plan design	35	corporate governance	3
fiscal year 2024 equity grants	37
other compensation elements	39	cd&a	28
compensation setting process	41
additional compensation information and	43	summary compensation table	45
tax matters
beneficial ownership of common stock	69
compensation committee report	44	— certain other beneficial owners

iv / ashland.com 2025

proxy summary

This proxy summary does not contain all the information that you should consider. You should read the entire Proxy Statement carefully before voting. For more complete information regarding Ashland's fiscal 2024 performance, please review the Annual Report on Form 10-K for the fiscal year ended September 30, 2024.

annual meeting information

date Tuesday, January 21, 2025	time 10:30 a.m. (EST)	place Via a live webcast at www.virtualshareholdermeeting.com/ASH2025	record date Monday, November 25, 2024

voting matters

At the Annual Meeting, the stockholders will be asked to vote on the following proposals and to conduct any other business properly brought before the meeting.

Proposal		Our Board’s Recommendation
1	The election of nine director nominees (page 19)	FOR
2	Ratification of appointment of Ernst & Young LLP as Ashland’s independent registered public accounting firm for fiscal 2025 (page 65)	FOR
3	A non-binding advisory resolution approving the compensation paid to Ashland’s named executive officers (page 68)	FOR

In order to participate in the Annual Meeting, you must register before 10:00 a.m. (EST) on Tuesday, January 21, 2025 at www.virtualshareholdermeeting.com/ASH2025. For more information about the Annual Meeting, including how to register, vote and attend, please see page 72 of this Proxy Statement.

The Notice of Annual Meeting of Stockholders, Proxy Statement, and form of proxy or voting instruction form are being made available over the Internet or, upon request, delivered by mail on or about December 9, 2024, to stockholders of record.

2025 proxy statement / 1

proxy summary

our company

Ashland is a global, consumer market-focused additives and specialty ingredients company that is responsibly solving for a better world. Through science and a conscious and proactive mindset for sustainability, we serve customers in the pharmaceutical, personal care, architectural coatings, construction, energy, food and beverage industries.

At Ashland, we are approximately 3,200 passionate, tenacious solvers who thrive on developing practical, innovative, and elegant solutions to complex problems for customers in more than 100 countries.

fiscal 2024 financial highlights(1)

sales of $2.1 billion down 4 percent

adjusted EBIT of $240 million up roughly 11%	adjusted EBIT margin of 11.4% up roughly 15.2%	adjusted EBITDA of $459 million flat	adjusted EBITDA margin of 21.7% up 80 basis points

adjusted EPS (excluding intangible amortization)(2) of $4.45 up 9%		FCF $325 million up from $124 million driven by favorable working capital and lower capital expenditures

(1) All figures other than sales are non-GAAP measures. Appendix A reconciles adjusted amounts to amounts reported under GAAP, including reconciliations of net income to EBITDA and adjusted EBITDA, earnings per share to adjusted earnings per share, excluding intangible amortization.

(2) Unless otherwise noted, earnings are reported on a diluted-share basis.

board governance highlights

We are committed to good corporate governance, which strengthens the accountability of our board of directors (the “Board”) and promotes the long-term interests of our stockholders. The list below highlights our Board and leadership practices, as discussed further in this Proxy Statement.

☑ annual election of directors	☑ majority independent board
☑ lead independent director	☑ fully independent governance committee
☑ annual board evaluations	☑ continuing director education program
☑ board oversight of risk and enterprise strategy	☑ robust stock ownership guidelines for directors
☑ annual review of committee charters and corporate governance guidelines	☑ regular executive sessions of independent directors

2 / ashland.com 2025

corporate governance

corporate governance

board leadership structure

The Board's leadership structure consists of a combined role of Chair of the Board and Chief Executive Officer, and a Lead Independent Director. The Board believes that combining the positions of Chair and Chief Executive Officer provides clarity of leadership and is in the best interests of Ashland and its stockholders at this time. The Chair of the Board sets agendas for, and presides over, Board meetings and stockholder meetings. In addition, each Board committee is led by a chair, and similarly, the Board committee chairs set agendas for, and preside over, the meetings and executive sessions held by their respective committees.

The Lead Independent Director is an independent director appointed annually by the Governance and Nominating Committee (the “G&N Committee”) and approved by the Board. The appointment of a Lead Independent Director provides balance to the combined role of the Chair of the Board and Chief Executive Officer. The Board believes the use of a Lead Independent Director provides appropriate independent oversight of management. Independent oversight has been further assured by having only one member of management on the Board. The non-employee directors regularly meet in executive session at Board meetings.

Guillermo Novo currently holds the combined role of Chair of the Board and Chief Executive Officer. The role of Lead Independent Director is currently held by Susan L. Main.

In addition to the duties of all Board members, the Lead Independent Director:

o
Coordinates with the Chair of the Board to determine the appropriate schedule of meetings;
o
Places any item he or she determines is appropriate on the Board’s agenda;
o
Directs that specific materials be included in Board mailings and works with the G&N Committee, as appropriate, to assess the quality, quantity and timeliness of the flow of information from management to the Board;
o
Directs the retention of consultants and advisors to report directly to the Board;
o
Coordinates with the G&N Committee to oversee compliance with Ashland’s Corporate Governance Guidelines and to recommend appropriate revisions as needed;
o
Coordinates and develops the agenda for, and moderates executive sessions of, the Board’s independent directors and acts as principal liaison between the independent directors and the Chair of the Board and Chief Executive Officer on sensitive matters; and
o
Works with the G&N Committee to recommend the membership of the various Board Committees and Committee Chairs.

board committees

The Board currently has four standing committees: Audit Committee; Compensation Committee; Environmental, Health, Safety & Quality Committee (“EHS&Q Committee”); and Governance & Nominating Committee. All Committees are currently composed entirely of independent directors. Listed below is the current membership of each Committee:

Audit Committee	Compensation Committee	Environmental, Health, Safety and Quality Committee	Governance and Nominating Committee
Sergio Pedreiro(1)	Suzan F. Harrison(1)	Janice J. Teal(1)	Jerome A. Peribere(1)
Wetteny Joseph	Steven D. Bishop	Steven D. Bishop	Sanat Chattopadhyay
Susan L. Main	Ashish K. Kulkarni	Sanat Chattopadhyay	Suzan F. Harrison
Jerome A. Peribere	Sergio Pedreiro	Wetteny Joseph	Susan L. Main
Scott A. Tozier	Janice J. Teal	Ashish K. Kulkarni
Scott A. Tozier

(1)
Chair

2025 proxy statement / 3

corporate governance

Following are descriptions of the primary responsibilities of each committee and the number of meetings held during fiscal 2024. Each committee’s charter is available on Ashland’s website (http://investor.ashland.com).

audit committee	meetings in fiscal 2024: 8

Sergio Pedreiro	Wetteny Joseph	Susan L. Main	Jerome A. Peribere	Scott A. Tozier
(Chair)

summary of responsibilities

o
Oversees Ashland’s financial reporting process, including earnings releases and the filing of financial reports.
o
Reviews management’s implementation and maintenance of adequate systems of internal accounting and financial controls (including internal control over financial reporting).
o
Evaluates Environmental, Social and Governance (“ESG”) disclosures and confirms ESG framework and standards, and disclosure control systems.
o
Selects independent auditors based on qualification and independence and approves audit fees and services performed by the independent auditors.
o
Reviews the effectiveness of Ashland’s legal and regulatory compliance programs.
o
Discusses the overall scope and plans for audits with both internal and independent auditors.
o
Reviews and investigates any matters pertaining to the integrity of executive management and oversees compliance by management with laws, regulations and Ashland’s Global Code of Conduct.
o
Establishes and maintains procedures for handling complaints regarding accounting and auditing matters.

o
Reviews and oversees Ashland’s capital allocation framework, including prioritization, significant decisions and risk considerations relating to Ashland’s financial resources, capital structure and investments and uses of cash.
o
Reviews Ashland’s enterprise risk assessment and risk management policies, including Ashland’s major enterprise and financial risk exposures and steps taken by management to monitor and mitigate such exposures.
o
Evaluates and recommends actions regarding significant financial issues such as capital structure, dividend policy, offerings of corporate securities, major borrowings, credit facilities, derivatives and swaps policies (including entry into swaps in reliance on the end-user exception), past audits of capital investments, capital projects, commercial commitments and merger, acquisition and divestiture activities.
o
Oversees funding and investment policy related to employee benefit plans.
o
Reviews performance and operation of internal audit, including the head of internal audit, and reviews adverse audit reports.
o
Reviews the Company’s information and cyber security risks and programs.

4 / ashland.com 2025

corporate governance

compensation committee	meetings in fiscal 2024: 5

Suzan F. Harrison	Steven D. Bishop	Ashish K. Kulkarni	Sergio Pedreiro	Janice J. Teal
(Chair)

summary of responsibilities

o
Ensures Ashland’s executive compensation programs are appropriately competitive, supports organizational objectives and stockholder interests and emphasizes pay for performance linkage.
o
Evaluates and approves compensation and sets performance criteria for compensation programs with respect to Ashland’s Chief Executive Officer.
o
Evaluates and approves compensation and sets performance criteria for compensation programs for all executive officers (including all officers subject to Section 16 of the Exchange Act.
o
Oversees the execution of Chief Executive Officer and senior management development and succession plans, including HR-related business continuity plans.
o
Approves any employment agreements, consulting arrangements, severance or retirement arrangements, change in control agreements and/or any other special or supplemental benefits covering any current or former executive officer.
o
Adopts, amends, terminates and performs other design functions for Ashland’s benefit plans.

o
Oversees the implementation and administration of Ashland’s executive compensation plans.
o
Monitors and evaluates Ashland’s compensation and benefits structure, providing guidance on philosophy, policy matters and excessive risk taking (including Committee specific ESG related activities).
o
Oversees regulatory compliance on compensation matters, including Ashland’s policies on structuring compensation programs to preserve tax deductibility.
o
Oversees the preparation of the annual report on executive compensation.
o
Oversees the retention of compensation consultants, independent legal counsel or other advisors and determines independence of the same.
o
Oversees progress on talent, succession planning, pay equity, inclusion and diversity.

compensation committee interlocks and insider participation

The members of the Compensation Committee for fiscal 2024 were Suzan F. Harrison (Chair), Steven D. Bishop, Ashish K. Kulkarni, Sergio Pedreiro and Janice J. Teal. Brendan Cummins served as Chair of the Compensation Committee until his retirement on January 23, 2024. There were no impermissible interlocks or inside directors on the Compensation Committee.

The Compensation Committee has the authority to delegate to subcommittees of the Compensation Committee, any of the responsibilities of the full committee.

2025 proxy statement / 5

corporate governance

environmental, health, safety and quality committee	meetings in fiscal 2024: 4

Janice J. Teal	Steven D. Bishop	Sanat Chattopadhyay	Wetteny Joseph	Ashish K. Kulkarni	Scott A. Tozier
(Chair)

summary of responsibilities

o
Oversees and reviews Ashland’s environmental, health and safety (“EHS”), quality, environmental ESG and compliance policies, programs, practices and audits and any issues, as well as competitors’ activities and industry best practices.
o
Oversees and reviews EHS regulatory trends, including Ashland’s overall compliance, remediation and sustainability efforts.
o
Oversees and reviews product safety and quality trends, issues and concerns which affect or could affect Ashland’s product safety or quality practices, including Ashland’s overall efforts related to product safety and quality and environmental ESG.

o
Oversees, reviews and receives updates on Ashland’s policies regarding environmental, health, safety and quality compliance and business continuity risks.
o
Reports to the Board concerning implementation of EHS, quality and environmental ESG compliance policies and assists the Board in assuring Ashland’s compliance with those policies.
o
Reviews and approves EHS and environmental ESG performance targets.

6 / ashland.com 2025

corporate governance

governance and nominating committee	meetings in fiscal 2024: 4

Jerome A. Peribere	Sanat Chattopadhyay	Suzan F. Harrison	Susan L. Main
(Chair)

summary of responsibilities

o
Recommends nominees for the Board and its Committees.
o
Reviews suggested potential candidates for the Board.
o
Recommends desirable size and composition of the Board and its Committees.
o
Recommends to the Board programs and procedures relating to director compensation, evaluation, retention and resignation.
o
Reviews corporate governance guidelines, corporate charters and proposed amendments to Ashland’s Certificate of Incorporation and By-laws.
o
Reviews transactions pursuant to the Related Person Transaction Policy.

o
Assists the Board in ensuring the Board’s independence as it exercises its corporate governance and oversight roles.
o
Oversees the evaluation of the Board, exercises oversight of Ashland’s ESG activities and monitors Ashland’s external ESG communication strategy, including Ashland’s ESG report.
o
Reviews the process for succession planning for the Board.
o
Reviews all Committee charters.
o
Reviews and makes recommendations to address stockholder proposals.
o
Oversees the administration of the equity plans and awards, solely with respect to non-employee directors.

board effectiveness

meetings, attendance and executive sessions

Directors are expected to attend all meetings of the Board and of the committees on which they serve. In addition, Ashland has a policy and practice of strongly encouraging all directors to attend the Annual Meeting. During fiscal 2024, 8 meetings of the Board were held. Each incumbent director attended at least 75% of the total meetings of the Board and the Committees on which he or she served. Overall attendance at Board and Committee meetings was 98%. All directors were present at the Annual Meeting held on January 23, 2024. The independent directors meet in executive session at each regularly scheduled meeting of the Board, and at other times as they may determine appropriate. The Audit and Compensation Committees of the Board meet in executive session during every regular committee meeting. Other Board committees meet in executive session at the discretion of the committee members.

2025 proxy statement / 7

corporate governance

director orientation and continuing education

New directors are required to participate in an orientation program within a reasonable time after being elected to serve as a director. The orientation program includes background materials and meetings with senior management on subjects that would assist them in discharging their duties as directors. All directors are encouraged to stay abreast of developing trends applicable to Ashland's business and specific to service as a director. Directors may be expected to participate in continuing educational programs relating to Ashland’s business, corporate governance or other issues pertaining to their directorships in order to maintain the necessary level of expertise to perform their responsibilities as directors. Ashland also provides all directors with membership in the National Association of Corporate Directors.

annual board performance assessments

The Board is committed to continuous improvement and uses annual self-assessments to determine whether it and its committees are functioning effectively. The G&N Committee receives comments from all directors and reports to the Board with an annual assessment of the Board’s performance. The assessment focuses on the Board’s contribution to the Company and specifically focuses on areas in which the Board or management believes the Board or any of its committees could improve.

8 / ashland.com 2025

corporate governance

board’s role of risk oversight

full board

Has ultimate oversight responsibility with respect to Ashland’s risk management strategies and processes. This includes receiving regular reports from, and working with, the management team to determine and assess the Company’s philosophy and strategy towards risk management and mitigation. The Board reviews in detail the Company’s most significant risks and whether management is responding consistently within the Company’s overall risk management and mitigation strategy. The following Ashland Board committees further assist the Board in fulfilling its oversight responsibilities with respect to certain areas of risk.

audit committee	environmental, health, safety and quality committee	compensation committee	governance and nominating committee

Maintains responsibility for overseeing risks related to Ashland’s financial reporting, audit process, internal controls over financial reporting and disclosure controls, procedures, information and cybersecurity programs as well as the global ethics and compliance program.

	Assists the Board in fulfilling its oversight responsibility with respect to environmental, health, safety, product compliance and business continuity risks.	Monitors and evaluates the compensation and benefits structure of the Company, including providing guidance on philosophy and policy matters and excessive risk-taking.

Conducts an annual review of nominees to the Board and is charged with developing and recommending to the Board corporate governance principles and policies and Board Committee structure, leadership and membership.

management

Is responsible for the day-to-day management of risk, and they report periodically to the Board and specific committees on current and emerging risks and the Company’s approach to avoiding and mitigating risk exposure.

director independence and certain relationships

The Board has adopted Director Independence Standards (the “Standards”) to assist in its determination of director independence. These Standards are available to stockholders on Ashland’s website (https://investor.ashland.com/committee-details/director-independence-standards). To qualify as independent under these Standards, the Board must affirmatively determine that a director has no material relationship with Ashland, other than as a director.

Pursuant to the Standards, Ashland’s Board undertakes an annual review of director independence. During this review, the Board considers relationships and transactions between, on the one hand, each director or nominee, any member of his or her immediate family, and his or her affiliates, and on the other hand, Ashland and its subsidiaries and affiliates. As provided for in the Standards, the purpose of this review is to determine whether any such relationships or transactions are inconsistent with a determination that the director or nominee is independent.

As a result of the annual director independence review, Ashland's Board affirmatively determined that Messrs. Bishop, Chattopadhyay, Joseph, Pedreiro, Peribere, Tozier, and Dr. Kulkarni and Mses. Harrison,

2025 proxy statement / 9

corporate governance

Main and Dr. Teal are each independent of Ashland and its affiliates. Mr. Novo, Ashland’s Chief Executive Officer and Chair of the Board, is the only director determined not to be independent of Ashland. In addition, the Board has affirmatively determined that all members of the Audit Committee, Compensation Committee and G&N Committee are independent under SEC rules and the applicable listing standards of the NYSE.

In the normal course of business, Ashland has transactions with other corporations where certain Ashland directors serve as executive officers. The following relationships between Ashland and the director-affiliated entity are not material pursuant to the Standards, and the transactions are not a “Related Person Transactions,” as defined in the Related Person Transaction Policy:

Sanat Chattopadhyay, a director of Ashland, currently serves as the Executive Vice President of Merck & Co (“Merck”). During fiscal 2024, the Company paid approximately $131,686 to Merck for certain products.

Wetteny Joseph, a director of Ashland, currently serves as the Chief Financial Officer of Zoetis, Inc. (“Zoetis”). During fiscal 2024, Zoetis paid approximately $252,784 to Ashland for certain products and/or services.

Scott A. Tozier, a director of Ashland, currently serves as the strategic advisor to the CEO of Albemarle Corporation (“Albemarle”) and previously served as the Executive Vice President and Chief Financial Officer of Albemarle until his retirement in November 2023. During fiscal 2024, the Company paid approximately $239,709 to Albemarle for certain products.

There are no material legal proceedings to which any director, director nominee or executive officer of Ashland is a party adverse to Ashland or any of its subsidiaries or has a material interest adverse to Ashland or any of its subsidiaries.

There are no family relationships between any director of Ashland, executive officer of Ashland or person nominated or chosen to become a director or executive officer of Ashland.

related person transaction policy

Federal securities laws require Ashland to describe any transaction since the beginning of the last fiscal year, or any currently proposed transaction, in which (i) Ashland was or is to be a participant, (ii) the amount involved exceeds $120,000 and (iii) in which any related person had or will have a direct or indirect material interest. Related persons include directors and executive officers, nominees for director and any immediate family members of directors, executive officers or nominees for director. There have been no transactions since October 1, 2023, nor are there any currently proposed transactions, in which (i) Ashland was or is to be a participant, (ii) the amount involved exceeded or will exceed $120,000 and (iii) any related person had or will have a direct or indirect material interest. Ashland is also required to describe its policies and procedures for the review, approval or ratification of any Related Person Transaction.

Pursuant to Ashland’s written Related Person Transaction Policy (“Policy”), the G&N Committee is responsible for reviewing the material facts of any transactions that could potentially be “transactions with related persons”. The Policy covers any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any fiscal year, (2) Ashland is a participant, and (3) any related person has or will have a direct or indirect interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). Transactions between Ashland and any firm, corporation or entity in which a related person is an executive officer or general partner, or in which any related persons collectively hold more than 10% of the ownership interests, are also subject to review under the Policy.

10 / ashland.com 2025

corporate governance

Under the Policy, Ashland’s directors and executive officers are required to identify annually, and on an as-needed basis, potential transactions with related persons or their firms that meet the criteria set forth in the Policy, and management is required to forward all such disclosures to the G&N Committee. The G&N Committee reviews each disclosed transaction. The G&N Committee has discretion to approve, disapprove or otherwise act if a transaction is deemed to be a Related Person Transaction subject to the Policy. Only disinterested members of the G&N Committee may participate in the determinations made with regard to a particular transaction. If it is impractical to convene a meeting of the G&N Committee, the Chair of the G&N Committee is authorized to make a determination and promptly report such determination in writing to the other G&N Committee members. All determinations made under the Policy are required to be reported to the full Board.

Under the Policy and consistent with SEC regulations, certain transactions are not Related Person Transactions, even if such transactions exceed $120,000 in a fiscal year. Those exceptions are:

o
Compensation to a director or executive officer which is or will be disclosed in Ashland’s proxy statement;
o
Compensation to an executive officer which is approved by the Compensation Committee and would have been disclosed in Ashland’s proxy statement if the executive officer was a “named executive officer”;
o
A transaction in which the rates or charges involved are determined by competitive bids, or which involves common, contract carrier or public utility services at rates or charges fixed in conformity with law or governmental authority;
o
A transaction that involves services as a bank depository of funds, transfer agent, registrar, indenture trustee or similar services; and
o
A transaction in which the related person’s interest arises solely from the ownership of Ashland Common Stock and all stockholders receive the same benefit on a pro rata basis.

corporate governance guidelines

The Board has adopted Corporate Governance Guidelines in furtherance of its continuing efforts to enhance its corporate governance. These guidelines provide the framework for the Board’s governance of Ashland and include a general description of the Board’s purpose, director qualification standards, retirement and resignation policies and other responsibilities. The Corporate Governance Guidelines require that at least two-thirds of Ashland’s directors be independent, as defined in the Standards, which incorporate the independence requirements of the SEC rules and the listing standards of the NYSE. A copy of our current Corporate Governance Guidelines is published on Ashland’s website (http://investor.ashland.com) and are also available in print at no cost to any stockholder who requests them.

global code of conduct

Ashland requires compliance with its Global Code of Conduct which applies to all of Ashland’s directors and employees, including the principal executive officer, principal financial officer, principal accounting officer and persons performing similar functions. The Global Code of Conduct promotes honest and ethical conduct, compliance with applicable laws, rules and regulations, prompt reporting of violations of the Code and full, fair, accurate, timely and understandable disclosure in reports filed with the SEC. Ashland intends to post any amendments or waivers of the Code (to the extent applicable to Ashland’s directors and executive officers) on Ashland’s website or in a Current Report on Form 8-K. A copy of our current Global Code of Conduct is published on Ashland’s website (http://investor.ashland.com) and is also available in print at no cost to any stockholder who requests them.

2025 proxy statement / 11

corporate governance

insider trading policy

Ashland has adopted an insider trading policy (the “Insider Trading Policy”) to govern the purchase, sale, and other dispositions of Ashland securities by our directors, officers, and employees. The Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and any listing standards applicable to the Company.

communication with directors

The Board has established a process by which stockholders and other interested parties may communicate with the Board. Persons interested in communicating with the Board, or with a specific member or Committee of the Board, may do so by writing to the Lead Independent Director in care of the Company’s Corporate Secretary, 8145 Blazer Drive, Wilmington, DE 19808. Communications directed to the Lead Independent Director will be reviewed by the Corporate Secretary and distributed to the Lead Independent Director as well as to other individual directors, as appropriate, depending on the subject matter and facts and circumstances outlined in the correspondence. Communications that are not related to the duties and responsibilities of the Board, or are otherwise inappropriate, will not be forwarded to the Lead Independent Director, although all communications directed to the Board will be available to any director upon request.

12 / ashland.com 2025

director compensation

director compensation

Ashland’s non-employee director compensation program is designed to attract and retain highly qualified directors and further align their interests with those of our stockholders. The G&N Committee reviews the director compensation program on an annual basis and recommends proposed changes for approval by the Board. As part of this review, the G&N Committee considers the significant amount of time expended, and the skill level required, by each non-employee director in fulfilling his or her duties on the Board, each director’s role and involvement on the Board and its committees and the market compensation practices and levels of our peer companies.

2024 annual non-employee director compensation program

annual cash retainer

The following table sets forth the annual cash retainers for the Board and the additional cash retainers paid to the Lead Independent Director and committee chairs under the 2024 non-employee director compensation program:

Retainer Type	Annually

Director Retainer	$100,000
Lead Independent Director Retainer	$35,000
Audit Committee Chair Retainer	$20,000
All Other Committees Chair Retainer	$15,000

restricted stock units

Under the 2024 non-employee director compensation program, directors also receive an annual grant of restricted stock units having an aggregate value on the grant date of $150,000 (pro-rated as applicable for less than a full year of service). The restricted stock units vest one year after date of grant. Upon the payment of dividends on the Company’s common stock, directors receive dividend equivalents in the form of additional restricted stock units. Upon a “change in control” of Ashland, the restricted stock units immediately vest.

deferred compensation plan

Non-employee directors are eligible to participate in the Deferred Compensation Plan for Non-Employee Directors, a non-qualified deferred compensation plan. Non-employee directors who make an election to defer part or all of any annual cash retainer may have the deferred amounts held as common stock units (share equivalents) in a hypothetical Ashland Common Stock Fund or invested under the other available investment options under the Directors’ Deferral Plan. The payout of the amounts deferred occurs upon termination of service by the director. Directors may elect to receive the payout in a single lump sum or in installments not to exceed 15 years. Upon a “change in control” of Ashland (as defined in the Deferred Compensation Plan for Non-Employee Directors), amounts deferred in a director’s deferral accounts will be distributed pursuant to each director’s election and valued at the time of the distribution.

stock ownership guidelines for directors

The Board of Directors considers Ashland Common Stock ownership by directors to be of utmost importance. The Board believes that such ownership enhances the commitment of directors to Ashland’s future and enhances the alignment of their interests with those of Ashland’s other stockholders. The Board has therefore established minimum stock ownership guidelines for non-employee directors which require each director to own Ashland Common Stock having a value of at least five times his or her base annual

2025 proxy statement / 13

director compensation

cash retainer of $100,000. Each newly elected director has five years from the year first elected to the Board to reach this ownership level. The following table shows each non-employee directors compliance status with the Ashland’s director stock ownership guidelines as of September 30, 2024:

Name	Total Shares Required (#)(1)	Total Shares Held (#)(2)(3)	Guidelines Met	Ownership Deadline
Steven D. Bishop	5,749	6,357	Y
Sanat Chattopadhyay	5,749	2,607	N	November 2028
Suzan F. Harrison	5,749	3,877	N	July 2027
Wetteny Joseph	5,749	5,909	Y
Ashish Kulkarni	5,749	1,019	N	April 2029
Susan L. Main	5,749	13,399	Y
Sergio Pedreiro	5,749	2,799	N	July 2028
Jerome A. Peribere	5,749	12,485	Y
Janice J. Teal	5,749	39,629	Y
Scott Tozier	5,749	1,153	N	April 2029

(1)
Under Ashland’s stock ownership guidelines, each non-employee director is required to own at least five times the annual cash retainer in the amount of $100,000. The number shown in this column represents the number of shares each non-employee director is required to own, calculated using the $86.97 share price of Ashland Common Stock as of September 30, 2024.
(2)
The number shown in this column represents the total number of shares of Ashland Common Stock held by each non-employee director as of September 30, 2024. For purposes of Ashland’s stock ownership guidelines, “ownership” includes unvested restricted stock and/or restricted stock units.
(3)
Includes unvested restricted stock units in the amount of 1,921 for Messrs. Bishop, Chattopadhyay, Joseph, Pedreiro and Peribere and Mses. Harrison and Main and Dr. Teal, and 1,153 for Mr. Tozier, and 1,019 for Dr. Kulkarni.

2024 director compensation table

The following table provides the compensation paid to Ashland’s non-employee directors for fiscal 2024:

Name	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	All Other Compensation ($)	Total ($)

Susan L. Main	130,343	149,958	—	280,301
Steven D. Bishop	100,000	149,958	—	249,958
Sanat Chattopadhyay	88,425	149,958	—	238,383
Suzan F. Harrison	110,343	149,958	—	260,301
Wetteny Joseph	100,000	149,958	—	249,958
Sergio Pedreiro	113,791	149,958	—	263,749
Jerome A. Peribere	115,000	149,958	—	264,958
Janice J. Teal	115,000	149,958	—	264,958
Scott A. Tozier	46,154	106,951	—	153,105
Ashish K. Kulkarni	40,385	98,313	—	138,698
Brendan M. Cummins(1)	35,701	—	—	35,701
Jay V. Ihlenfeld(1)	41,909	—	—	41,909

(1)
Mr. Cummins and Dr. Ihlenfeld did not stand for re-election at the Annual Meeting on January 23, 2024.

(2)
Mr. Tozier and Dr. Kulkarni received prorated fees based on their appointment dates of April 15, 2024 and May 6, 2024, respectively. For fiscal 2024 Dr. Teal and Messrs. Bishop, Chattopadhyay and Ms. Harrison each elected to defer all of their fees into the Directors’ Deferral Plan.
(3)
The values reported in this column represent the aggregate grant date fair value of restricted stock unit awards granted in fiscal 2024 computed in accordance with FASB ASC Topic 718. These restricted stock unit awards do not require assumptions in computing their grant date fair value under generally accepted accounting principles. The number of restricted stock unit awards received is rounded down to the nearest whole share. Other than Mr. Tozier and Dr. Kulkarni, each continuing non-employee director received a grant of 1,897 restricted stock units of Ashland Common Stock in the Directors’ Stock Plan on

14 / ashland.com 2025

director compensation

January 23, 2024. The grant date fair value per share of each restricted stock unit was $79.05 per share of Ashland Common Stock.

Mr. Tozier received a pro-rated grant of 1,143 restricted stock units rounded down to the nearest whole share of Ashland Common Stock in the Directors’ Stock Plan on April 15, 2024, with a grant date fair value per share of restricted stock unit of $93.57 per share of Ashland Common Stock.

Dr. Kulkarni received a pro-rated grant of 1,010 restricted stock units rounded down to the nearest whole share of Ashland Common Stock in the Directors’ Stock Plan on May 6, 2024, with a grant date fair value per share of restricted stock unit of $97.34 per share of Ashland Common Stock.

2025 proxy statement / 15

director diversity, skills and qualifications

director diversity, skills and qualifications

The G&N Committee identifies, evaluates, and recommends to the Board qualified director candidates to be nominated for election at each annual meeting of stockholders. The G&N Committee selects each director nominee based on the nominee’s skills, achievements and experience. The G&N Committee reviews all director candidates in accordance with its charter and Ashland’s Corporate Governance Guidelines and will identify qualified individuals consistent with criteria approved by the Board. The G&N Committee has sole discretion and authority to retain, compensate, and terminate independent professional search firms to identify and suggest director candidates from time to time. During fiscal year 2024, the G&N Committee retained Egon Zehnder, an independent executive search firm, to assist with its director search. As a result, Ashish K. Kulkarni, Ph.D. was identified by Egon Zehnder and recommended by the G&N Committee to be elected to the Board in May 2024. Scott A. Tozier, who was elected to the Board in April 2024, was brought to the attention of the G&N Committee by a non-management member of the Board.

Stockholders may also recommend director candidates by providing prior written notice to the G&N Committee. Page 77 of this Proxy Statement provides important information for stockholders seeking to submit a potential candidate or candidates for consideration for election at the 2026 Annual Meeting.

board diversity and tenure

Our Board strives to maintain an independent and diverse group of qualified director nominees that bring diverse backgrounds and viewpoints and that reflect the diversity of our stockholders, employees, customers, guests and communities. The following charts provides the gender and racial/ethnic diversity and years of tenure of our director nominees. More information about our director nominees can be found on page 20.

director nominee skills and qualifications

The G&N Committee strives to select individuals as director nominees who exhibit the highest personal and professional integrity, who have demonstrated exceptional ability and judgment and who shall be most effective in serving the interests of Ashland’s stockholders. The following matrix identifies certain skills and experience that the G&N Committee and the Board believe that the Board, as a collective group must have for the effective oversight of Ashland and our strategy. The table is intended to serve as a high-level summary and not an exhaustive list of each director nominee's skills, capabilities or contributions to the Board. The biographies of the director nominees on page 20 includes more information about our directors’ relevant skills, experience and qualifications.

16 / ashland.com 2025

director diversity, skills and qualifications

experience and skills relevant to oversight and governance
CEO experience: past or current experience serving as a public company CEO corporate governance: governance expertise gained through board service or experience as a public company executive financial/accounting: experience in a financial leadership role (i.e., CFO, CAO, Controller, etc.) requiring an understanding of financial statements, financial reporting, financial transactions, and capital allocation cybersecurity and information technology: experience overseeing an information technology program and managing cybersecurity risks legal/regulatory/public policy: experience with governmental regulations applicable to the company’s industry, experience in legal and regulatory compliance, lobbying, advocacy and government relations experience and skills relevant to oversight of our strategy
chemicals industry: demonstrated experience working the in the chemicals industry manufacturing/operational experience: senior leadership experience managing and/or overseeing the manufacturing operations/supply chain of a private or public company global business strategy and management: experience driving business success in global markets, with an understanding of global issues that affect our company business development, M&A: experience leading growth through acquisitions and other business combinations sales and marketing: senior level experience managing sales and marketing strategies relevant to our business sustainability: experience in operating a sustainable business and/or the oversight of environmental matters and corporate responsibility technology & innovation: experience developing and assessing new product designs and technological trends and/or efficiency improvements through technology investor engagement: experience communicating with analysts and shareholders human capital management: experience in organizational management and talent development, compensation matters and oversight of social issues, such as diversity and inclusion

2025 proxy statement / 17

director diversity, skills and qualifications

18 / ashland.com 2025

proposal one — election of directors

overview

Stockholders are being asked to elect nine directors. The nine individuals nominated by the Board for election as directors at the 2025 Annual Meeting are Steven D. Bishop, Sanat Chattopadhyay, Suzan F. Harrison, Ashish K. Kulkarni, Susan L. Main, Guillermo Novo, Sergio Pedreiro, Jerome A. Peribere and Scott A. Tozier, Wetteny Joseph and Janice J. Teal are not standing for re-election at the Annual Meeting, and as a result, on November 13, 2024, the Board reduced the size of the Board from eleven to nine, effective immediately after the Annual Meeting.

Each of the director nominees satisfies the independence criteria set forth in the corporate governance standards of the New York Stock Exchange, other than Mr. Novo, Ashland’s Chair of the Board and Chief Executive Officer.

required vote

As provided under Article V of Ashland’s Certificate of Incorporation, the affirmative vote of a majority of votes cast with respect to each director nominee will be required for the nominee to be elected. A majority of votes cast means that the number of votes cast “for” a director nominee must exceed the number of votes cast “against” that director nominee. Abstentions and broker non-votes will not be counted as votes cast either for or against the nominees and will have no effect on the election of nominees.

Pursuant to Ashland’s Certificate of Incorporation, any nominee who is serving as a director at the time of an uncontested election who fails to receive a greater number of votes “for” his or her election than votes “against” his or her election shall submit an offer to resign from the Board no later than two weeks after the certification of the stockholder vote. Pursuant to the Board of Directors’ resignation policy, which is included in Ashland’s Corporate Governance Guidelines and published on Ashland’s website (http://investor.ashland.com)), the Board will decide, through a process managed by the G&N Committee, whether to accept the resignation within 90 days following the date of the stockholder meeting. The Company will then promptly disclose the Board’s decision and reasons therefor. As a condition to his or her nomination, each person nominated by the G&N Committee must agree in advance to abide by the policy. All nine of your Board’s director nominees have agreed to abide by the policy.

If you submit a validly executed proxy card or voting instruction form but do not specify how you want to vote your shares with respect to the election of directors, then your shares will be voted in line with the Board’s recommendation with respect to the proposal, i.e., FOR the nine nominees proposed by your Board and named in this Proxy Statement. Should any of your Board’s nominees be unable or unwilling to stand for election at the time of the Annual Meeting, the proxies named on your proxy card may vote for a replacement nominee recommended by the Board, or the Board may reduce the number of directors to be elected at the Annual Meeting. At this time, the Board knows of no reason why any of the Board’s nominees would not be able to serve as a director if elected.

The Board of Directors unanimously recommends that stockholders vote FOR each of our nine nominees for director.

2025 proxy statement / 19

director nominees

The following sets forth information as to each director nominee for election, including their age, experience (including principal occupation during the past five years, current public company directorships and public company directorships held during the past five years), and qualifications:

Steven D. Bishop
principal occupation: Independent Director director since: 2022 age: 60 independent: Yes professional experience:

Steven D. Bishop, retired from Procter & Gamble (NYSE: PG) in 2022 as Chief Executive Officer of Procter and Gamble Healthcare, a role that he held since 2019. Mr. Bishop joined Procter & Gamble in 1986 and spent nearly 36 years with Procter & Gamble in various senior leadership roles, including Group President from 2015 to 2018.

education:

Mr. Bishop holds a Bachelor of Science degree in Agricultural Economics from Purdue
University.

other public company boards:

None

director qualifications:

Mr. Bishop has significant knowledge and expertise in global P&L management, strategy development, innovation, marketing and brand management, operations, and organization development across varying countries and cultures, including public company chief executive officer experience.

board committees:

o
Compensation Committee
o
Environmental, Health, Safety and Quality Committee

Sanat Chattopadhyay
principal occupation: Executive Vice President and President, Merck & Co., Inc. director since: 2023 age: 65 independent: Yes professional experience:

Sanat Chattopadhyay is the Executive Vice President and President, Manufacturing
Division of Merck & Co. (“Merck”) (NYSE: MRK), a global biopharmaceutical company, a position he has held since 2016. From 2009 to 2016, Mr. Chattopadhyay served as the Senior Vice President of Operations at Merck. Prior to joining Merck, Mr.
Chattopadhyay served in various senior executive roles at Wyeth Pharmaceuticals.

education:

Mr. Chattopadhyay holds a Bachelor of Science degree in Chemical Engineering from Jadavpur University, Kolkata, India and a post-graduate degree in Industrial Engineering from the Indian Institute of Management (IIM Mumbai), formerly known as the National Institute for Training in Industrial Engineering (NITIE Mumbai).

other public company boards:

None.

director qualifications:

Mr. Chattopadhyay brings extensive leadership and business knowledge and experience, including, but not limited to, experience in international business operations, global supply chain management, innovation, P&L management, mergers and acquisitions and strategy development and execution.

board committees:

o
Environmental, Health, Safety and Quality Committee
o
Governance and Nominating Committee

20 / ashland.com 2025

director nominees

Suzan F. Harrison
principal occupation: Independent Director director since: 2022 age: 67 independent: Yes professional experience:

Suzan F. Harrison retired from the Colgate Palmolive Company (NYSE: CL) in 2019 as
President of Global Oral Care. From 1983 to 2019, Ms. Harrison held a variety of senior leadership positions at Colgate Palmolive including as President of Hill’s Pet Nutrition
Inc. North America from 2009 to 2011.

education:

Ms. Harrison holds a Bachelor of Science degree in marketing and business from
Binghamton University and a Master of Business Administration from the New York
University’s Stern School of Business.

other public company boards:

Since May 2017, Ms. Harrison has served on the Board of Archer-Daniels-Midland (NYSE: ADM) and as Chair of the Sustainability and Technology Committee and as a member of the Audit Committee. Ms. Harrison also serves on the Board of Smurfit Westrock plc (NYSE: SW) and as a member of the Audit Committee and the Nominating and Corporate Governance Committee, roles she has held since January 2020.

director qualifications:

Ms. Harrison has extensive global business experience, consumer markets experience, as well as innovation experience and risk management experience. Ms. Harrison also brings significant experience gained from service on the board of directors of other public companies.

board committees:

o
Compensation Committee
o
Governance and Nominating Committee

Ashish K. Kulkarni, Ph.D.
principal occupation: Chief Executive Officer of Kebotix, Inc. director since: 2024 age: 55 independent: Yes professional experience:

Dr. Ashish K. Kulkarni has served as the Chief Executive Officer of Kebotix, Inc., a startup company focused on commercializing artificial intelligence methods into new material commercialization since 2022. From 2020 to 2022, Dr. Kulkarni served as Executive Vice President and Chief Innovation Officer of GAF. From 2016 to 2019, Dr. Kulkarni served as the Executive Vice President and Chief Technology and Innovation Officer of Avantar, Inc. (NYSE: AVTR), a global manufacturer and distributor in the biopharmaceutical, healthcare, education and government and advanced technologies and applied materials industries. From 2010 to 2016, Dr. Kulkarni was Chief Technology and Innovation Officer of Celanese Corporation (NYSE: CE). Dr. Kulkarni also held various leadership positions at United Technologies Corporation, American Standard and General Electric (NYSE: GE).

education:

Dr. Kulkarni holds a Ph.D. in Chemical Engineering and a Master of Science in Chemical Engineering from Rensselaer Polytechnic Institute.

other public company boards:

None.

director qualifications:

Dr. Kulkarni brings significant experience over a 28-year career, in innovation models and methods, R&D, strategic planning, technology including cybersecurity, artificial intelligence and robotics technologies for materials, business transformation credentials, and diversity.

board committees:

o
Compensation Committee
o
Environmental, Health, Safety and Quality Committee

2025 proxy statement / 21

director nominees

Susan L. Main
principal occupation: Independent Director director since: 2017 age: 66 independent: Yes professional experience:

Susan L. Main retired from Teledyne Technologies Incorporated (NYSE: TDY) in 2023 as Senior Vice President and Chief Financial Officer. Prior to becoming Chief Financial
Officer, she was Vice President and Controller of Teledyne for eight years. From 1999 to 2004, Ms. Main served as Vice President and Controller for Water Pik Technologies,
Inc. She also held numerous financial roles at the former Allegheny Teledyne
Incorporated in its government, industrial and commercial segments.

education:

Ms. Main holds a Bachelor of Arts degree in Business Administration, with an emphasis in accounting, from California State University, Fullerton.

other public company boards:

Since September 2023, Ms. Main has served on the Board of Allegion PLC (NYSE: ADM) and as Chair of the Audit and Finance Committee. Ms. Main previously served on the Board of Garrett Motion Inc. (NASDAQ: GTX) from 2018 to 2021.

director qualifications:

Ms. Main brings significant management and public company financial experience and knowledge to the Board in the areas of operations, risk oversight and corporate governance. Ms. Main is also an expert in accounting and financial reporting and has significant knowledge and experience in accounting, finance and internal control over financial reporting in a public company environment. Ms. Main also brings significant experience gained from service on the board of directors of other public companies.

board committees:

o
Compensation Committee (Chair)
o
Governance and Nominating Committee

Guillermo Novo
principal occupation: Chair of the Board and Chief Executive Officer of Ashland Inc. director since: 2019 age: 62 independent: No professional experience:

Guillermo Novo is Chief Executive Officer of Ashland since December 2019 and has served as Chair of the Board since May 2019. Prior to joining the Company, Mr. Novo served on the Board of Versum Materials, Inc. (NYSE: VSM), and as the President and
Chief Executive Officer from 2016 to 2019. From 2014 to 2016, Mr. Novo was the
Executive Vice President, Materials Technologies, of Air Products and Chemicals, Inc.
(“Air Products”) (NYSE: APD). Mr. Novo joined Air Products in September 2012 as
Senior Vice President Electronics, Performance Materials, Strategy and Technology.
Prior to joining Air Products, Mr. Novo was Group Vice President of Dow Chemical
Company (NYSE: DOW). Mr. Novo began his career in 1986 with Rohm and Haas Company (which merged with Dow in 2009) and served in various executive roles for 24 years.

education:

Mr. Novo holds a Bachelor of Science degree in industrial engineering from the
University of Central Florida and a Master of Business Administration from the
University of Michigan.

other public company boards:

Since February 2021, Mr. Novo has served on the Board of PPG Industries, Inc. (NYSE: PPG) and as Chair of the Audit Committee and as a member of the Human Capital Management and Compensation Committee. Mr. Novo previously served on the
Board of Versum Materials Inc. (NYSE: VSM) from September 2016 to October 2019 and on the Board of Bemis Company Inc. (NYSE: BMS) and as a member of the
Compensation, Nominating and Governance Committee from March 2018 to May 2019.

director qualifications:

Mr. Novo brings over thirty years of leadership experience in the specialty materials and specialty chemicals industries. With his public company and leadership roles, he brings significant experience and knowledge to the Board in the areas of business strategy, business operations, manufacturing, finance, accounting, risk oversight and corporate governance. Mr. Novo also brings significant experience gained from service on the board of directors of other public companies.

22 / ashland.com 2025

director nominees

Sergio Pedreiro
principal occupation: Chief Financial Officer, New Wave Tech SA director since: 2023 age: 59 independent: Yes professional experience:

Sergio Pedreiro is the Chief Financial Officer of New Wave Tech SA since December 2022. Mr Pedreiro retired from Revlon, Inc. in 2020 as the Chief Operating Officer. From
2015 to 2019, Mr. Pedreiro served as the Chief Executive Officer of Estre Ambiental
S.A. (NASDAQ: ESTRF) a waste management company in Brazil. From 2009 to 2014,
Mr. Pedreiro served as the Chief Financial Officer of Coty Inc. (NYSE: COTY).

education:

Mr. Pedreiro holds a Bachelor of Science degree in Aeronautical Engineering from
Instituto Tecnológico de Aeronáutica (ITA) in Brazil, and a Master of Business
Administration from Stanford University.

other public company boards:

Since May 2022, Mr. Pedreiro has served on the Board of Eve Holding Inc. (NYSE: EVEX) a subsidiary of Embraer focused on advancing urban air mobility based on electric vertical-takeoff- and- landing vehicles (eVTOLs), and as Chair of the Audit Committee. Mr. Pedreiro previously served on the Board of Estre Ambiental, Inc. (NASDAQ: ESTRF) from January 2012 to March 2021.

director qualifications:

Mr. Pedreiro has more than 20 years of experience in executive positions in international finance and business administration. Mr. Pedreiro is also an expert in accounting and financial reporting and has significant knowledge and experience in accounting, finance and internal control over financial reporting in a public company environment. Mr. Pedreiro also brings significant experience gained from service on the board of directors of other public companies.

board committees:

o
Audit Committee (Chair)
o
Compensation Committee

Jerome A. Peribere
principal occupation: Independent Director director since: 2018 age: 70 independent: Yes professional experience:

Mr. Peribere retired from Sealed Air Corporation (NYSE: SEE) in December 2017 as President and Chief Executive Officer. Prior to becoming President and Chief Executive Officer, he was the President and Chief Operating Officer of Sealed Air. Prior to joining Sealed Air, Mr. Peribere worked at The Dow Chemical Company (NYSE: DOW) from 1977 to 2012. Mr. Peribere served in multiple managerial roles with Dow, including as Executive Vice President of Dow and President and Chief Executive Officer, Dow Advanced Materials, a unit of Dow, from 2010 to 2012.

education:

Mr. Peribere holds a degree in business economics and finance from the Institut D’Études Politiques in Paris, France.

other public company boards:

Since May 2013, Mr. Peribere has served on the Board of Xylem Inc. (NYSE: XYL) and as Chair of the Nominating and Governance Committee. Mr. Peribere previously served on the Board of Sealed Air Corporation (NYSE: SEE) from 2012 to 2017.

director qualifications:

Mr. Peribere has significant management and chemical industry experience. Mr. Peribere also has extensive experience in the areas of finance, international business operations, safety, environmental compliance, risk oversight and corporate governance. Mr. Peribere is also an expert in accounting and financial reporting and has significant knowledge and experience in accounting, finance and internal control over financial reporting in a public company environment. Mr. Peribere also brings significant experience gained from service on the board of directors of other public companies.

board committees:

o
Governance and Nominating Committee (Chair)
o
Audit Committee

2025 proxy statement / 23

director nominees

Scott A. Tozier
principal occupation: Strategic Advisor to the Chief Executive Officer of Albemarle Corporation director since: 2024 age: 58 independent: Yes professional experience:

Scott A. Tozier is the Strategic Advisor to the Chief Executive Officer of Albemarle Corporation (NYSE: ALB), a specialty chemicals manufacturing company, a role he has held since 2023. From 2011 to 2023, Mr. Tozier served as Executive Vice President and Chief Financial Officer of Albemarle Corporation.

education:

Mr. Tozier holds a Bachelor of Business Administration in Accounting and Information Systems Analysis and Design from the University of Wisconsin and a Master of Business Administration with an emphasis in Corporate Strategy and Finance from the University of Michigan.

other public company boards:

Since May 2024, Mr. Tozier has served on the Board of International Paper (NYSE: IP) and as a member of the Audit and Finance Committee and the Public Policy and Environment Committee. Mr. Tozier previously served on the Board of Garrett Motion Inc. (NASDAQ: GTX) and as Chair of the Audit and Finance Committee and a member of the Executive Compensation Committee from October 2018 to April 2021.

director qualifications:

Mr. Tozier brings significant experience over a 30-year career, in accounting, audit, corporate finance, risk management and executive leadership.

board committees:

o
Environmental, Health, Safety and Quality Committee
o
Audit Committee

24 / ashland.com 2025

executive officers

J. Kevin Willis
Senior Vice President and Chief Financial Officer

Mr. Willis, age 59, is Senior Vice President and Chief Financial Officer of Ashland, a position he has held since May 2013.

Mr. Willis holds a Bachelor of Science degree in accounting from Eastern Kentucky University and a Master of Business Administration from the Kellogg School of Management at Northwestern University.

Dr. Osama M. Musa
Senior Vice President and Chief Technology Officer

Dr. Musa, age 56, is Senior Vice President of Ashland, a position he has held since 2018 and Chief Technology Officer, a position he has held since 2016.

Dr. Musa holds a Ph.D. in organic chemistry from Wayne State University, where he also completed a post- doctoral fellowship. In addition, he received an M.S. in macromolecular chemistry from the University of Detroit Mercy, an M.S. degree in heterocyclic organic chemistry from the University of Jordan, and a B.S. in chemistry from Yarmouk University in Jordan.

Alessandra Faccin Assis
Senior Vice President and General Manager, Life Sciences and Intermediates

Ms. Faccin, age 46, is Senior Vice President and General Manager, Life Sciences and Intermediates of Ashland, a position she has held since June 2024. Prior to joining Ashland, Ms. Faccin served as President, Asia Pacific at Sealed Air Corporation from December 2021 to June 2024. She also served as Vice President, Treasurer from August 2020 to December 2021 and Vice President and General Manager, Product Care North America from January 2018 to July 2020. Ms. Faccin joined Sealed Air Corporation in 2013, and held multiple senior leadership positions, including head of corporate financial planning and analysis. She has also head a variety of positions at Dow Chemical and Rohm and Haas.

Ms. Faccin holds a Bachelor of Science degree in Business Administration from Fundação Getúlio Vargas in Brazil, and an Executive Master of Business Administration from Universidade de São Paulo in Brazil.

25 / ashland.com 2025

executive officers

James P. Minicucci
Senior Vice President and General Manager, Personal Care

Mr. Minicucci, age 42, is Senior Vice President and General Manager, Personal Care of Ashland, a position he has held since April 2024. Previously, Mr. Minicucci served as Senior Vice President, Strategy, Mergers and Acquisitions, and Portfolio Management from May 2023 to May 2024. Previously, Mr. Minicucci served as the Senior Vice President and Global Head Specialty Gasesat MERCK KGaA, Darmstadt, Germany from October 2019 to May 2023. Prior to that he served as Vice President and General Manager of Process Materials, Asia at Versum Materials from October 2016 to October 2019.

Mr. Minicucci holds a Bachelor of Science and a Master of Science degree in Chemical Engineering from Northeastern University.

Dago Caceres
Senior Vice President and General Manager, Specialty Additives

Mr. Caceres, age 52, is Senior Vice President and General Manager, Specialty Additives of Ashland, a position he has held since April 2024. Previously, Mr. Caceres served as global strategy director, IFF Pharma Solutions, from February 2021 to April 2024. He served as global strategic marketing leader, DuPont from August 2019 to February 2021. He has also held a variety of leadership positions and has extensive experience working with chemical and science-driven companies, including Dow Chemical, FMC BioPolymer, and Rohm and Hass.

Mr. Caceres holds a Bachelor of Science degree in Chemical Engineering from the National University of Colombia and a Master of Business Administration in International Business and Marketing from the Moore Schools of Business at the University of South Carolina.

Karl Bostaph
Senior Vice President, Operations

Mr. Bostaph, age 60, is Senior Vice President, Operations of Ashland, a position he has held since August 2023. Previously, Mr. Bostaph served as Vice President, Global Manufacturing and Engineering Ashland from November 2018 to August 2023. He joined Ashland in 2008 and has over 37 years of experience in the chemicals industry.

Mr. Bostaph holds a Bachelor of Science degree in chemistry and chemical engineering from the University of Pittsburgh.

26 / ashland.com 2025

executive officers

Robin E. Lampkin
Senior Vice President, General Counsel and Secretary

Ms. Lampkin, age 61, is Senior Vice President, General Counsel and Secretary of Ashland, positions she has held since August 2023. Previously, Ms. Lampkin served as Vice President, Associate General Counsel, Chief Compliance Officer from January 2021 to August 2023. Prior to that, Ms. Lampkin served as Assistant General Counsel for Ashland’s Environmental, Product Regulatory, Trade and Governmental Affairs from January 2019 to January 2021. Ms. Lampkin joined Ashland in 1991 and during her 32-year tenure has held multiple leadership roles and has been active in tort litigation and global environmental regulatory and remediation.

Ms. Lampkin holds a Bachelor of Arts in Criminology and a Juris Doctorate from Ohio State University.

Eileen Drury
Senior Vice President and Chief Human Resources Officer

Ms. Drury, age 56, is Senior Vice President and Chief Human Resources Officer of Ashland, a position she has held since November 2021. Previously, Ms. Drury held multiple leadership roles at Ashland, including Vice President Human Resources from August 2020 to November 2021 and Director, Human Resources from April 2019 to August 2020. Ms. Drury also served as an HR Business Partner for various groups within Ashland from 2011 to 2019.

Ms. Drury holds a Master of Arts in Business Administration and Management and a Bachelor of Arts from Fairleigh Dickinson University.

Eric N. Boni
Vice President, Finance and Principal Accounting Officer

Mr. Boni, age 55, is Vice President, Finance and Principal Accounting Officer of Ashland, a position he has held since January 2020. Previously, Mr. Boni served as Vice President, Finance from January 2019 to January 2020 and Vice President, Finance and Treasurer from September 2016 to January 2019.

Mr. Boni holds a Bachelor of Science degree in finance from Miami (Ohio) University and a Master of Business Administration in finance and decision and information systems from Indiana University.

2025 proxy statement / 27

compensation discussion and analysis

This Compensation Discussion and Analysis (“CD&A”) provides a detailed description of our executive compensation philosophy and programs and the compensation decisions made by the Compensation Committee under those programs. This CD&A focuses on the compensation of our named executive officers (“NEOs”) for fiscal 2024, who were:

Name	Title
Guillermo Novo	Chair of the Board and Chief Executive Officer (“CEO”)
J. Kevin Willis	Senior Vice President and Chief Financial Officer (“CFO”)
Alessandra Faccin Assis	Senior Vice President and GM, Life Sciences and Intermediates
Dr. Osama M. Musa	Senior Vice President and Chief Technology Officer
Karl Bostaph	Senior Vice President Operations & Manufacturing
Min S. Chong(1)	Former, Senior Vice President and GM Personal Care and Specialty Additives

(1)
In connection with a corporate reorganization, Mr. Min S. Chong was separated from the Company on April 30, 2024 and entered into a Separation and General Release Agreement (the “Separation Agreement”) with the Company as described herein.

fiscal year 2024 performance highlights and financial results

Key financial results for fiscal 2024 include:

o
Operating loss of $26 million in 2024 compared to operating income of $172 million in 2023
o
Income from continuing operations of $199 million in 2024 compared to $168 million in 2023
o
Net income of $169 million in 2024 compared to $178 million in 2023
o
Adjusted EBITDA of $459 million in 2024 and 2023(1)

(1) Adjusted EBITDA is a non-GAAP financial measure that is reconciled to net income in Appendix A.

In fiscal 2024, Ashland continued to experience a difficult operating environment. Markets did not recover to the levels anticipated at the beginning of the year and our full-year results reflected the widely discussed short-to-medium-term industry and macroeconomic challenges (including economic volatility, political instability and more) faced by Ashland’s commercial segments. Despite these challenges, overall Adjusted EBITDA remained flat with the prior year as the Ashland team successfully managed through market fluctuations, economic volatility, political instability and proactively took actions to manage production and reduce inventory levels, and drive stronger free cash flow generation versus the prior fiscal year.

As a result, Ashland achieved moderate success towards performance outcomes for the fiscal year 2024 annual incentive plan but did not meet some of the desired results for long-term performance grants with performance periods ending in 2024, with significantly reduced incentives earned under that program.

2025 proxy statement / 28

compensation discussion and analysis

These outcomes reflect our Compensation Committee’s commitment to designing an executive compensation program that aligns NEO compensation with Company performance and results for our stockholders.

(In millions) $	2024	2023	2022

Sales
Life Science	$810	$869	$815
Personal Care	634	598	678
Specialty Additives	572	600	719
Intermediates	144	185	256
Intersegment sales	(47)	(61)	(77)
	$2,114	$2,191	$2,391
Operating Income (Loss)
Life Sciences	$168	$172	$155
Personal Care	73	52	102
Specialty Additives	(32)	10	103
Intermediates	29	50	87
Unallocated and other	(264)	(112)	(114)
	$(26)	$172	$333
EBITDA(1)
Life Sciences	$229	$241	$218
Personal Care	152	137	186
Specialty Additives	89	86	184
Intermediates	42	63	100
Unallocated and other(2)	(264)	(112)	(114)
	$248	$415	$574
Adjusted EBITDA(1)
Life Sciences	$230	$247	$218
Personal Care	164	137	186
Specialty Additives	99	94	185
Intermediates	42	63	100
Unallocated and other	(76)	(82)	(99)
	$459	$459	$590

(1) EBITDA and Adjusted EBITDA are non-GAAP financial measures and are reconciled to net income for Ashland and operating income for each business unit in Appendix A.

(2) Excludes income (loss) from discontinuing operations and other net periodic benefit loss (income).

2025 proxy statement / 29

compensation discussion and analysis

compensation philosophy

Our executive compensation program is designed to create a pay-for-performance culture by aligning compensation to the achievement of our financial and strategic objectives and our stockholders’ interests. We strive to provide our NEOs with a compensation package that is aligned with our Compensation Peer Group (as defined below), with the expectation, based on a comparison to executives in the Compensation Peer Group and a review of other competitive market information, that above-target performance will result in above-median pay and below-target performance will result in below-median pay. The Compensation Committee annually reviews the base salaries and the annual and long-term target incentive opportunities of our NEOs to determine whether these programs competitively reward our NEOs for their services.

The primary objectives of our executive compensation program and the guiding principles for setting and awarding executive compensation are to:

Align the interests of management with our stockholders

To closely align the interests of management with the interests of our stockholders, a significant portion of each executive’s compensation is equity-based and is linked to building long-term stockholder value through the achievement of Ashland's financial and strategic objectives.

Provide incentive compensation that promotes desired behavior without encouraging unnecessary and excessive risk

Incentive compensation should help drive business strategy. The compensation program should encourage both the desired results and the right behaviors. It should help drive business strategy and strike a balance between short-term and long-term performance, while incorporating risk-mitigating design features so that unnecessary or excessive risk is not encouraged.

Attract, retain and motivate executive talent by providing competitive levels of salary and target total pay

Compensation should be competitive with those organizations with which we compete for top talent and attract and retain executive officers with the skills, experience and motivation to achieve stated Company objectives.

Integrate with our performance management process of goal-setting and formal evaluation	Target-level goals should be aligned with the annual operating plan and be considered stretch yet achievable, based on an annual assessment of business conditions for the performance period.

30 / ashland.com 2025

compensation discussion and analysis

compensation governance practices

Our Compensation Committee intends to compensate our NEOs consistent with the objectives and design principles previously outlined. We have adopted the following compensation practices, which are intended to promote strong corporate governance and alignment with stockholder interests:

Independence of Committee Members

The Compensation Committee members satisfy both the NYSE’s general independence standards for directors as well as its heightened standards for service on a Compensation Committee, are “non-employee directors” under SEC rules and satisfy the requirements of an “outside director” for purposes of the Internal Revenue Code of 1986, as amended (the “Code”).

Independent Compensation Consultant	The Compensation Committee retains and annually reviews the independence of its compensation consultant.
Annual Risk Assessment

The Compensation Committee conducts an annual risk assessment of our executives, management, and designs plans and programs to ensure they are aligned with our compensation philosophy and do not encourage excessive risk taking.

Compensation at Risk	We grant a high percentage of at-risk compensation. We believe this is essential to creating a pay-for-performance culture.
Stock Ownership Guidelines

Our guidelines require executive officers to maintain an amount of equity equal to a multiple of base salary: (i) five times base salary for the CEO and (ii) three times base salary for all other Section 16 officers. Each officer is expected to achieve compliance with the guidelines by the fifth anniversary of the executive officer’s appointment.

Clawback Policy

Our Board of Directors has adopted a clawback policy in accordance with the rules of the New York Stock Exchange requirements, to recoup “excess” incentive compensation, if any, earned by current and former executive officers during a three year look back period in the event of a financial restatement due to material noncompliance with any financial reporting requirement under the securities laws (with no fault required) or for other fraud, material misrepresentation; material financial, reputational, or other harm; willful and material violations of code of conduct or other such policies; violation of restrictive covenants/agreements or other reasons for termination for cause.

Anti-Hedging and Pledging Policy	We prohibit our executive officers from hedging or pledging Ashland securities.
“Double triggers” in Change in Control Agreements and Salary Continuation Plan

The NEOs and other executive officers do not receive change in control cash severance unless their employment is terminated without cause (or by the executive for good reason) within a specified period following a change in control.

No Tax Gross-Ups on Change in Control Benefits	The NEOs and other executive officers are not entitled to tax gross ups in the event their change in control benefits are subject to “golden parachute” excise taxes under Section 280G of the Code.
Equity Incentive Compensation Plan Best Practices

Our Ashland Global Holdings Inc. 2021 Omnibus Incentive Compensation Plan includes many best practices for equity compensation programs, such as minimum vesting periods and the absence of single-trigger vesting.

2025 proxy statement / 31

compensation discussion and analysis

elements of compensation and link to company performance

primary compensation elements

We provide both fixed (salary) and variable (cash and equity incentive) compensation to our NEOs. The following table sets forth information regarding each of the three core elements of compensation for our NEOs in 2024, including a description of each element.

Compensation Element	Description
Base Salary	Fixed cash compensation based on each executive officer’s role, responsibilities, competitive market positioning, and individual performance.
Annual Incentive

Annual performance-based incentive cash compensation with target award amounts for each executive officer. Actual bonus amounts may be higher or lower than target based on the achievement of certain Company performance goals and individual performance.

Long-Term Incentive

Long-term incentives delivered through a blend of Performance Stock Units (“PSUs”) and Restricted Stock Units (“RSUs”). Actual performance incentive amounts may be higher or lower than target based on the achievement of certain Company performance goals.

The majority of our NEOs’ compensation is performance-based and not guaranteed. The following table summarizes the key elements of our executive compensation program and describes why each element is provided:

	Base Salary	Annual Incentive	PSUs	RSUs
Recipient	All NEOs

When Granted / Received or Reviewed	Reviewed annually	Annually for prior year performance	First quarter annually

Form of Delivery	Cash		Equity

Type of Performance	Short-term emphasis		Long-term emphasis

Performance Period	Ongoing	1 Year	3 Years

How Payout is Determined	Compensation Committee judgment based on review of market and other factors	Formulaic; Compensation Committee verifies performance before payout	Formulaic; Compensation Committee verifies performance before payout	Stock price on vest date

Most Recent Performance Measure	N/A	Adjusted EBITDA, Portfolio Restructuring and Innovation Revenue(1) with an EHS/ safety modifier	Return on Net Assets (“RONA”)(1) and relative Total Shareholder Return (“rTSR”)	Stock price appreciation

What is Incentivized	Balance against excessive risk taking	Deliver on annual strategic objectives	Deliver on long-term strategic objectives; outperform peers	Balance against excessive risk-taking and retention

(1)
Adjusted EBITDA and Innovation Revenue (new product sales), in each case, as used for purposes of our Annual Incentive Plan, and Adjusted RONA, as used for purposes of our Long-Term Incentive Performance Plan, are non-GAAP measures. Other than Adjusted RONA, a reconciliation of these measures to results in accordance with GAAP can be found in Appendix A. An additional performance metric (Portfolio Restructuring) was introduced in fiscal 2024 to focus on strategic restructuring efforts.

32 / ashland.com 2025

compensation discussion and analysis

overall pay mix

As illustrated in the charts below, we place a significant emphasis on performance-based compensation (annual and long-term) so that a substantial percentage of each NEO’s total direct target compensation is contingent on the successful achievement of our financial and strategic goals, in accordance with our compensation philosophy.

total direct compensation mix

fiscal year 2024 compensation structure decisions

Our Compensation Committee reviews the base salaries and the annual and long-term target opportunities of our NEOs annually to determine whether these programs competitively reward our NEOs for their services based on a comparison to executives in the Compensation Peer Group and a review of other competitive market information.

base salary

The Compensation Committee considers each NEO’s experience, proficiency, performance and potential to impact future business results, the NEO’s behavior measured against key competencies and corporate values and competitiveness in the market, in making base salary decisions.

The Compensation Committee also reviewed the market data provided by its independent compensation consultant, Meridian Compensation Partners, in connection with the compensation recommendations submitted by Mr. Novo for each NEO other than himself. The Compensation Committee increased the base salaries Messrs. Bostaph and Chong to recognize their additional responsibilities received during the fiscal year.

Base salaries, effective January 2024 (and for Ms. Faccin, June 2024 in connection with her hire) are as follows:

NEO	2023 Base Salary ($)	2024 Base Salary ($)	Change (%)

Guillermo Novo	1,128,500	1,128,500	0.0
J. Kevin Willis	630,270	630,270	0.0
Alessandra Faccin Assis	—	490,000	0.0
Osama M. Musa	509,430	509,430	0.0
Karl Bostaph (1)	360,390	396,430	10.0
Min S. Chong (2)	447,280	492,010	10.0

(1)
Mr. Bostaph’s base salary was adjusted in fiscal 2024 in connection with Mr. Bostaph’s additional responsibility to oversee the management of global sourcing and supply chain.

(2)
Mr. Chong’s base salary was adjusted in fiscal 2024 in connection with Mr. Chong’s additional responsibility to oversee the management of the Company’s Personal Care business unit in addition to Specialty Additives.

2025 proxy statement / 33

compensation discussion and analysis

annual and long-term incentive target opportunities

Each year, the Compensation Committee reviews the annual and long-term incentive target opportunities to ensure alignment with our compensation philosophy and competitive practice.

fiscal year 2024 incentive plan designs and performance-related payouts annual and long-term incentive metrics and goals

Based on a review of the annual and long-term financial goals, operational plans, strategic initiatives and the prior year’s actual results, the Compensation Committee annually approves the financial performance metrics that will be used to measure performance in our annual and long-term incentive arrangements as well as the relative weighting that will be assigned to each metric. The Compensation Committee then approves threshold, target and maximum performance levels for each performance metric. The Compensation Committee seeks to establish corporate performance goals that are challenging yet attainable.

For our fiscal 2024 Annual Incentive Plan (“Annual Incentive Plan”) and Long-Term Incentive Performance Plan (“LTIPP”), the Compensation Committee approved the following performance metrics in November 2023 for the reasons noted below:

Performance Metric	Reason for Selection
Adjusted Earnings Before Interest, Tax, Depreciation and Amortization (“EBITDA”)(1)	An indicator of Ashland’s • Profitability • Ability to optimize cash flow and stockholder value
Innovation Revenue(1)	• An important measurement of Ashland’s ability to generate revenue from new products introduced
Portfolio Restructuring	• Focus on strategic restructuring efforts to ensure product portfolio aligned with strategic direction
Environmental Health and Safety • Total Preventable Recordable Rate (“TPRR”) • Process Safety (“PSI”) • Spills and Releases (“EIC”) • Environmental, Social and Governance (“ESG”)	• Reflects the importance of environmental, social, governance and safety matters within Ashland

Return on Net Assets (“RONA”)(1)	• Measures results of capital allocation decisions
Relative Total Shareholder Return (“rTSR”)	• Measures performance against our Performance Peer Group and stockholder value creation

(1)
Adjusted EBITDA and Innovation Revenue, in each case, as used for purposes of our Annual Incentive Plan, and RONA, as used for purposes of our LTIPP, are non-GAAP measures. Other than RONA, a reconciliation of these measures to results in accordance with GAAP can be found in Appendix A.

adjustments to reported financial results

The Compensation Committee reviews our financial performance following the end of the fiscal year and determines the financial performance score. The Compensation Committee retains the authority to make adjustments to our reported financial results for items causing significant differences from assumptions contained in our annual operating plan which could include among other items certain environmental reserves, restructuring and severance costs for significant business model redesign events, unrealized gain on securities, accelerated amortization of debt issuance costs, debt financing costs, uncertain tax positions, other tax reform related activities and use of a constant foreign exchange rate (see appendix A). The Compensation Committee has adopted a set of guidelines to help it evaluate potential adjustments. Adjustments to reported financial results are intended to better reflect executives’ line of

34 / ashland.com 2025

compensation discussion and analysis

sight and ability to affect performance results, align award payments with decisions that support the annual operating plan, avoid artificial inflation or deflation of awards due to unusual or non-recurring items in the applicable period and emphasize long-term and sustainable growth.

fiscal year 2024 annual incentive plan design

For fiscal 2024, the NEOs, including the CEO, participated in the Annual Incentive Plan, which is designed to reward executives for the achievement of EBITDA growth, restructuring our portfolio and for delivering value through new product sales “Innovation Revenue” with an additional Environmental, Health and Safety (“EH&S”) modifier of up to +/- 10% of the target incentive.

NEO	Adjusted Company EBITDA	Innovation Revenue	Adjusted Business Unit EBITDA	Portfolio Optimization

Min S. Chong(1)	20%	20%	40%	20%
Alesandra Faccin Assis (2)	20%	20%	40%	20%
All Other NEOs	60%	20%	—	20%

(1)
Adjusted Business Unit EBITDA for Mr. Chong was based on the Specialty Additives, Personal Care and Intermediates segments. However, Mr. Chong, received a separation payment in lieu of a payment under the annual incentive plan pursuant to his severance agreement, also as described in more detail under the section titled Summary Compensation Table on page 45.
(2)
Adjusted Business Unit EBITDA for Ms. Faccin is based on the Life Sciences and Intermediates segments.

The fiscal 2024 goals for each metric were established as indicated below:

Corporate Performance Levels	Adjusted Company EBITDA ($, millions)	Adjusted Company EBITDA Payout Curve (%)	Innovation Revenue Sales ($, millions)	Innovation Revenue Sales Payout Curve (%)	Portfolio Optimization EBITDA ($, millions)	Portfolio Optimization Payout Curve (%)

Threshold	383.8	40	32.6	40	64.0	40
Target	479.7	100	43.5	100	80.0	100
Maximum	575.6	200	52.2	200	96.0	200

Life Sciences and Intermediates (1)(2) Performance Levels	Life Sciences Adjusted BU EBITDA ($, millions)	Life Sciences Adjusted BU Payout Curve (%)	Innovation Revenue Sales ($, millions)	Innovation Revenue Payout Curve (%)	Portfolio Optimization EBITDA ($, millions)	Portfolio Optimization Payout Curve (%)

Threshold	229.7	40	32.6	40	64.0	40
Target	287.1	100	43.5	100	80.0	100
Maximum	344.5	200	52.2	200	96.0	200

(1)
Adjusted Business Unit EBITDA targets were used to determine the bonus payout for Ms. Faccin as described in more detail under the section titled Summary Compensation Table on page 45. Mr. Chong, received a separation payment in lieu of a payment under the annual incentive plan, also as described in more detail under the section titled Summary Compensation Table on page 45. Management of Life Sciences and Intermediates business units transitioned to Ms. Faccin on June 10, 2024.
(2)
Company level Innovation Revenue and Portfolio Restructuring targets were used for the bonus payout for Ms. Faccin. Mr. Chong, received a separation payment in lieu of a payment under the annual incentive plan, as described in more detail under the section titled Summary Compensation Table on page 45 and is not included here.

2025 proxy statement / 35

compensation discussion and analysis

The named executive officers were also evaluated for performance against the EH&S metrics. Performance against the EH&S metrics may increase (or decrease) an executive’s annual incentive payout, calculated as described above, by up to 10% plus or minus the executive’s target bonus. However, the EH&S modifier may not increase the total annual incentive paid to any executive beyond 200% of target. For fiscal 2024, the Compensation Committee set EH&S targets in three areas with a fourth discretionary adjustment for sustainability, as described in the following table:

Metric	Corporate FY2024 Target(1)	Life Sciences and Intermediates FY2024 Target

Ashland (TPRR)	0.33	0.58
Ashland (Process Safety—PSI)	0.38	0.27
Ashland (Spills and Releases—EIC)	27	11

(1)
Targets were determined by assessing appropriate improvements versus prior year actual results as well as the three-year history of outcomes.

Using performance against goals as the starting point, the Compensation Committee uses its discretion when determining the modifier for an individual, team or Business Unit to reflect more closely:

o
the overall strength of the safety culture,
o
the seriousness of safety incidents,
o
quality performance, individual leadership, safety trends, etc.

fiscal year 2024 annual incentive performance

The table below shows the adjusted fiscal 2024 performance compared to the pre-established financial performance targets for Ashland Inc. and our Life Sciences and Intermediates business unit. Consistent with our compensation philosophy, when achievement is above or below target, compensation is also above or below target as illustrated below.

Corporate Performance Levels	Weighting	Target ($, millions)	Committee Adjusted Result ($, millions)	Payout (% of Target)

Adjusted Company EBITDA	60%	479.7	454.2	84
Innovation Revenue	20%	43.5	48.0	152
Portfolio Optimization	20%	80.0	81.2	108
EH&S Modifier	modifier	varies	varies	2.5
Combined Weighted Payout (% of Target)				104.8

Life Sciences & Intermediates Performance Levels	Weighting	Target ($, millions)	Committee Adjusted Result ($, millions)	Payout (% of Target)

Adjusted Business Unit EBITDA	40%	287.1	255.9	67.5
Adjusted Company EBITDA	20%	479.7	454.2	84
Innovation Revenue	20%	43.5	48.0	152
Portfolio Optimization	20%	80.0	81.2	108
EH&S Modifier	modifier	varies	varies	2.5
Combined Weighted Payout (% of Target)				98.1

36 / ashland.com 2025

compensation discussion and analysis

fiscal year 2024 annual incentive payout

Based on the performance outlined above, the Compensation Committee approved the following annual incentive payouts for the NEOs:

NEO	Annual Incentive Target ($)	Annual Incentive Target Earned (%)	EH&S Modifier Earned (%)	Annual Incentive Actual Payout ($)

Guillermo Novo	1,410,625	104.8%	2.5	1,477,772
J. Kevin Willis	567,243	104.8%	2.5	594,245
Alessandra Faccin Assis	318,500	98.1%	2.5	96,487
Osama M. Musa	382,073	104.8%	2.5	400,260
Karl Bostaph	257,680	104.8%	2.5	269,946
Min S. Chong (1)	319,807	—	—	—

(1)
Mr. Chong did not receive a payout under the Annual Incentive Plan. In connection with his separation from Ashland and pursuant to his separation agreement, Mr. Chong received a payment of $213,789, reflecting 100% of his Annual Incentive Plan target, prorated for his period of service to Ashland during the 2024 fiscal year (October 1, 2022 - April 30, 2024).

fiscal year 2024 equity grants

We typically grant annual equity awards during the first quarter of each fiscal year. The equity grant date is never selected or changed to result in a more favorable value of equity awards for executives. The Compensation Committee approved the annual grants shown in the table below during the first quarter of fiscal 2024.

NEO	Aggregate Target FY2024 Equity Award (% of Base Salary)	Aggregate Target FY2024 Equity Award ($)	Target FY2024 - 2026 PSUs (50% of Equity Award) ($)	Target FY2024- 2026 PSUs(1) (#)	Target RSU Award (50% of Equity Award) ($)	Target RSU Award (#)(1)

Guillermo Novo(2)	443%	5,000,000	3,000,000	39,396	2,000,000	26,264
J. Kevin Willis	225%	1,418,108	709,054	9,311	709,054	9,311
Alessandra Faccin Assis(3)	150%	-	-	-	-	-
Osama M. Musa	150%	764,145	382,073	5,017	382,073	5,017
Karl Bostaph	100%	396,430	198,215	2,603	198,215	2,603
Min S. Chong	150%	738,015	369,008	4,846	369,008	4,846

(1)
The number of units reflected here are based on the closing price per share of Ashland Common Stock on November 14, 2023 ($76.15).
(2)
Mr. Novo's award was not issued as an even split of PSUs and RSUs. The Board preferred to place a greater amount of his award tied directly to the company's performance. As such, his annual award was issued with 60% as PSUs, and 40% as RSUs.
(3)
Ms. Faccin was not employed by Ashland at time of annual grant.

fiscal year 2024-2026 PSU design

Our Long-Term Incentive Performance Plan (“LTIPP”) for our NEOs in fiscal 2024 was composed of 50% in the form of PSUs and 50% in the form of RSUs. This change in mix from 60% PSUs and 40% RSUs was made for 2024 only in recognition of a challenging market environment and unclear forecast at the time of grant. We grant executives a mix of equity award types to provide an effective balance between rewarding our NEOs for strong corporate performance and encouraging NEO retention. This design enhances the alignment of the executives’ interests and long-term strategies with those of our stockholders. LTIPP targets are expressed as a percentage of base salary and, in the case of PSUs and RSUs, the number of units awarded is determined by dividing the amount of the LTIPP target by the closing price of Ashland Common Stock on the grant date and rounding down to the nearest whole share.

2025 proxy statement / 37

compensation discussion and analysis

performance stock units (“PSUs”)

PSUs are designed to reward executives for achieving long-term performance that meets or exceeds pre-established performance metrics. PSUs vest in full at the end of the three-year performance period and the number of PSUs that can be earned by the NEOs depends upon the level of achievement against the pre-established performance metrics at the end of the performance period. PSUs issued prior to September 2024 are not entitled to receive dividend equivalents or to receive cash dividends during the performance period. After September 2024, dividend equivalents on PSUs are accumulated but only become payable if the underlying PSU vests. At the time of vesting, one share of Ashland Common Stock is issued for each PSU and any accrued dividend equivalents that were declared during the performance period.

restricted stock units (“RSUs”)

RSUs provide strong retentive value, while still providing alignment with stockholder value creation. Our annual RSU grants generally vest in equal installments on each anniversary of the date of grant over a three-year period. Dividend equivalents are accrued on outstanding RSUs at the same time and at the same rate as dividends are paid to stockholders. Dividend equivalents on RSUs are accumulated but only become payable if the underlying RSU vests. At the time of vesting, one share of Ashland Common Stock is issued for each RSU and any accrued dividend equivalents.

Our annual RSU grants generally vest in equal installments on each anniversary of the date of grant over a three-year period. Dividend equivalents are accrued on outstanding RSUs at the same time and at the same rate as dividends are paid to stockholders. Dividend equivalents on RSUs are accumulated but only become payable if the underlying RSU vests. At the time of vesting, one share of Ashland Common Stock is issued for each RSU and any accrued dividend equivalents.

In November 2023, the Compensation Committee reviewed and approved the performance metrics and target performance levels for the PSUs covering a performance period beginning October 1, 2023 and ending September 30, 2026 (the “2024-2026 PSUs”).

The structure for the 2024-2026 PSUs remains unchanged from prior programs and will be measured based on achievement against adjusted Return on Net Assets (“RONA”) and relative total stockholder return (“rTSR”) at the end of the performance period. Fifty percent (50%) of the PSUs will be earned based on the average of each fiscal year RONA final performance. Fifty percent (50%) of the PSUs will be earned based on Ashland’s rTSR performance versus the S&P400 at the end of fiscal year 2026. Depending on the level of performance against the RONA and rTSR metrics, NEOs can earn from 0% of the target number of PSUs to up to 200% of the target number of PSUs for above target performance.

Target performance against the rTSR metric is achieved for rTSR at the 50th percentile of the peer group. Due to the competitive sensitivity and the forward-looking nature of the RONA measure, Ashland does not disclose the target for the RONA metric for in-progress PSU programs. The Compensation Committee nonetheless views the RONA performance targets for the 2024-2026 PSUs as challenging to achieve and subject to performance risk. The RONA targets for the 2024-2026 PSUs will be disclosed in a future Ashland proxy statement reporting NEO compensation for the year in which the award has been earned.

fiscal year 2022-2024 PSUs performance results and payouts

In November 2021, the Compensation Committee established a three-year performance share unit program, covering a measurement period from October 1, 2021 to September 30, 2024 (the “2022-2024 PSUs”). The 2022-2024 PSUs could be earned based on achievement against two weighted performance metrics - RONA and rTSR.

The following table shows the performance objectives for each performance metric measured for the 2022-2024 PSUs, Ashland’s actual performance against those metrics, and the resulting payout as a percentage of the target performance:

38 / ashland.com 2025

compensation discussion and analysis

RONA and rTSR Performance Levels	Weighting	Target (%)	Adjusted Performance (%)	Payout (% of Target)

RONA	40%	17.1	11.6	—
rTSR	60%	50.0	32.0	64.3
Combined Weighted Payout (% of Target)				38.6

Based on the level of achievement against the performance metrics certified by the Compensation Committee in November 2024, the NEOs achieved 38.6% of target performance due to underachievement against the RONA and rTSR metrics. The following table provides, for each NEO, the number of 2022-2024 PSUs granted and the number and value of the 2022-2024 PSUs earned for the fiscal 2022-2024 performance period:

NEO	Number of PSUs Granted	Award % of Target	Number of Units Earned (#)	Payout Amount ($)(1)

Guillermo Novo	28,747	38.6%	11,096	854,751
J. Kevin Willis	9,031	38.6%	3,486	268,524
Alessandra Faccin Assis (2)	—	—%	—	—
Osama M. Musa	4,866	38.6%	1,878	144,684
Karl Bostaph	1,082	38.6%	418	32,172
Min S. Chong (3)	3,176	38.6%	1,226	94,434

(1)
Based on the closing price per share of Ashland Common Stock on November 18, 2024 ($77.03).
(2)
Ms. Faccin was hired on June 10, 2024 and was not eligible to receive a 2022 PSU award.
(3)
Mr. Chong's PSU grant was prorated from 3,889 to 3,176 to reflect his period of service to Ashland during the performance period (October 1, 2021 - April 30, 2024).

other compensation elements

retirement benefits

Ashland offers NEOs a combination of tax-qualified and non-qualified retirement plans that are designed to assist the NEOs in building savings for retirement over the term of their employment. A summary of our various plans is listed below.

The Company’s Employee Savings Plan is a tax-qualified vehicle which provides retirement benefits to the NEOs and their families. The benefits in this plan are available to most U.S.-based employees. The Company contributions, 4% match and base contribution of 4%, are funded to an external trust and are separate from the assets of Ashland and by law are protected from Ashland’s creditors.

The benefits that may be provided under the tax-qualified plan are limited by the IRS. This plan, standing alone, does not provide sufficient retirement income to the NEOs when compared to their pay as an active employee. To make up for this gap in potential replacement income in retirement, Ashland offers the NEOs non-qualified retirement plans that complement each other and the tax-qualified plan (non-qualified defined contribution plan and voluntary employee deferral plan).

Ashland has an unfunded, non-qualified defined contribution plan that provides a company contribution equivalent to a base contribution of 4% and a Company match of 4% on annual incentive compensation paid and eligible earnings in excess of limits established under Code Section 401(a)(17) not permitted in the Employee Savings Plan.

Ashland also has employee deferral plans that allow the NEOs to annually make a separate deferral election so that the NEOs and other senior leaders can save amounts from their own pay in addition to amounts they are allowed to save in the Employee Savings Plan.

2025 proxy statement / 39

compensation discussion and analysis

For a description of these plans, see the “Non-Qualified Deferred Compensation” section on page 50 of this Proxy Statement.

NEOs are also offered other benefits the same as other U.S.-based employees.

executive perquisites

Ashland provides the NEOs and other selected executives with financial planning services (including tax preparation) and reimbursement for an annual executive physical. Each NEO also participates in various health and welfare programs, in each case, on the same terms (including with respect to premiums paid and Company contributions) as are available to Ashland employees generally.

The Compensation Committee reviews the perquisites provided to executive officers as part of its overall review of executive compensation. The Compensation Committee has determined the perquisites serve a useful business purpose, as such expenditures allow the executives to be more effective in their duties and the types and amounts are well within the appropriate range of market practices. A detailed description of the cost of these perquisites is included in the “Summary Compensation Table” section of this Proxy Statement.

senior leadership severance plan

In August 2021, the Committee approved a Senior Leadership Severance Plan for U.S. executive officers and certain senior leaders (the “Senior Leadership Severance Plan”) designed to provide for financial protection to certain key executives of the Company in the event of unexpected job loss (whether before or in connection with a Change in Control), in order to encourage the continued attention of Participants who are expected to make substantial contributions to the success of the Company and thereby provide for stability and continuity of management. The Senior Leadership Severance Plan provides certain benefits in the event of a qualified termination with and without a change in control. A qualified termination means any termination of a Participant’s employment: (i) at any time other than during the Change in Control Protection Period, by the Company without Cause (and not as a result of the Participant’s disability or death); or (ii) solely during the Change in Control Protection Period, by the Company without Cause (and not as a result of the Participant’s disability or death), or by the Participant for Good Reason. The plan does not provide benefits in the event of a termination for cause or a voluntary resignation.

Under the Senior Leadership Severance Plan, in the event of a termination without cause or resignation for good reason within two years after a change in control and not otherwise covered by a change in control agreement, certain benefits will be paid as follows:

o
Lump sum cash severance (2x—3x) annual base salary, target annual incentive plan bonus and current fiscal year annual incentive plan bonus (pro-rated);
o
Continued coverage under Ashland’s medical, dental and vision plans for the applicable COBRA continuation period, with Ashland continuing to subsidize its share of the premium for the same period;
o
Outplacement services for up to one year and reimbursement of legal fees to enforce rights to benefits; and
o
Financial planning services for the current calendar year for plan participants prior to September 2022.

A detailed description of this plan is included in the “Potential Payments upon Termination or Change in Control” section on page 51 of this Proxy Statement.

change in control agreements

Messrs. Novo and Willis have entered into a change in control agreement that sets forth the economic consequences and entitlements for a termination without cause or for good reason after a change in

40 / ashland.com 2025

compensation discussion and analysis

control. The primary purpose of these agreements is to align executive and stockholder interests by enabling the executives to assess possible corporate transactions without regard to the effect such transactions could have on their employment.

A detailed description of these agreements is included in the “Potential Payments upon Termination or Change in Control” section on page 51 of this Proxy Statement.

compensation setting process

role of stockholder say-on-pay votes

The Compensation Committee regularly reviews the philosophy, objectives and elements of our executive compensation programs in relation to our short- and long-term business objectives. In undertaking this review, the Compensation Committee considers the views of stockholders as reflected in their annual advisory vote on our executive compensation proposal. At our 2024 Annual Meeting, stockholders approved our executive compensation proposal by an overwhelming majority (approximately 99%). Based on the Compensation Committee’s review and the support of our executive compensation programs received from stockholders, the Compensation Committee maintained the core elements of our executive compensation programs in fiscal 2024.

role of the compensation committee

The Compensation Committee is responsible for the approval and administration of compensation programs for executive officers and certain other employees of Ashland. The Compensation Committee frequently reviews Ashland’s compensation practices and considers, among other things: Ashland’s compensation philosophy, its financial and operating performance, individual performance, practices and compensation levels of peer companies and the voting guidelines of certain proxy advisory firms and stockholders. In making compensation decisions, the Compensation Committee uses several resources and tools, including competitive market information, and reviews accumulated and potential equity holdings.

When making individual recommendations to the Compensation Committee for NEOs other than himself with respect to base salary, annual incentive and long-term compensation, the CEO considers the relative importance of the executive’s position within the organization, individual tenure and experience, individual performance and the contributions to Ashland’s financial and operating results.

role of management

Management also plays an important role in the process of setting compensation for executives other than the CEO. The CEO, and in certain instances other executives, in consultation with the Compensation Committee’s independent compensation consultant and human resources, develops compensation recommendations for the Compensation Committee’s consideration.

role of the independent compensation committee consultant

In July 2020, the Compensation Committee engaged Meridian Compensation Partners, LLC (“Meridian”) as its consultant, which continued throughout 2024. Meridian is independent under the Dodd-Frank Wall Street Reform and Consumer Protection Act and does not provide any other non-executive compensation related work for Ashland. During 2024, Meridian assisted the Compensation Committee with various activities related to benchmarking and advising on executive compensation matters.

compensation comparator peer group

2025 proxy statement / 41

compensation discussion and analysis

The Compensation Committee primarily uses two comparator groups as part of its executive compensation process. The “Compensation Peer Group” is used to assess the competitiveness of our NEO’s compensation and the “Performance Peer Group” is used to evaluate our stock performance.

compensation peer group

The Compensation Committee considers relevant market pay practices, among other factors, when setting executive compensation to enhance our ability to recruit and retain high-performing talent. In assessing market competitiveness, the compensation of our NEOs is reviewed against executive compensation at a number of companies with which we compete for executive talent. Factors used to determine the companies included in the analysis and how the data is used is set forth below:

Considerations used to choose peer group
✓	Comparable revenue size
✓	Global operations
✓	Industry
✓	Business Model
✓	Market Capitalization
How we use peer group information
✓	Input in developing base salary ranges, annual incentive target opportunities and long-term incentive awards
✓	Assess competitiveness of total direct compensation
✓	Determine form and mix of equity
✓	Input to designing compensation plans, benefits and perquisites

The Compensation Peer Group is annually reviewed by the Compensation Committee, with support from its independent compensation consultant, Meridian Compensation Partners. During the review, the Compensation Committee considers whether the Compensation Peer Group companies remain appropriate from a business and talent perspective.

2024 compensation peer group

➢	Albemarle Corporation	➢	FMC Corporation	➢	Quaker Chemical
➢	Avient Corporation	➢	H.B. Fuller Company	➢	RPM International Inc.
➢	Axalta Coating Systems Ltd	➢	Ingevity Corporation	➢	Sensient Technologies Corporation
➢	Cabot Corporation	➢	Innospec Inc.	➢	Stepan Corporation
➢	Element Solutions, Inc.	➢	Minerals Technologies	➢	The Chemours Company
➢	Entegris, Inc.	➢	New Market Corporation

Additionally, competitive pay data was gathered from the Equilar 2023 Executive Compensation Survey. The data from the survey is scoped to Ashland’s industry and adjusted to Ashland’s revenue size.

performance peer group

In fiscal 2024 the Compensation Committee utilized the entire S&P 400 index as our performance peer group (the “Performance Peer Group”). We believed the Performance Peer Group was an appropriate measure of our rTSR, reflecting Ashland’s performance compared to the broader stock market and provides transparency to our investors and incentive plan participants. Our Performance Peer Group is used solely for assessing rTSR performance for our PSUs.

42 / ashland.com 2025

compensation discussion and analysis

additional compensation information and tax matters

policies regarding stock ownership

We currently have Stock Ownership Guidelines (“Guidelines”) for our executive officers and other key executives as designated by the Compensation Committee. The purpose of these Guidelines is to align the interests of our executives with the interests of our stockholders within 5 years of appointment as a Section 16 Officer. Ownership includes stock actually owned by each executive officer, a family member, within a retirement plan, shares held in trust, or deferred shares. The current Guidelines as determined by the Compensation Committee are noted below:

Role	Stock Ownership Requirements
Chief Executive Officer	Ownership equal to 5 times base salary
Chief Financial Officer and Other Section 16 Officers	Ownership equal to 3 times base salary

policy regarding employee, officer and director hedging and pledging

Under Ashland’s Securities Laws and Insider Trading Policy, directors, officers, employees and certain persons or entities related to these individuals, are prohibited from purchasing any financial instruments that are designed to hedge or offset any decrease in the market value of equity securities of Ashland granted to or held by such covered persons. Such financial instruments include, but are not limited to, prepaid variable forward contracts, equity swaps, collars, and exchange funds.

Additionally, all directors and officers of Ashland are prohibited from, directly or indirectly, pledging equity securities of Ashland. Pledging includes, but is not limited to, the creation of any form of pledge, security interest, deposit, lien or other hypothecation, including the holding of shares in a margin account.

clawback policy

In October 2023, the Board approved updates to Ashland's clawback policy in compliance with the rules of the New York Stock Exchange. Under the clawback policy, Ashland may recoup “excess” incentive compensation, if any, earned by current and former executive officers during a three year look back period in the event of a financial restatement due to material noncompliance with any financial reporting requirement under the securities laws (with no fault required). Additionally, in September 2024, Ashland adopted a supplemental recoupment policy for all employees permitting the recovery of “excess” incentive compensation in the event of accounting restatement from non-executives, and from all employees in other circumstances including: a manifest error in the payment of incentive compensation to the employee; the employee’s fraud or material misrepresentation directed at or impacting Ashland; acts that cause material financial, reputational, or other harm to Ashland; the employee’s willful and material violations of Ashland’s code of conduct or other policies; violations by the employee of any employment or restrictive covenants agreements; or acts for which the employee has been terminated from Ashland for cause.

tax and accounting implications of compensation

Compensation paid to any of our named executive officers generally will not be deductible, to the extent that it exceeds $1 million per year. Generally, under GAAP, compensation is expensed as earned. Equity compensation is expensed in accordance with ASC Topic 718, which is generally over the vesting period.

2025 proxy statement / 43

compensation committee report

The Compensation Committee has reviewed the Compensation Discussion and Analysis contained in this Proxy Statement and discussed it with management. Based on its review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in Ashland’s Annual Report on Form 10-K for fiscal 2024 and Ashland’s Proxy Statement for its 2025 Annual Meeting of Stockholders. This report is provided by the following independent directors who comprise the Compensation Committee:

compensation committee

Suzan F. Harrison, Chair

Steven D. Bishop

Ashish Kulkarni Ph.D.

Sergio Pedreiro

Janice J. Teal

The Compensation Committee Report does not constitute soliciting material and shall not be deemed to be filed or incorporated by reference into any other filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that Ashland specifically incorporates the Compensation Committee Report by reference.

44 / ashland.com 2025

fiscal 2024 executive compensation tables

summary compensation table

The following table summarizes the compensation of the Company’s CEO, CFO, the three other most highly compensated executive officers, and certain other former executive officers for the fiscal years ended September 30, 2024, 2023 and 2022:

Name and Principal Position(1)	Year ($)	Salary ($)	Bonus ($)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)

Guillermo Novo	2024	1,128,500	—	6,242,771	1,477,772	—	132,948	8,981,991
Chair and Chief	2023	1,114,805	—	5,454,895	101,565	—	286,649	6,957,914
Executive Officer	2022	1,088,525	—	5,813,052	2,202,217	—	213,408	9,317,202
J. Kevin Willis	2024	630,270	—	1,759,077	594,245		75,556	3,059,148
SVP, Chief	2023	624,974	—	1,611,560	42,544		133,300	2,412,378
Financial Officer	2022	607,941	—	1,826,148	922,455	(686,200)	100,100	2,770,444
Alessandra Faccin Assis (6)	2024	131,923	90,000	1,439,918	96,487		252,119	2,010,447
SVP & GM Life Sciences & Intermediates			—
Osama M. Musa	2024	509,430	—	947,789	400,260	—	65,188	1,922,667
SVP, Chief	2023	505,150	—	1,668,341	28,656	—	96,770	2,298,917
Technology Officer	2022	494,596	—	983,987	621,336	—	82,168	2,182,087
Karl Bostaph	2024	387,420	—	491,685	269,946		462,145	1,611,196
SVP Operations and Manufacturing			—
Min S. Chong	2024	350,427	—	915,356	—	—	1,001,516	2,267,299
Former SVP, GM Specialty	2023	442,198	—	1,557,107	20,128	—	84,589	2,104,022
Additives & Personal Care	2022	426,874	—	786,349	431,809	—	74,665	1,719,697

(1)
Amounts for each officer are shown only for the years in which the individual served as an NEO.
(2)
These amounts represent the aggregate grant date fair value of PSUs and RSUs issued during the applicable fiscal year and computed in accordance with FASB ASC Topic 718. The assumptions made when calculating these amounts with respect to PSUs and RSUs are found in Note O to the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2024 and the grant date fair values can be found in the footnotes to the “Grants of Plan-Based Awards” table in this Proxy Statement. For PSU awards, the grant date fair value is based on target levels, which is the assumed probable outcome of performance conditions.

The grant date fair values of the PSU awards made during fiscal 2024 assuming the maximum level of performance are as follows: Mr. Novo, $7,685,807; Mr. Willis, $1,816,506; Dr. Musa, $978,732; Mr. Bostaph $507,737, and Mr. Chong, $945,240.

(3)
These amounts were earned by each officer under the Company's annual incentive plan, which are accrued in the fiscal year earned and paid in the first quarter of the following fiscal year. Mr. Chong did not receive a payment under the annual incentive plan but instead received a pro-rata short term incentive payment for fiscal 2024, based on target performance, pursuant to the Separation Agreement, as defined below.
(4)
Ashland’s non-qualified deferred compensation arrangements do not provide above-market or preferential earnings. The amounts in this column for prior years solely represent the one-year change during fiscal 2021 and 2022 in the present value of accrued benefits under qualified and non-qualified defined benefit plans previously sponsored by Ashland but that have been transferred to Valvoline. Only Mr. Willis participated in such plans. Ashland has determined that such amounts are not required to be reported in its Summary Compensation Table as they do not reflect compensation for Mr. Willis’ current service to Ashland. Accordingly, such amounts will not be included in Mr. Willis’ Summary Compensation Table total for 2023 or in future years.

2025 proxy statement / 45

2024 executive compensation tables

(5)
All other compensation amounts reported for 2024 include:

Name	Perquisites(a)	Matching Contributions Under Qualified Savings Plan	Matching Contributions Under Non-Qualified Defined Contribution Plan	Severance(b)	Other	Total All Other Compensation

Guillermo Novo	28,208	26,300	69,798	—	8,641	132,948
J. Kevin Willis	16,323	27,600	24,455	—	7,178	75,556
Alessandra Faccin Assis(c)	—	8,877	—	—	243,242	252,119
Osama M. Musa	18,749	25,363	14,941	—	6,135	65,188
Karl Bostaph(d)	93,645	20,888	3,443		344,168	462,145
Min S. Chong	19,110	18,380	10,616	951,804	1,606	1,001,516

(a)
The amounts reported in this column represent the incremental costs to the Company with respect to executive physicals for Mr. Novo, Dr. Musa, and Mr. Chong, and tax and financial planning services for Mr. Novo ($26,000); financial planning for all other NEOs; and for Mr. Musa, the use of a company vehicle.
(b)
The amounts reported in this column represent the severance payments made to Mr. Chong pursuant to the terms of the Separation Agreement between Mr. Chong and the Company. The severance payment includes a payment of $738,015, which represents 1.5 times his annual base salary, plus $213,789, representing a pro-rated amount of his Target Annual Incentive.
(c)
The payment to Ms. Faccin in the amount of $243,242 was pursuant to our reimbursement policy on international relocation. This payment includes reimbursement for early termination of lease agreements, household goods movement and temporary living.
(d)
Pursuant to our executive mobility policy, Mr. Bostaph received an allowance of $69,741 for goods and services, $2,040 for home management, $85,431 for housing, $128,443 for Swiss taxes, $8,213 for car allowance, $2,900 for tax preparation including tax gross up, $7,180 for tax equalization, and a $128,256 gross up for taxes on host country allowances.

(6) Ms. Faccin's compensation was from her hire date of June 10, 2024 through September 30, 2024.

life sciences and intermediates business unit general manager transition

In connection with the voluntary resignation of Mr. Ashok Kalyana on May 10, 2024, management of the Life Sciences and Intermediates Business Units transitioned to Ms. Faccin on June 10, 2024.

Ms. Faccin received a make whole sign on bonus in the form of cash and stock. Ashland also paid for Ms. Faccin’s relocation back to the United States from an expatriate assignment in Singapore as a part of our standard executive mobility policy. For additional details regarding her relocation package, please see the notes following the Summary Compensation Table.

personal care and specialty additives business unit general manager transition

In connection with a corporate reorganization, Mr. Min S. Chong was separated from the Company on April 30, 2024 and entered into a Separation and General Release Agreement (the “Separation Agreement”) with the Company. Under the Separation Agreement, Mr. Chong received (1) a lump sum severance payment equal to 1.5 times annual base salary, (2) 18 months of continued coverage under Ashland’s medical and dental plans at the same cost Mr. Chong was paying as an active employee, (3) a pro-rata short term incentive payment for fiscal 2024, based on target performance, (4) pro-rata vesting with respect to outstanding PSUs, based on actual performance and payable in accordance with the terms of such awards, (5) pro-rata accelerated vesting of outstanding RSUs; and (6) certain other benefits, including outplacement and financial planning expense reimbursements all in accordance with the Ashland Inc. Senior Leadership Severance Plan.

46 / ashland.com

2024 executive compensation tables

fiscal 2024 grants of plan-based awards

The following table sets forth details regarding non-equity and equity plan-based awards granted to each of the NEOs in FY2024:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock	Grant Date Fair Value of Stock and Option
Name	Grant Date(1)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	or Units (#)(4)	Awards ($)(5)

Guillermo Novo	11/14/2023	564,250	1,410,625	2,821,250	19,698	39,395	78,790		3,202,420
	11/14/2023							26,263	1,999,927
	11/14/2023				3,940	7,879	15,758		640,484
	11/14/2023							5,252	399,940
J. Kevin Willis	11/14/2023	226,897	567,243	1,134,486	5,587	11,173	22,346		908,253
	11/14/2023							11,173	850,824
Alessandra Faccin Assis	7/25/2024	127,400	318,500	637,000	—	—	—
	7/25/2024							15,234	1,439,918
Osama M. Musa	11/14/2023	152,829	382,073	764,145	3,010	6,020	12,040		489,366
	11/14/2023							6,020	458,423
Karl Bostaph	11/14/2023	103,072	257,680	515,359	1,562	3,123	6,246		253,869
	11/14/2023							3,123	237,816
Min S. Chong(6)	11/14/2023	127,923	319,807	639,613	2,907	5,814	11,628		472,620
	11/14/2023							5,814	442,736

(1)
The dates reported in this column represent the grant dates for the equity-based awards reported in the “All Other Stock Awards: Number of Shares of Stock or Units” column.
(2)
The amounts reported in these columns represent the potential annual incentive payouts under the fiscal year 2024 Annual Incentive Plan. For fiscal 2024, the actual dollar amounts earned will be paid in December 2024 and are included in the “Non-Equity Incentive Plan Compensation” column in the “Summary Compensation Table” in this Proxy Statement.
(3)
The amounts reported in these columns represent a range of payouts possible in connection with the PSU awards granted under the LTIPP for the fiscal 2024-2026 performance period granted in November 2023 under the Ashland Inc. 2021 Omnibus Incentive Compensation Plan (the “2021 Omnibus Plan”). Mr. Novo was granted a retention PSU on November 14, 2023, which will cliff vest on December 31, 2026. This award is subject to the same performance metrics as the PSU awards to all other participants.
(4)
The amounts reported in this column represents the number of RSUs granted in fiscal 2024 pursuant to the 2021 Omnibus Plan. All grants of RSUs, with the exception of Mr. Novo, vest in equal installments on each anniversary of the grant date over a three-year period. Mr. Novo was awarded a retention RSU award on November 14, 2023 that will cliff vest on December 31, 2026.
(5)
The dollar amounts reported in this column represent the aggregate grant date fair value of the equity awards (PSUs and RSUs) granted to each NEO and are calculated in accordance with FASB ASC Topic 718 and assume (i) payment of PSUs at target using a Monte-Carlo simulation valuation to incorporate the relative rTSR at $87.57 and RONA, as valued at the end of the fourth fiscal quarter; (ii) for Ms. Faccin, the grant date fair value of $94.52 per RSU granted on July 25, 2024; and (iii) for all other NEOs, the grant date fair value of $76.15 per RSU granted on November 14, 2023.

2025 proxy statement / 47

2024 executive compensation tables

fiscal 2024 outstanding equity awards

The following table sets forth certain information regarding Stock Appreciation Rights (“SARs”), PSUs, and RSUs held by each of the NEOs as of September 30, 2024.

	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(#)(2)	Market Value of Shares or Units of Stock That Have Not Vested(2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Guillermo Novo	70,047	76.76	1/2/2030	—	—	—	—
	—	—	—	50,278	4,372,640	—	—
	—	—	—	—	—	102,027	8,873,288
J. Kevin Willis	22,100	77.90	11/13/2029	—	—	—	—
	18,200	82.34	11/15/2028	—	—	—	—
	28,450	67.16	12/15/2027	—	—	—	—
	32,583	57.96	12/16/2026	—	—	—	—
	30,229	59.41	12/18/2025	—	—	—	—
	—	—	—	16,857	1,466,057	—	—
	—	—	—	—	—	27,887	2,425,332
Alessandra Faccin Assis(4)	—	—	—	15,234	1,324,901	—	—
	—	—	—		—	—	—
Osama M. Musa	12,200	77.90	11/13/2029	—	—	—	—
	5,550	82.34	11/15/2028	—	—	—	—
	8,650	67.16	12/15/2027	—	—	—	—
	9,793	57.96	12/16/2026	—	—	—	—
	—	—	—	18,902	1,643,948	—	—
	—	—	—	—	—	15,026	1,306,811
Karl Bostaph	—	—	—	4,166	362,307	-	—
	—	—	—			5,883	511,645
Min Chong	—	—	—	—	—	7,650	665,321

(1)
The amounts reported in this column relate to SARs which vest over a three-year period measured from the date of grant.
(2)
The amounts reported in this column and the corresponding dollar values represent the number of PSUs earned with respect to the fiscal 2022-2024 LTIPP performance period that will be paid in November 2024 and other unvested RSUs.

performance stock units earned

The number of performance stock units (PSUs) earned for the fiscal 2022 – 2024 awards was determined by the Compensation Committee in November 2024 and was paid in shares in November 2024 below target in accordance with our pay for performance philosophy to pay below target for below target performance. These PSUs do not earn dividends or dividend equivalents. The PSUs earned are set forth in the table below.

Name	2022 – 2024 LTIPP

Guillermo Novo	11,096
J. Kevin Willis	3,486
Alessandra Faccin Assis(1)	—
Osama M. Musa	1,878
Karl Bostaph	418
Min S. Chong	1,226

(1) Ms. Faccin was hired in June 2024 and did not participate in the 2022-2024 awards.

48 / ashland.com

2024 executive compensation tables

unvested RSUs

The following paragraphs list the unvested RSUs as of September 30, 2024 for each NEO. Unless otherwise noted, the RSUs vest in equal installments on each annual anniversary of the date of grant over a three-year period. Dividend equivalents are accrued on outstanding RSUs at the same time and at the same rate as dividends are paid to stockholders. Dividend equivalents on RSUs are only payable if the underlying RSU vests. At the time of vesting, one share of Ashland Common Stock is issued for each RSU and any accrued dividend equivalents are paid as additional shares of Ashland Common Stock.

For Mr. Novo, the amounts reported in these columns also represent:

(i)
26,598 RSUs remaining from a grant of 26,263 on November 14, 2023; and 335 RSUs earned from dividends;
(ii)
5,319 RSUs remaining from a grant of 5,252 on November 14, 2023; and 67 RSUs earned from dividends;
(iii)
11,905 RSUs remaining from a grant of 17,337 on November 17, 2022; and 417 RSUs earned from dividends;
(iv)
6,685 RSUs remaining from a grant of 19,164 on November 18, 2021; and 561 RSUs earned from dividends;

For Mr. Willis, the amounts reported in these columns also represent:

(i)
11,315 RSUs remaining from a grant of 11,173 on November 14, 2023; and 142 RSUs earned from dividends;
(ii)
3,518 RSUs remaining from a grant of 5,122 on November 17, 2022; and 123 RSUs earned from dividends;
(iii)
2,100 RSUs remaining from a grant of 6,020 on November 18, 2021; and 176 RSUs earned from dividends;

For Ms. Faccin, the amounts reported in these columns also represent:

(i)
15,304 RSUs remaining from a grant of 15,234 RSUs on July 25, 2024; and 70 RSUs earned from dividends;

For Dr. Musa, the amounts reported in these columns also represent:

(i)
6,097 RSUs remaining from a grant of 6,020 RSUs on November 14, 2023; and 77 RSUs earned from dividends;
(ii)
9,864 RSUs remaining from a grant of 9,694 RSUs on September 19, 2023; and 170 RSUs earned from dividends;
(iii)
1,895 RSUs remaining from a grant of 2,760 RSUs on November 17, 2022; and 66 RSUs earned from dividends;
(iv)
1,133 RSUs remaining from a grant of 3,244 RSUs on November 18, 2021; and 95 RSUs earned from dividends;

For Mr. Bostaph, the amounts reported in these columns also represent:

(i)
3,163 RSUs remaining from a grant of 3,123 RSUs on November 14, 2023; and 40 RSUs earned from dividends;
(ii)
769 RSUs remaining from a grant of 1,119 on November 17, 2022; and 27 RSUs earned from dividends;
(iii)
253 RSUs remaining from a grant of 721 on November 18, 2021; and 21 RSUs earned from dividends;
(3)
The numbers in this column represents the target PSUs granted through September 30, 2024 under the LTIPP for the fiscal 2022-2024 and 2024-2026 performance period. The estimated number is computed assuming that the target performance goals are achieved. The reported dollar amounts correspond to the PSUs identified and such dollar value is computed by converting the PSUs to shares of Ashland Common Stock on a one-for-one basis. The number of LTIPP shares is then multiplied by the closing price of Ashland Common Stock of $86.97 as reported on the NYSE on September 30, 2024.
(4)
Ms. Faccin received a make whole sign on equity grant when she joined Ashland on June 10, 2024.

fiscal 2024 option exercises and stock vested

The following table sets forth certain information regarding the value realized by each NEO during fiscal 2024 upon the exercise of SARs and the vesting of PSUs and RSUs.

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise(1)	Value Realized on Exercise(2)	Number of Shares Acquired on Vesting(3)	Value Realized on Vesting(4)
Name	(#)	($)	(#)	($)

Guillermo Novo	—	—	32,525	2,510,502
J. Kevin Willis	24,672	708,333	10,247	790,925
Alessandra Faccin Assis	—	—	—	—
Osama. M. Musa	12,523	456,360	5,607	432,756
Karl Bostaph	—	—	1,313	101,319
Min S. Chong(5)	4,785	104,648	14,811	1,284,518

2025 proxy statement / 49

2024 executive compensation tables

(1)
The amounts reported in this column represents the gross number of shares acquired upon exercise of SARs.
(2)
The amount reported in this column represents the value realized on the exercise of SARs.
(3)
The amounts reported in this column represent the gross number of shares that vested, without deduction for any shares withheld to satisfy tax withholding obligations, including the following RSU vestings:
(i)
Mr. Novo received (a) 25,955 shares with the value realized on vesting using the Ashland Common Stock closing price of $76.90 on November 17, 2023; (b) 6,570 shares with the value realized on vesting using the Ashland Common Stock closing price of $78.32 on November 20, 2023.
(ii)
Mr. Willis received (a) 8,183 shares with the value realized on vesting using the Ashland Common Stock closing price of $76.90 on November 17, 2023; (b) 2,064 shares with the value realized on vesting using the Ashland Common Stock closing price of $78.32 on November 20, 2023.
(iii)
Dr. Musa received (a) 4,496 shares with the value realized on vesting using the Ashland Common Stock closing price of $76.90 on November 17, 2023; (b) 1,111 shares with the value realized on vesting using the Ashland Common Stock closing price of $78.32 on November 20, 2023.
(iv)
Mr. Bostaph received (a) 1,067 shares with the value realized on vesting using the Ashland Common Stock closing price of $76.90 on November 17, 2023; (b) 246 shares with the value realized on vesting using the Ashland Common Stock closing price of $78.32 on November 20, 2023.
(v)
Mr. Chong received (a) 2,417 shares with the value realized on vesting using the Ashland Common Stock closing price of $76.90 on November 17, 2023; (b) 888 shares with the value realized on vesting using the Ashland Common Stock closing price of $78.32 on November 20, 2023. (c) 6,900 shares with the value realized on vesting using the Ashland Common Stock closing price of $83.70 on January 2, 2024 (d) 4,606 shares with the value realized on vesting using the Ashland Common Stock closing price of $98.04 on May 10, 2024.
(4)
The amounts reported in this column represents the market value on the vesting date of the shares that vested, without regard to any related tax obligations. Market value was determined using the closing price per share of Ashland Common Stock on the vesting date.
(5)
As part of the Separation Agreement described above, Mr. Chong received a payout representing the accelerated vesting of his unvested RSUs, prorated for the time he was active during the award period and outlined below:
a.
RSU granted November 18, 2021 was vested with 733 shares released, and 164.101 forfeited.
b.
RSU granted November 17, 2022 was vested with 1,000 shares released, and 650.986 forfeited.
c.
RSU granted November 28, 2022 was vested with 1,223 shares released, and 1,354.244 forfeited.
d.
RSU granted November 14, 2023 was vested with 1,650 shares released, and 4,187.451 forfeited.

non-qualified deferred compensation plans

The following table sets forth certain information for each of the named executive officers regarding non-qualified deferred compensation for fiscal 2024:

Name	Executive Contributions in Last FY ($)	Registrant Contributions In Last FY ($)(1)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions In Last FY ($)	Aggregate Balance at September 30, 2024 ($)

Guillermo Novo	123,007	69,798	55,457	—	1,696,974
J. Kevin Willis	—	24,455	353,056	—	3,230,694
Alessandra Faccin Assis	—	—	—	—	—
Osama M. Musa	113,348	14,941	140,415	—	1,006,011
Karl Bostaph	—	3,443	8,750	—	104,769
Min S. Chong	40,040	10,616	57,719	—	387,914

(1)
The values relate to the Non-Qualified Defined Contribution Plan contribution equivalent to a base contribution of 4% and a matching contribution of 4% on annual incentive compensation and eligible earnings in excess of limits established under Code Section 401(a)(17) and not permitted in the qualified 401(k) plan.
(2)
Aggregate earnings are composed of interest, dividends, capital gains and appreciation/depreciation of investment results. These earnings are not included in the “Summary Compensation Table” in this Proxy Statement.

50 / ashland.com

2024 executive compensation tables

Ashland deferred compensation plan for employees (employee deferral plan)

The Employee Deferral Plan is an unfunded, non-qualified deferred compensation plan for a select group of highly compensated employees. Participants may elect to have up to 50% of base pay and up to 75% of their annual cash incentive compensation contributed to the plan. Elections to defer compensation generally must be made in the calendar year prior to the calendar year in which the compensation is earned.

Participants elect how to invest their account balances from among a diverse set of mutual fund offerings and a hypothetical Ashland Common Stock Fund. No guaranteed interest or earnings are available and there are no above market rates of return on investments in the plan. Investments in the Ashland Common Stock Fund may not be changed and must be distributed as Ashland Common Stock. In all other events, participants may freely elect to change their investments. Withdrawals are generally allowed for an unforeseeable emergency (single sum payment sufficient to meet the emergency), disability (lump sum payment), upon separation from employment (payable as lump sum or installments per election) and at a specified time (paid as single sum). In addition, for pre-2005 contributions, participants may elect to have withdrawals paid in a lump sum (subject to a penalty of up to 10%).

In the event of a change in control, participants will receive an automatic lump sum distribution with respect to deferrals made before January 1, 2005 and will receive distributions with respect to deferrals made following January 1, 2005 in accordance with each employee’s election.

non-qualified defined contribution plan for certain employees (nqdcp)

On September 22, 2016, the Compensation Committee froze the Non-Qualified Supplemental Defined Contribution Plan for Certain Employees to future benefits as of September 30, 2016. In connection with such freeze, the Compensation Committee adopted the NQDCP to continue to provide benefits for a select group of management or highly compensated Ashland employees that supplements the limitation on compensation imposed by Section 401(a)(17) of the Code (including successor provisions thereto) on qualified Ashland Employee Savings Plan contributions.

The NQDCP is an unfunded, non-qualified plan that provides a base contribution of 4% and a matching contribution of 4%, in each case, on annual incentive compensation paid and eligible earnings in excess of limits established under Code Section 401(a)(17) not permitted in the qualified 401(k) plan. The account balance may be invested in the mutual funds available in the Employees’ Deferral Plan. The benefit payable under the NQDCP will be made in installments or as a lump sum based on distribution elections. Withdrawals outside of distribution elections are allowed for an unforeseeable emergency (single sum payment sufficient to meet the emergency) or disability (lump sum payment). Under the NQDCP, a participant will become 100% vested in his or her accounts upon a change in control. Named executive officers and certain other highly compensated participants cannot begin to receive distributions for six months following separation from service.

potential payments upon termination or change in control

senior leadership severance plan

In fiscal year 2022, the Committee approved a new plan, the Senior Leadership Severance Plan. The Senior Leadership Severance Plan provides benefits in the event of a termination of employment or change in control (“CIC”). These benefits are similar to the benefits previously provided under the Severance Pay Plan and Salary Continuation Plan.

In the case of a CIC, severance benefits are payable only if both parts of the “double trigger” are satisfied. That is, (i) there must be a CIC of the Company, and (ii) the NEO must (a) be involuntarily terminated without cause, or (b) the NEO must initiate the termination for good reason.

2025 proxy statement / 51

2024 executive compensation tables

Benefits provided under the Senior Leadership Severance Plan are conditioned on the executive executing a release of claims. The general release may provide that the executive agrees to certain non-compete, non-solicitation, confidentiality and similar covenants set forth in the release agreement.

Situation	Position	Severance (1)	Prior FY AIP(1)	Current FY AIP(1)	COBRA Coverage(2)
Non-CIC Termination of Employment Without Cause	CEO	2x Annual Base Salary	Unpaid Annual Incentive earned for Prior Fiscal Year	Pro-rata Target Annual Incentive for the Current Fiscal Year

Duration for the shorter of (i) the number of months corresponding to the years (and fractions thereof) of the severance multiple, (ii) the applicable COBRA continuation period; or (iii) the date on which the executive becomes eligible for third-party coverage

	Other NEOs	1.5x Annual Base Salary
CIC Termination of Employment without Cause or Good Reason	CEO	3x Annual Base Salary + Target AIP
	Other NEOs	2x Annual Base Salary + Target AIP

(1)
Lump sum payment.
(2)
Ashland continuing to subsidize its share of the premium (on the same basis as other full time employees for the same period and an additional cash payment equal to the subsidized premiums for the number of months, if any, by which the severance multiple exceeds the COBRA continuation period.

In addition to these severance payments, under either of the situations described in the table above, the NEOs are eligible to receive outplacement services for up to one year and continued financial planning for the year of termination (or termination date, if hired after September 2022). In the event an executive is terminated without cause or initiates termination for good reason following a CIC, the Company shall also (i) reimburse the executive for any legal fees or expenses incurred during his or her lifetime to enforce payment of benefits under the Senior Leadership Severance Plan and (ii) pay or provide, to the extent not already paid or provided, any other amounts or benefits to which the executive is entitled under any Company plan, program, policy, practice, contract, or agreement.

potential payments upon termination or change in control table

The following table summarizes the estimated amounts payable to each named executive officer in the event of a termination from employment or change in control as of September 30, 2024. A narrative description follows the table. Different termination events are identified in columns (b)-(g). Column (a) enumerates the types of potential payments for each named executive officer. As applicable, each payment or benefit is estimated across the table under the appropriate column or columns.

These estimates are based on the assumption that the various triggering events occur on September 30, 2024, the last day of fiscal 2024. Other material assumptions used in calculating the estimated compensation and benefits under each triggering event are noted below. The actual amounts that would be paid to a named executive officer upon certain terminations of employment or upon a change in control can only be determined at the time an actual triggering event occurs.

52 / ashland.com

2024 executive compensation tables

	Potential Payments upon Termination or Change in Control
Name/Kinds of Payments	Termination prior to a Change in Control of Company without Cause ($)	Death and Disability ($)(1)	Voluntary Resignation or Involuntary Termination for Cause ($)(2)	Retirement(3)	Change in Control without Termination ($)(4)	Termination after Change in Control of Company without Cause or by Executive for Good Reason ($)(5)

Guillermo Novo
Cash Severance(6)	2,257,000	—	—	—	—	7,617,375
Restricted Stock(7)	2,015,356	2,015,356	—	2,015,356	—	4,392,691
Performance Stock(8)	4,997,035	4,997,035	—	4,997,035	—	8,873,288
Incentive Compensation(9)	1,410,625	1,410,625	—	1,410,625	1,410,625	1,410,625
Welfare Benefit	25,228	—	—	—	—	25,228
Outplacement	5,200	—	—	—	—	5,200
Financial Planning	26,000	—	—	—	—	26,000
Severance Cutback(10)	N/A	N/A	N/A	N/A	N/A	—
Total	10,736,444	8,423,016	—	8,423,016	1,410,625	22,350,407
J. Kevin Willis
Cash Severance(6)	945,405	—	—	—	—	2,395,026
Restricted Stock(7)	1,464,401	1,464,401	—	1,464,580	—	1,472,780
Performance Stock(8)	2,390,197	2,390,197	—	2,390,197	—	2,425,332
Incentive Compensation(9)	567,243	567,243	—	567,243	567,243	567,243
Welfare Benefit	35,990	—	—	—	—	35,990
Outplacement	5,200	—	—	—	—	5,200
Financial Planning	15,000	—	—	—	—	15,000
Severance Cutback(10)	N/A	N/A	N/A	N/A	N/A	—
Total	5,423,436	4,421,840	—	4,422,019	567,243	6,916,571
O. Musa
Cash Severance(6)	764,145	—	—	—	—	1,783,005
Restricted Stock(7)	1,646,690	1,646,690	—	1,646,690	—	1,651,487
Performance Stock(8)	1,287,852	1,287,852	—	1,287,852	—	1,306,811
Incentive Compensation(9)	400,260	400,260	—	400,260	400,260	400,260
Welfare Benefit	35,798	—	—	—	—	35,798
Outplacement	5,200	—	—	—	—	5,200
Financial Planning	15,000	—	—	—	—	15,000
Severance Cutback(10)	N/A	N/A	N/A	N/A	N/A	—
Total	4,154,945	3,334,802	—	3,334,802	400,260	5,197,561
Alessandra Faccin Assis
Cash Severance(6)	735,000	—	—	—	—	1,617,000
Restricted Stock(7)	148,371	148,371	—	148,371	—	1,330,976
Performance Stock(8)	—	—	—	—	—	—
Incentive Compensation(9)	96,487	96,487	—	96,487	96,487	96,487
Welfare Benefit	35,798	—	—	—	—	35,798
Outplacement	5,200	—	—	—	—	5,200
Financial Planning	15,000	—	—	—	—	15,000
Severance Cutback(10)	N/A	N/A	N/A	N/A	N/A	—
Total	1,035,856	244,858	—	244,858	96,487	3,100,462
Karl Bostaph
Cash Severance(6)	594,645	—	—	—	—	1,308,219
Restricted Stock(7)	362,752	362,752	—	362,752	—	363,968
Performance Stock(8)	507,383	507,383	—	507,383	—	507,383
Incentive Compensation(9)	269,946	269,946	—	269,946	269,946	269,946
Welfare Benefit	18,694	—	—	—	—	18,694
Outplacement	5,200	—	—	—	—	5,200
Financial Planning	15,000	—	—	—	—	15,000
Severance Cutback(10)	N/A	N/A	N/A	N/A	N/A	—
Total	1,773,620	1,140,081	—	1,140,081	269,946	2,488,411
Min S. Chong(11)
Cash Severance(6)	—	—	—	—	—	—
Restricted Stock(7)	—	—	—	—	—	—
Performance Stock(8)	665,321	—	—	—	—	665,321
Incentive Compensation(9)	—	—	—	—	—	—
Welfare Benefit	—	—	—	—	—	—
Outplacement	—	—	—	—	—	—
Financial Planning	—	—	—	—	—	—
Severance Cutback(10)	N/A	N/A	N/A	N/A	N/A	—
Total	665,321	—	—	—	—	665,321

(1)
For purposes of the information reported in this column, it is assumed the NEO incurred a disabling event and termination of employment on September 30, 2024. Executives receive benefits pursuant to Ashland’s standard Long-Term Disability Plan which applies to substantially all of Ashland’s employees. Subject to coordination with other income received while disabled, the Long-Term Disability Plan provides a benefit equal to 60% of base compensation and is limited in 2024 to $12,000 per month. If the NEO died, his or her beneficiaries would receive the same accelerated vesting of the Performance Units as the named executive

2025 proxy statement / 53

2024 executive compensation tables

officer would in the event of disability. Under the EPIRP award agreements, if a NEO is terminated due to disability, the entire award will vest.
(2)
Ashland does not maintain any plans or arrangements that would provide additional or enhanced benefits to the NEOs solely as a result of a voluntary termination of employment.
(3)
The requirements for retirement and receiving benefits under the retirement plans are 55 years of age or older and 10 years of service with the Company. Effective October 1, 2024, new equity grants will also recognize age 60 or older and 5 years of service with the Company for retirement benefit purposes. Mr. Novo has a specific retirement provision as a part of his initial employment agreement that provides that after completion of five years of service with the Company, all of Mr. Novo’s unvested equity awards will vest, on a pro-rata basis. This provision does not apply to Mr. Novo’s retention grant received in November 2023 that cliff vests after 3 years or pro-rated if he is asked to leave 18 months after grant date (with 6 months’ notice).
(4)
For purposes of the information reported in this column, it is assumed that all equity and non-equity awards are replaced, substituted or assumed in connection with the change in control. Under the Employees’ Deferral Plan, in the event of a change in control, the named executive officers will receive an automatic lump sum distribution of the benefit for deferrals made before January 1, 2005. Deferrals made on or after January 1, 2005 will not be automatically distributed upon a change in control, but rather will be distributed pursuant to each employee’s election and valued at the time of the distribution. To the extent that an executive’s account is invested in hypothetical shares of Ashland Common Stock, those shares would be valued at the highest price for which Ashland Common Stock closed during the 30 days preceding the change in control. Under the NQDCP, a participant will become 100% vested in his or her accounts upon a change in control.
(5)
A termination after a change in control assumes a termination on September 30, 2024 and the change in control occurring at an earlier time. Therefore, the amounts provided in this column include the amounts provided in the “Change in Control without Termination” column.
(6)
Represents amounts and benefits payable or provided pursuant to the Senior Leadership Severance Plan, as applicable, each as described further below, financial planning services provided pursuant to Ashland policy for any NEOs without a change in control agreement, and payment for accrued but unused vacation time for each of our NEOs, in accordance with Ashland policy.
(7)
Pursuant to the RSU award agreements under the 2018 Omnibus Plan and 2021 Omnibus Plan, provided such RSUs are assumed or replaced in connection with a change in control, RSUs only become immediately vested upon a qualifying termination in the two-year period following a change in control. Additionally, under the 2018 Omnibus Plan and 2021 Omnibus Plan, unvested RSUs will be pro-rated through the last day worked and the vesting would be accelerated. Finally, as part of the Senior Leadership Severance Plan, the Compensation Committee approved the acceleration of a pro-rated amount of RSUs in the case of a termination without cause. As such, that accelerated number is included in the “Termination prior to a “Change in Control of Company without Cause” column. Values provided are based on the closing price of Ashland Common Stock of $86.97 as reported on the NYSE on September 30, 2024.
(8)
The LTIPP amounts identified in all of the columns are based on the actual results for the fiscal 2022-2024 performance period as this performance period is complete (payout at 38.6%) and target results for the fiscal 2023-2025 and 2024-2026 performance periods, as these performance periods are not complete. If one of the events represented by the columns titled “Termination prior to a Change in Control of Company without Cause,” “Death and Disability,” and “Retirement” occurred, the payments would be prorated based on service during the performance period. If a Termination after Change in Control of the Company without cause or by the Executive for Good Reason occurred, the payments would NOT be prorated.

The amounts reported in the columns titled “Change in Control without Termination,” and “Termination after Change in Control of the Company without cause or by the Executive for Good Reason” pertain to the LTIPP PSUs. Pursuant to the 2018 Omnibus Plan and the 2021 Omnibus Plan and the PSU award agreements thereunder, in the event of a change in control prior to the vesting date for the fiscal 2023-2025 and 2024-2026 LTIPP PSUs, if provision for the assumption or substitution of the PSUs is made, then the PSUs will convert into a number of time-based, stock settled RSUs, with such number determined based upon actual achievement of the performance goals through the date of the change in control (without pro-ration), and such RSUs shall continue to vest; provided that, in the event that the participant’s service is terminated without cause or for “good reason,” and not as a result of the NEO’s disability or death, during the two-year period beginning on the date of the change in control, then such RSUs shall immediately vest in full upon the date of such termination.

(9)
The amounts identified in the Incentive Compensation row of the columns titled “Termination prior to a Change in Control of Company without Cause,” “Death and Disability,” and “Retirement” represent a payment of the fiscal 2024 annual incentive compensation based on actual results for the entire performance period. Upon a change in control, in the Compensation Committee’s discretion, the incentive award will vest based on the greater of actual results or pro-rated target performance. The amounts identified in the Incentive Compensation row of the “Change in Control without Termination” column are based on actual performance for the 2024 annual incentive award without pro-ration since the entire performance period was completed as of September 30, 2024.
(10)
Mr. Novo is over his Parachute Limit under Sections 4999 and 280G of the Internal Revenue code if a CIC occurs with a qualifying termination. However, a reduction in payments will not result in a greater overall net after-tax benefit, so a cutback will not be applied.
(11)
Future potential payouts remain for Mr. Chong’s PSU awards which were granted on November 18, 2021, November 17, 2022, November 18, 2022, and November 14, 2023. Based on the amount of time Mr. Chong was employed during these award periods, he is eligible to receive 3,176, 1,762, 1,815 and 897 shares, respectively, assuming 100% achievement of company RONA and rTSR metrics.

54 / ashland.com

2024 executive compensation tables

executive change in control agreements

Messrs. Novo and Willis executed change in control agreements in January 2020 and October 2015 respectively with Ashland. These agreements describe the payments and benefits to which the executive is entitled in the event of a qualifying termination of employment within the two-year period following a change in control of Ashland.

If within two years after a change in control (see the “Definitions” section below) an executive’s employment is terminated without cause or the executive terminates employment for good reason (see the “Definitions” section below), the executive is entitled to the following:

Benefit	CEO	Other NEOs
Base Compensation

Three times the sum of his or her highest annual base compensation and highest target percentage annual incentive compensation in respect of the prior three fiscal years preceding the fiscal year in which the termination occurs in a lump sum paid in the seventh month following termination.

Two times the sum of his or her highest annual base compensation and highest target percentage annual incentive compensation in respect of the prior three fiscal years preceding the fiscal year in which the termination occurs in a lump sum paid in the seventh month following termination.

Medical, dental and group life

Ashland continues to subsidize its share of the premium for the same severance period and an additional cash payment equal to the subsidized premiums for the number of months, if any, by which the severance multiple exceeds the COBRA continuation period.

Ashland continues to subsidize its share of the premium for the same severance period and an additional cash payment equal to the subsidized premiums for the number of months, if any, by which the severance multiple exceeds the COBRA continuation period.

Performance Units	Full payment at target in cash of any then-outstanding Performance Unit awards granted under the LTIPP (less any amounts already paid under the LTIPP because of the change in control).	Full payment at target in cash of any then-outstanding Performance Unit awards granted under the LTIPP (less any amounts already paid under the LTIPP because of the change in control).

Restricted Units	Immediate vesting of all outstanding RSE/RSUs.	Immediate vesting of all outstanding RSE/RSUs.

Incentive Compensation

Payment in cash equal to the amount earned for any prior fiscal year for which the CEO has not yet received payment, and payment of the pro-rata portion (through the date of termination) of any incentive compensation for the fiscal year in which the date of termination occurs calculated on the basis of the target bonus percentage of base compensation in the applicable incentive compensation plan.

Payment in cash of any earned incentive compensation for completed performance periods not already paid and pro-rata(1) payment of any incentive compensation at target level for the fiscal year in which the termination occurs.

Outplacement and Financial Planning	Outplacement services for one year after termination and financial planning for the calendar year in which the termination occurs.	Outplacement services for one year after termination and financial planning for the calendar year in which the termination occurs.

Vacation	Payment of all unused, earned and accrued vacation in a lump sum.	Payment of all unused, earned and accrued vacation in a lump sum.

2025 proxy statement / 55

2024 executive compensation tables

(1) Payment to J. Kevin Willis would be equal to the highest annual incentive target of the past three fiscal years pursuant to his separate employment agreement.

As a condition to receiving the benefits and compensation payable under the agreement, each NEO has agreed for a period of 24 months (36 months for the CEO) following termination following a change in control other than by reason of death or disability, for cause or voluntary termination without good reason, absent prior written consent of Ashland’s General Counsel, to refrain from engaging in competitive activity against Ashland; and to refrain from soliciting persons working for Ashland, soliciting customers of Ashland or otherwise interfering with Ashland’s business relationships. Pursuant to the agreement, each executive has also agreed not to disclose Ashland’s confidential information, subject to limited exceptions. If an executive breaches the agreement, Ashland has the right to recover benefits that have been paid to the executive. Finally, an executive may recover legal fees and expenses incurred as a result of Ashland’s unsuccessful legal challenge to the agreement or the executive’s interpretation of the agreement.

definitions

“Cause” is any of the following:

o
Willfully failing to substantially perform duties after a written demand for such performance (except in the case of disability);
o
Willfully engaging in gross misconduct materially and demonstrably injurious to Ashland after a written demand to cease such misconduct; or
o
Conviction or plea of nolo contendere for a felony involving moral turpitude.

To be terminated for cause, the Board of Directors must pass a resolution by three quarters vote finding that the termination is for cause.

“Good reason” includes any of the following that occurs after a change in control:

o
Significant diminution of position, duties, responsibilities, or status;
o
Reduction to base salary of at least 15%;
o
Relocation exceeding 50 miles;
o
Failure to continue incentive plans, whether cash or equity, or any other plan or arrangement to receive Ashland securities; or
o
Material breach by the Company of the executive change in control agreement or a failure by the Company to assume such agreement.

“Change in control” is a complex definition, but may be summarized to include any of the following:

o
The consolidation or merger of Ashland into an unrelated entity in which the former Ashland stockholders own less than 50% of the outstanding shares of the new entity, except for a merger under which the holders of Ashland’s common stock before the merger have substantially the same proportionate ownership of common stock in the entity immediately after the merger;
o
The sale, lease, exchange or other transfer of 80% or more of Ashland’s assets;
o
A stockholder approved liquidation or dissolution;
o
The acquisition of 20% or more of the outstanding shares of Ashland by an unrelated person without approval of the Board; or
o
Changes to Ashland’s Board during two consecutive years that result in a majority of the Board changing from its membership at the start of such two-consecutive year period, unless two-thirds of the remaining directors at the start of such two consecutive year period voted to approve such changes.

56 / ashland.com

2024 executive compensation tables

incentive compensation, RSE/RSUs and PSUs

On July 15, 2015, the Compensation Committee approved an amendment to the 2015 Incentive Plan, which provides for the Committee to have the option to grant awards under the 2015 Incentive Plan with double-trigger change in control provisions set forth in an award agreement. The default under the 2015 Incentive Plan is a single-trigger change in control provision. In connection with this amendment, the Committee also approved forms of the award agreements generally containing the double-trigger change in control vesting provision in the event of a termination without cause within one year following a change in control, which we refer to as the “2015 Amended Award Agreements”. All awards granted to named executive officers under the 2015 Incentive Plan since this amendment have used the 2015 Amended Award Agreements. Other than this change, the 2015 Amended Award Agreements are substantially similar to the prior award agreements.

Under the 2021 Omnibus Plan, in the event provision is made in connection with the change in control for the assumption or substitution of awards previously granted, the award agreements for the 2021 Omnibus Plan provide for double-trigger vesting provisions for each award type upon termination without cause or a resignation for good reason within one year following a change in control.

If the awards are not assumed or substituted in connection with the change in control, awards previously granted will be treated as follows:

o
All PSUs, cash incentive awards and awards designated as performance compensation awards would, in each case as specified in the applicable award agreement or otherwise, either (a) be canceled and terminated without any payment or consideration therefor or (b) automatically vest based on actual achievement of any applicable performance goals through the date of the change in control, as determined by the Compensation Committee in its sole discretion, or achievement of target performance levels (or the greater of actual achievement of any applicable performance goals through the date of the change in control, as determined by the Compensation Committee in its sole discretion, and target performance levels). In the case of vesting based on target performance levels, however, such awards would also be prorated for the portion of the performance period elapsed prior to the change in control.
o
All other outstanding awards would automatically be deemed exercisable or vested and all restrictions and forfeiture provisions related thereto would lapse as of immediately prior to such change in control and will be paid out at the earliest time permitted under the terms of the applicable agreement, plan, or arrangement that will not trigger a tax or penalty under Section 409A of the Code.

For purposes of the above descriptions, the term “change in control” is defined in the applicable plan or, in the case of the 2021 Omnibus Plan, in either the plan or the award agreements, and has substantially the same meaning as it does in the executive change in control agreements. In addition, the award agreements and incentive plans provide for forfeiture and clawbacks in the event the participant breaches certain non-compete, non-solicitation and confidentiality (subject to whistleblower protections) covenants.

For purposes of the above descriptions, the term without “cause” has substantially the same meaning as it does in the executive change in control agreements, and the term “good reason” means the occurrence of either a reduction to base salary of at least 15% or a relocation exceeding 50 miles.

SERP, excess plans, qualified pension plan, employees’ deferral plan and non-qualified defined contribution plan

For payments and benefits under the Employees’ Deferral Plan and the Non-Qualified Defined Contribution Plan, except in the event of a change in control, see the “Non-Qualified Deferred Compensation” table and the narrative thereunder in this Proxy Statement.

2025 proxy statement / 57

2024 executive compensation tables

after a change in control

The term “change in control” is defined in the Employees’ Deferral Plan and the Non-Qualified Defined Contribution Plan and has substantially the same meaning as it does in the executive change in control agreements. Under the Employees’ Deferral Plan, a change in control results in an automatic lump sum distribution of the benefit for deferrals made before January 1, 2005. Deferrals made on and after January 1, 2005, will not be automatically distributed upon a change in control, but rather will be distributed pursuant to each employee’s election and valued at the time of the distribution. Under the NQDCP, a participant will become one hundred percent (100%) vested in his or her accounts upon a change in control.

58 / ashland.com

CEO pay ratio

Pursuant to Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of SEC Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Guillermo Novo, our Chair and Chief Executive Officer.

For fiscal 2024,

o
The median of the annual total compensation of all employees of our company (other than our CEO) was $76,448; and
o
The annual total compensation of our CEO, as reported in the “Summary Compensation Table” on page 45 of this Proxy Statement was $8,981,991.

Based on this information for fiscal 2024, the ratio of the annual total compensation of Mr. Novo to the median of the annual total compensation of all employees was 117:1.

To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of the “median employee” for this purpose, the methodology and the material assumptions, adjustments and estimates that were used were as follows:

o
Our employee population and company structure did not significantly change from our determination of CEO pay ratio in July 2023. During our last calculation of this ratio, we selected July 31, 2024 as the date upon which we would identify the “median employee” to allow sufficient time to identify the median employee given the global scope of our operations.
o
We determined that, as of July 31, 2024, our employee population for pay ratio disclosure purposes consisted of approximately 3,700 employees. We applied the 5% exclusion rule to employees in certain jurisdictions outside of the U.S. which eliminated 167 employees in the following countries: Argentina – 2, Australia – 3, Colombia – 8, Czech Republic – 1, Hungary – 1, Indonesia – 7, Ireland – 24, Italy – 11, Japan – 14, Philippines – 2, Singapore – 8, South Korea – 14, Spain – 5, Sweden – 1, Switzerland – 17, Taiwan – 1, Thailand – 19, Turkey – 22, United Arab Emirates – 4 and Vietnam – 3. We did not include workers employed and compensated by a third party.
o
To identify the median employee from our employee population, we used compensation consisting of base wages, overtime, shift differentials, lump sum merit payments, designated paid time off, including holiday pay, bereavement pay, vacation pay, and annual cash incentive.
o
In making these determinations, we took actual pay from August 1, 2023 to July 31, 2024 without annualization. We did not utilize any statistical sampling or cost-of-living adjustments when identifying the median employee. We converted all eligible earnings to U.S. dollars.
o
Based on the CEO pay ratio calculated above, we updated our median employee annual total compensation to the $76,448 for July 2024.

The CEO pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on the methodologies and assumptions described above, which were chosen from a wide range of permissible methodologies, estimates and assumptions. As a result, the CEO pay ratios reported by other companies, which may have employed other permitted methodologies or assumptions, and which may have a significantly different work force structure from ours, are likely not comparable to our CEO pay ratio.

2025 proxy statement / 59

pay versus performance

The following table sets forth the relationship between executive compensation actually paid and the financial performance of the Company in accordance with SEC rules. It includes compensation for our Principal Executive Officer (“PEO”), Mr. Guillermo Novo, and the average compensation for all other NEOs, or the non-PEO NEOs. The Compensation Committee does not necessarily consider these measures or calculations in setting compensation for the named executive officers or for linking executive compensation with Company performance for 2024 or any prior periods disclosed. For a description of the Compensation Committee’s processes, policies, and considerations when setting compensation and evaluating performance, please see the “Compensation Discussion and Analysis” beginning on page 28 of this Proxy Statement.

pay versus performance table

					Value of Initial Fixed $100 Investment Based On:
	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO	Average Summary Compensation Table Total for Non-PEO NEOs	Average Compensation Actually Paid to Non-PEO NEOs	Total Shareholder Return	Peer Group Total Shareholder Return	Net Income	Adjusted EBITDA
Fiscal Year	($)(1)	($)(1)(2)	($)(1)	($)(1)(2)	($)(3)	($)(3)	(millions)	(millions)(4)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2024	$8,730,361	$12,245,391	$2,737,290	$2,931,498	$130	$154	$247	$454
2023	$6,971,609	$239,756	$2,180,569	$607,649	$120	$135	$178	$452
2022	$9,317,202	$12,896,115	$2,070,778	$2,629,583	$137	$114	$927	$625
2021	$7,597,903	$9,133,390	$1,718,056	$1,937,347	$127	$128	$220	$568

(1)
The following individuals are our PEO and other NEOs for each fiscal year:

Fiscal Year	PEO(s)	Non-PEO NEOs
2024	Guillermo Novo	J. Kevin Willis, Alessandra Faccin Assis, Osama M. Musa, Karl Bostaph, Min S. Chong
2023	Guillermo Novo	J. Kevin Willis, Osama M. Musa, Min S. Chong, Ashok Kalyana, Xiao L. Wang
2022	Guillermo Novo	J. Kevin Willis, Osama M. Musa, Min S. Chong, Ashok Kalyana
2021	Guillermo Novo	J. Kevin Willis, Osama M. Musa, Min S. Chong, Eric N. Boni, Peter J. Ganz, Keith C. Silverman

(2)
Compensation actually paid to our NEOs represents the “Total” compensation reported in the Summary Compensation Table for the applicable fiscal year, adjusted as follows:

60 / ashland.com

pay versus performance

	FY 2021		FY 2022		FY 2023		FY 2024
Adjustments	PEO	Avg. non-PEO NEO	PEO	Avg. non-PEO NEO	PEO	Avg. non-PEO NEO	PEO	Avg. non-PEO NEO
Summary Compensation table total for applicable year.	$7,597,903	$1,718,056	$9,317,202	$2,070,778	$6,971,609	$2,180,569	$8,730,361	$2,737,290
Decrease for Amounts Reported under the “Stock Awards” and “Option Awards” Columns in the Summary Compensation Table for Applicable FY	$(5,070,529)	$(689,800)	$(5,813,052)	$(1,091,034)	$(5,454,895)	$(1,266,710)	$(5,999,782)	$(1,383,706)
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Remain Unvested as of Applicable FY End, determined as of Applicable FY End. RSU values include RSUs attributable to reinvested Dividend Equivalents	$5,552,278	$763,999	$5,496,450	$1,031,613	$2,480,910	$434,862	$6,960,978	$1,318,085
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Vested during Applicable FY, determined as of Vesting Date	$—	$—	$—	$—	$—	$29,299	$—	$687
Increase (decrease) for Awards Granted during Prior FY that were Outstanding and Unvested as of Applicable FY End, determined based on change in ASC 718 Fair Value from Prior FY End to Applicable FY End	$613,358	$75,953	$3,309,374	$368,466	$(5,624,508)	$(809,270)	$(52,832)	$10,870
Increase (decrease) for Awards Granted during Prior FY that Vested During Applicable FY, determined based on change in ASC 718 Fair Value from Prior FY End to Vesting Date	$440,380	$87,417	$586,141	$78,210	$1,619,255	$76,486	$2,606,666	$371,634
Decrease of ASC 718 Fair Value of Awards Granted during Prior FY that were Forfeited during Applicable FY, determined as of Prior FY End	$—	$(26,335)	$—	$—	$—	$(56,609)	$—	$(123,362)
Increase based on Dividends or Other Earnings Paid during Applicable FY prior to Vesting Date	$—	$—	$—	$—	$247,385	$19,022	$—	$—
Increase (decrease) for Change in the Actuarial Present Values reported under the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” Column of the Summary Compensation Table for Applicable FY	$—	$8,057	$—	$171,550	$—	$—	$—	$—
Increase for Service Cost and, if applicable, Prior Service Cost for Pension Plans	$—	$—	$—	$—	$—	$—	$—	$—
Compensation Actually Paid	$9,133,390	$1,937,347	$12,896,115	$2,629,583	$239,756	$607,649	$12,245,391	$2,931,498

(3)
rTSR is cumulative for the measurement periods beginning on October 1, 2020, and ending on September 30, 2021, September 30, 2022, September 30, 2023 and September 30, 2024, calculated in accordance with Item 201(e) of Regulation S-K. The Peer Group rTSR column consists of 57 companies within the S&P 500 Materials (large-cap) and the S&P MidCap 400 Materials (our “Peer Group – Materials”), which is the industry specific peer group in our 10-K.
(4)
“Adjusted EBITDA” is a non-GAAP measure used for purposes of our Annual Incentive Plan. A reconciliation of this non-GAAP financial measure to results in accordance with GAAP can be found in Appendix A to this Proxy Statement.

2025 proxy statement / 61

pay versus performance

pay versus performance relationship

The chart below provides a comparison between (i) the total stockholder return of Ashland and our Peer Group – Materials assuming a fixed $100 initial investment on October 1, 2020 and reinvestment of dividends, and (ii) the compensation actually paid to our PEO and the average compensation actually paid to our non-PEO NEOs for the fiscal years ended September 30, 2021, September 30, 2022, September 30, 2023 and September 30, 2024.

Company TSR and Peer Group - Materials TSR vs. Compensation Actually Paid
Cumulative TSR (On Fixed $100 Investment)
Compensation Actually Paid
180
160
140
120
100
80
60
40
20
0
14000000
12000000
10000000
8000000
6000000
4000000
2000000
0
FY 2020
FY 2021
FY 2022
FY 2023
FY 2024
PEO Compensation Actually Paid
Avg non-PEO NEO Compensation Actually Paid
Ashland TSR
Peer Group - Materials TSR

	FY 2020	FY 2021	FY 2022	FY 2023	FY 2024
Ashland TSR	$100	$127	$137	$120	$130
Peer Group - Materials TSR	$100	$128	$114	$135	$154
PEO Compensation Actually Paid		$9,133,390	$12,896,115	$239,756	$12,245,391
Avg non-PEO NEO Compensation Actually Paid		$1,937,347	$2,629,583	$607,649	$2,931,498

62 / ashland.com

pay versus performance

The chart below provides a comparison between (i) Ashland’s Adjusted EBITDA and (ii) compensation actually paid to our PEO and average compensation actually paid to our non-PEO NEOs for the fiscal years ended September 30, 2021, September 30, 2022, September 30, 2023 and September 30, 2024.

Adjusted EBITDA vs. Compensation Actually Paid
Adjusted EBITDA (in millions)
Compensation Actually Paid
700
600
500
400
300
200
100
0
14000000
12000000
10000000
8000000
6000000
4000000
2000000
0
FY 2021
FY 2022
FY 2023
FY 2024
PEO Compensation Actually Paid
Avg non-PEO NEO Compensation Actually Paid
Adj. EBITDA (in millions)

	FY 2021	FY 2022	FY 2023	FY 2024
Adj. EBITDA (in millions)	$568	$625	$452	$454
PEO Compensation Actually Paid	$9,133,390	$12,896,115	$239,756	$12,245,391
Avg non-PEO NEO Compensation Actually Paid	$1,937,347	$2,629,583	$607,649	$2,931,498

2025 proxy statement / 63

pay versus performance

The chart below provides a comparison between (i) Ashland’s Net Income and (ii) compensation actually paid to our PEO and average compensation actually paid to our non-PEO NEOs for the fiscal years ended September 30, 2021, September 30, 2022, September 30, 2023 and September 30, 2024.

Net Income vs. Compensation Actually Paid
Net Income (in millions)
1000
900
800
700
600
500
400
300
200
100
0
14000000
12000000
10000000
8000000
6000000
4000000
2000000
0
Compensation Actually Paid
FY 2021
FY 2022
FY 2023
FY 2024
PEO Compensation Actually Paid
Avg non-PEO NEO Compensation Actually Paid
Net Income (in millions)

	FY 2021	FY 2022	FY 2023	FY 2024
Net Income (in millions)	$220	$927	$178	$247
PEO Compensation Actually Paid	$9,133,390	$12,896,115	$239,756	$12,245,391
Avg non-PEO NEO Compensation Actually Paid	$1,937,347	$2,629,583	$607,649	$2,931,498

performance measures

The following performance measures are the most important used by the Company to link executive compensation actually paid to the NEOs to company performance during the fiscal year ended September 30, 2024. The measures listed are not ranked

Company-selected performance measures:
Adjusted EBITDA
Return on Net Assets (“RONA”)
Relative TSR compared to the S&P 400 Index

64 / ashland.com

proposal two — ratification of appointment of independent registered public accounting firm

The Audit Committee of the Board has recommended to the Board, and the Board has approved, the appointment of Ernst and Young, LLP (“EY”) to audit Ashland’s Consolidated Financial Statements and Internal Controls Over Financial Reporting for fiscal 2025, subject to ratification by the stockholders at the Annual Meeting. The Audit Committee believes that the continued retention of EY to serve as Ashland’s independent registered public accounting firm is in the best interests of Ashland and its stockholders. In making such a determination, the Audit Committee considers, among other things, an evaluation of EY’s performance, qualifications, independence, tenure, and appropriateness of fees, as well as the potential impact of changing auditors.

The following table presents fees for professional services rendered by EY for fiscal years 2024 and 2023.

	2024	2023

Audit Fees(1)	$5,702,046	$5,520,000
Audit-Related Fees(2)	655,911	25,000
Tax Fees(3)	237,988	117,000
Total Other Fees(4)	—	—
Total	$6,595,945	$5,662,000

(1)
Audit fees for fiscal 2024 and 2023 include fees and expenses associated with the annual audit of Ashland’s consolidated financial statements and internal controls over financial reporting and interim reviews of Ashland’s consolidated financial statements. Audit fees also include fees associated with various audit requirements of Ashland’s foreign subsidiaries (statutory requirements) and agreed upon procedures reports that are required to be issued by Ashland’s independent registered public accounting firm. Audit fees in 2024 and 2023 also include fees associated with the Company’s foreign securitization program, supply chain financing program, the Nutraceuticals divestiture and assistance with the review of document filed with the SEC.
(2)
Audit-related fees in 2024 and 2023 include agreed upon procedure reports and due diligence activities associated with potential acquisition and divestiture activities.
(3)
Tax fees include fees principally incurred for assistance with U.S. and international tax planning and compliance.
(4)
There were no other fees.

Representatives of EY will attend the Annual Meeting to respond to questions from stockholders and will be given the opportunity to make a statement.

The stockholders are being asked to ratify the Audit Committee’s appointment of EY. Ratification of the appointment of EY requires approval by a majority of the votes cast by the stockholders entitled to vote thereon who are present in person or by proxy. Abstentions will not be counted as votes cast either for or against the proposal. As this proposal is considered a “routine” matter by the New York Stock Exchange, there should not be any broker non-votes cast in connection with this proposal. If the stockholders fail to ratify this appointment, the Audit Committee may, but is not required to, reconsider whether to retain EY. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different accounting firm at any time during the year if it determines that such a change would be in the best interests of Ashland and its stockholders.

If no voting specification is made on a properly returned or voted proxy card, Guillermo Novo or Robin E. Lampkin (proxies named on the proxy card) will vote on your behalf FOR the ratification of EY as Ashland’s independent registered public accounting firm for fiscal 2025.

The Board of Directors unanimously recommends a vote FOR the ratification of EY as Ashland’s independent registered public accounting firm for fiscal 2025.

2025 proxy statement / 65

audit committee report

The Audit Committee currently is composed of five independent directors and operates under a written charter adopted by the Board of Directors. At its November 2024 meeting, the Board determined that all current Audit Committee members—Ms. Main and Messrs. Joseph, Peribere, Pedreiro and Tozier—are independent as defined by SEC rules, the listing standards of the New York Stock Exchange, which apply to Ashland, and Ashland’s Standards. The Board also determined that each member of the Audit Committee is an audit committee financial expert as defined by SEC rules.

The Audit Committee assists in fulfilling the oversight responsibilities of the Board relating to the integrity of the Company’s financial statements and financial reporting process, the integrity of the Company’s systems of internal accounting and financial controls, the performance of the Company’s internal audit function and independent auditors, the independent auditors’ qualifications, independence and audit of the Company’s financial statements, the Company’s risk management policies and processes, including cybersecurity risks, the Company’s financial affairs, including capital allocation framework, prioritization, significant decisions and risk considerations, and legal and regulatory compliance requirements. The Audit Committee through its Chair is also directly involved in the selection of the independent auditor’s lead engagement partner, which occurs every five years. The Company's lead engagement partner rotation occurred in November 2024 for the fiscal 2025 audit.

During fiscal 2024, the Audit Committee met eight times, including teleconferences to discuss and review Ashland’s quarterly financial performance, associated news releases, quarterly reports on Form 10-Q and annual report on Form 10-K.

The Company’s management has primary responsibility for establishing and maintaining adequate internal financial controls, for preparing the financial statements and for the public reporting process. The independent auditors are responsible for expressing opinions on the conformity of the Company’s audited financial statements with generally accepted accounting principles and on management’s assessment of the effectiveness of the Company’s internal control over financial reporting.

Ernst & Young LLP (“EY”), an independent registered public accounting firm, was engaged to audit Ashland’s consolidated financial statements for fiscal 2024 and to issue an opinion on whether such statements present fairly, in all material respects, Ashland’s consolidated financial position, results of operations and cash flows in conformity with U.S. generally accepted accounting principles. EY was also engaged to audit and to issue an opinion on the effectiveness of Ashland’s internal control over financial reporting. Prior to any engagement of EY by Ashland, the engagement was approved in accordance with established policies and procedures. The Audit Committee reviewed and discussed with management and EY the audited financial statements, management’s assessment of the effectiveness of Ashland’s internal control over financial reporting, and EY’s evaluation of Ashland’s internal control over financial reporting. The Audit Committee further reviewed EY’s judgment as to the quality and acceptability of Ashland’s accounting principles, financial reporting process and controls and such other matters as are required to be discussed with the Audit Committee under the standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and the SEC. In addition, the Audit Committee received and reviewed EY’s independence from management and Ashland including the matters in the written disclosures required by the PCAOB.

The Audit Committee has adopted strict guidelines on the use of the independent registered public accounting firm to provide non-audit services. The Audit Committee must pre-approve any non-audit services performed by the independent registered public accounting firm. In circumstances where the engagement of independent auditors to perform work beyond the scope of and not contemplated in the original pre-approval occurs, specific pre-approval of the additional services is required by the Audit Committee Chair prior to the engagement of the independent auditors for those services and must be subsequently approved by the Audit Committee at its next meeting. In fiscal 2024, approval was sought and granted to EY to perform certain non-audit related services. The Audit Committee has considered whether the provision of audit-related and other non-audit services by EY is compatible with maintaining

66 / ashland.com

audit committee report

EY’s independence and has concluded that EY’s independence is not compromised by providing such services.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that Ashland’s consolidated financial statements be accepted for inclusion in its Annual Report on Form 10-K for the fiscal year ended September 30, 2024, for filing with the SEC.

audit committee

Sergio Pedreiro, Chair

Wetteny Joseph

Susan L. Main

Jerome A. Peribere

Scott A. Tozier

The Audit Committee Report does not constitute soliciting material and shall not be deemed to be filed or incorporated by reference into any other filing under the Securities Act of 1933, or the Securities Exchange Act of 1934, except to the extent that Ashland specifically incorporates the Audit Committee Report by reference therein.

2025 proxy statement / 67

proposal three — non-binding advisory resolution approving the compensation paid to Ashland’s named executive officers

Under Section 14A of the Exchange Act, the stockholders of Ashland are entitled to vote, on a non-binding advisory basis, at the Annual Meeting, on a resolution approving the compensation paid to Ashland’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.

In January 2023, Ashland’s Board approved a resolution providing that the executive compensation vote described in this Proposal Three shall be submitted to the stockholders annually.

Accordingly, the stockholders are being asked to vote upon, and the Board has approved and unanimously recommends, the following non-binding advisory resolution:

RESOLVED, that the compensation paid to Ashland’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.

The stockholder vote on executive compensation is an advisory vote only, and it is not binding on Ashland, Ashland’s Board or the Compensation Committee.

As described more fully in the “Compensation Discussion and Analysis” section on page 28 of this Proxy Statement, Ashland’s executive compensation program is designed to attract, motivate and retain individuals with the skills required to formulate and drive Ashland’s strategic direction and achieve short-term and long-term performance goals necessary to create stockholder value.

Ashland has several governance programs in place to align executive compensation with stockholder interests and mitigate risks in its plans. These programs include: stock ownership guidelines, limited perquisites, an anti-hedging policy, an anti-pledging policy and a clawback policy.

The non-binding advisory resolution regarding the compensation of the named executive officers described in this Proposal Three shall be approved if a majority of the votes cast by the stockholders entitled to vote thereon who are present in person or by proxy vote in favor of the resolution. Abstentions and broker non-votes will not be counted as either votes cast for or against the resolution.

If no voting specification is made on a properly returned or voted proxy card, Guillermo Novo or Robin E. Lampkin (proxies named on the proxy card) will vote on your behalf FOR the approval of the compensation of the named executive officers as disclosed in this Proxy Statement and described in this Proposal Three.

The Board of Directors unanimously recommends a vote FOR a non-binding advisory resolution approving the compensation paid to Ashland’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.

68 / ashland.com

beneficial ownership of common stock — certain other beneficial owners

The following table reports the number of shares of Ashland common stock that were beneficially owned by each person that has publicly reported ownership of more than five percent (5%) of Ashland’s outstanding shares of common stock as of the close of business on November 25, 2024.

Name and Address of Beneficial Owner	Aggregate Number of Shares of Common Stock Beneficially Owned		Percentage of Common Stock Beneficially Owned(1)

The Vanguard Group	4,862,394	(2)	9.6%
100 Vanguard Blvd
Malvern, PA 19355
BlackRock, Inc.	4,484,530	(3)	8.8%
55 East 52nd Street
New York, New York 10022
Dimensional Fund Advisors LP	2,774,677	(4)	5.5%
Building One
6300 Bee Cave Road
Austin, Texas 78746
Eminence Capital, LP	2,647,555	(5)	5.2%
399 Park Avenue, 25th Floor
New York, New York 10022
Massachusetts Financial Services Company	2,598,602	(6)	5.1%
111 Huntington Avenue
Boston, MA 02199

(1)
Percentages shown are calculated based on 47,180,428 outstanding shares of Ashland Common Stock as of November 25, 2024.
(2)
Based upon information contained in the Schedule 13F-HR filed by The Vanguard Group (“Vanguard”) with the SEC on November 13, 2024, Vanguard reported that as of September 30, 2024 it had: (a) sole investment discretion but no voting authority over 4,791887 shares of Ashland Common Stock; (b) shared investment discretion and voting authority with Vanguard Fiduciary Trust Co., and Vanguard Investments Australia Ltd. over 6,405 and 10,063 shares of Ashland Common Stock, respectively; and (c) shared investment discretion, but no voting authority, with Vanguard Global Advisers, LLC and Vanguard National Trust Co. over 53,989 and 50 shares, respectively.
(3)
Based upon information contained in the Schedule 13F-HR filed by BlackRock, Inc. (“BlackRock”) with the SEC on November 13, 2024, BlackRock reported that as of September 30, 2024 it had sole investment discretion over 4,484,827 shares of Ashland Common Stock, of which it had sole voting authority over 4,316,195 shares of Ashland Common Stock and no voting authority over 168,335 shares of Ashland Common Stock. BlackRock reports beneficial ownership on behalf of its and the following direct and indirect investment operating subsidiaries and affiliates: BlackRock Financial Management Inc / DE; BlackRock Investment Management (Australia) Ltd; BlackRock Asset Management Canada Ltd; BlackRock Investment Management, LLC; BlackRock Advisors LLC; BlackRock Fund Advisors; BlackRock Institutional Trust Company, N.A.; BlackRock Japan Co. Ltd; BlackRock Fund Managers Ltd.; BlackRock Investment Management (Uk) Ltd.; BlackRock (Netherlands) B.V.; BlackRock Asset Management Ireland Ltd; BlackRock Advisors (UK) Ltd; BlackRock Life Ltd; BlackRock Asset Management Schweiz Ag; and, Aperio Group, LLC. BlackRock specifically disclaims investment discretion over the holdings reported by its investment operating subsidiaries.
(4)
Based upon information contained in the Schedule 13F-HR filed by Dimensional Fund Advisors LP (“Dimensional”) with the SEC on November 7, 2024, Dimensional reported that as of September 30, 2024 it had: (a) sole investment discretion over 2,656,820 shares of Ashland Common Stock, of which it had sole voting authority over 2,591,229 shares of Ashland Common Stock and no voting authority over 65,591 shares of Ashland Common Stock; (b) shared investment discretion and voting authority with DFA Australia, Ltd. over 17,774 shares of Ashland Common Stock; (c) shared investment discretion with Dimensional Fund Advisors Ltd. over 7,976 shares of Ashland Common Stock, of which it had shared voting authority over 3,545 shares of Ashland Common Stock and no voting authority over 4,431 shares of Ashland Common Stock; (d) shared investment discretion and voting authority with Dimensional Fund Advisors Pte. Ltd. over 1,165 shares of Ashland Common Stock; and (e) shared investment discretion and voting authority with Dimensional Ireland Ltd. over 90,942 shares of Ashland Common Stock.
(5)
Based upon information contained in the Schedule 13F-HR filed by Eminence Capital LP (“Eminence”) with the SEC on November 14, 2024, Eminence reported that it as of September 30, 2024 has sole investment discretion and voting authority over 2,647,555 shares of Ashland Common Stock.
(6)
Based upon information contained in the Schedule 13G filed by Massachusetts Financial Services Company (“MFS”) with the SEC on November 12, 2024, MFS reported that as of September 30, 2024, MFS and/or certain other non-reporting entities, beneficially own 2,598,602 shares of Ashland Common Stock, as to which MFS has sole voting power as to 2,592,340 shares of Ashland Common Stock and sole dispositive power as to 2,598,602 shares of Ashland Common Stock.

2025 proxy statement / 69

beneficial ownership of common stock — management

The following table sets forth information regarding the beneficial ownership of Ashland common stock as of the close of business on November 25, 2024, by:

•
Each of our directors and nominees for director, including our Chair of the Board;
•
Each named executive officer; and
•
All current directors and executive officers as a group.

common stock ownership

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Shares Beneficially Owned

Guillermo Novo	126,738	*
J. Kevin Willis	232,716	*	(1)(2)
Alessandra Faccin Assis	—	*
Osama M. Musa	26,609	*
Karl Bostaph	7,012	*
Min S. Chong	12,723	*	(2)
Steven D. Bishop	6,357	*	(2)(3)
Sanat Chattopadhyay	2,607	*	(2)(3)
Suzan F. Harrison	3,877	*	(3)
Ashish K. Kulkarni(a)	1,019	*	(3)
Wetteny Joseph(b)	5,909	*	(3)
Susan L. Main	13,399	*	(3)
Sergio Pedreiro	2,799	*	(3)
Jerome A. Peribere	12,485	*	(3)
Janice J. Teal(b)	39,629	*	(2)(3)
Scott Tozier(a)	1,153	*	(3)
All directors and current executive officers as a group (20 people)	482,309	*	(1)(2)(3)

(a)
Mr. Tozier and Dr. Kulkarni joined the Board on April 15, 2024 and May 6, 2024, respectively.
(b)
Dr. Teal will retire from the Board as of the 2025 Annual Meeting and will not stand for re-election. Mr. Joseph has chosen to not stand for re-election at the 2025 Annual Meeting.

* Less than one percent based upon a total of 47,180,428 shares of common stock outstanding on November 25, 2024.

(1)
Includes shares of Ashland Common Stock held under the Employee Savings Plan by executive officers: as to Mr. Willis, 36,242 shares; and as to all executive officers as a group, 45,190 shares. Participants can vote the Employee Savings Plan shares.
(2)
Includes grants of restricted stock units, common stock units and/or restricted stock equivalents held by executive officers in the Ashland Common Stock Fund under Ashland’s non-qualified Deferred Compensation Plan for Employees (the “Employees’ Deferral Plan”) or by directors under the non-qualified Deferred Compensation Plan for Non-Employee Directors (the “Directors’ Deferral Plan”): as to Mr. Bishop 2,480 common stock units; as to Mr. Chattopadhyay, 406 common stock units; as to Ms. Teal, 14,509 common stock units; as to Mr. Willis, 30,185 restricted stock units; as to Mr. Chong, 1,709 restricted stock units; and as to all directors and executive officers as a group, 50,683 units.
(3)
Includes restricted shares held by each non-employee director: as to Mr. Bishop, 3,877 shares; as to Mr. Chattopadhyay, 2,201 shares; as to Ms. Harrison, 3,877 shares; as to Dr. Kulkarni, 1,019 shares; as to Mr. Joseph, 5,909 shares; as to Ms. Main, 11,516 shares; as to Mr. Pedreiro, 2,799 shares; as to Mr. Peribere, 10,602 shares; as to Dr. Teal, 23,236 shares; and as to Mr. Tozier, 1,153 shares.

70 / ashland.com

delinquent section 16(a) reports

Under the securities laws, directors, certain officers and persons holding more than 10% of our common stock must report their initial ownership of our common stock and any changes in their ownership to the SEC. The SEC has designated specific due dates for these reports, and we must identify in this Proxy Statement those persons who did not file these reports when due. Based solely on our review of copies of the reports filed with the SEC and the written representations of our directors and executive officers, we believe that each person who at any time during the 2024 fiscal year was a director or an executive officer or held more than 10% of our common stock filed the required reports on time in fiscal year 2024 except for one Form 4 filing for Mr. Bostaph, that was inadvertently filed late on November 27, 2023 due to administrative error.

2025 proxy statement / 71

questions and answers about the 2025 annual meeting

q:	why did I receive the proxy materials?

a:

Ashland Inc. (the “Company”) has made these proxy materials available to you on the Internet, or upon your request, has delivered printed copies of these proxy materials to you, in connection with the solicitation of proxies for use at the Company’s 2025 Annual Meeting of Stockholders (the “Annual Meeting”), which will be held virtually on Tuesday, January 21, 2025 at 10:30 a.m. (EST). You are invited to participate in and vote on the items of business described in this proxy statement at the Annual Meeting.

q:	what is included in the proxy materials?

a:

These proxy materials include:

•
our 2025 proxy statement for the Annual Meeting
•
our Annual Report on Form 10-K for the fiscal year ended September 30, 2024, as filed with the Securities and Exchange Commission (the “SEC”) on November 18, 2024; and
•
the proxy card or a voting instructions form for the Annual Meeting.

q:	Why did I receive a notice regarding the availability of proxy materials on the internet?

a:

Pursuant to rules adopted by the SEC, we have elected to provide all stockholders of the Company as of November 25, 2024 (the “Record Date”) with notice of and access to our proxy materials over the Internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board of Directors of Ashland Inc, is soliciting your proxy to vote at the Annual Meeting including at any adjournments or postponements thereof. Instructions on how to vote, access the proxy materials over the internet or to request a printed copy may be found in the Notice.

q:	why did I receive the proxy materials in the mail?

a:

We are providing paper copies of the proxy materials to those stockholders who have previously requested to receive paper copies. If you do not want to receive paper copies of proxy materials on an ongoing basis, please sign up for electronic delivery by following the instructions on your proxy card or voter instruction form.

q:	what is a Proxy?

a:

A proxy is your legal appointment of another person to vote the stock you own; that other person is called a proxy. If you appoint someone as your proxy in a written document, that document is called a “proxy” or a “proxy card.” We have designated Guillermo Novo, Chair and Chief Executive Officer, and Robin E. Lampkin, Senior Vice President, General Counsel and Secretary, to act as proxies for the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares if you provide a proxy in the manner described herein.

72 / ashland.com

questions and answers about the annual meeting

q:	what is a Proxy Statement?

a:

A Proxy Statement is a document that sets forth the information required by the federal securities laws and regulations administered by the SEC which is intended to assist you with voting on an informed bases at the Annual Meeting.

q:	how do I attend the Annual Meeting?

a:

The 2025 Annual Meeting will be held virtually at www.virtualshareholdermeeting.com/ASH2025. If you are a stockholder of record (i.e., your shares of common stock are registered in your name with Equiniti Trust Company) and want to participate in the Annual Meeting, including by voting and submitting questions, you must register with our proxy solicitor, Alliance Advisors, in advance at web.viewproxy.com/ASH/2025. If you do not register, you may still attend the Annual Meeting via the live audio webcast if you are a confirmed stockholder, but you will not have the option to ask questions or vote your shares during the meeting.

who can vote at the annual meeting?

a:

Only stockholders of record of Ashland’s common stock at the close of business on Monday, November 25, 2024 are entitled to notice of and to vote at the 2025 Annual Meeting or any adjournment or postponement thereof. As of the Record Date, there were 47,180,428 shares issued and outstanding. Each share of common stock that you own entitles you to one vote. Your Notice or proxy card shows the number of shares of common stock that you own.

q:	what matters will be voted on at the Annual Meeting?

a:	(1)	The election of nine directors to hold office until the next annual meeting of stockholders and until each of their successors have been elected and qualified;

	(2)	Ratification of Ernst & Young LLP (“EY”) as Ashland’s independent registered public accounting firm for fiscal 2025; and

	(3)	A non-binding advisory resolution approving the compensation paid to Ashland’s named executive officers.

q:	what are the recommendations of the board of directors?

a:	Your Board of Directors recommends that you vote your shares as follows:

	(1)	FOR the election of the nine directors nominated by your Board of Directors;

	(2)	FOR the ratification of EY as Ashland’s independent registered public accounting firm for fiscal year 2025; and

	(3)	FOR the approval, on a non-binding advisory basis, of the compensation paid to Ashland’s named executive officers.

2025 proxy statement / 73

questions and answers about the annual meeting

q:	can I ask questions at the annual meeting?

a:	All stockholders may submit questions pertinent to meeting matters through the virtual Annual Meeting website. Questions will be addressed during the Annual Meeting, subject to time constraints.

q:	how do I vote?

a:

We encourage all stockholders to submit proxies in advance of the Annual Meeting by telephone, by Internet or by mail. Sending your proxy by any of these methods will not affect your right to attend and vote at the Annual Meeting electronically or by executing a proxy designating a representative to vote for you electronically at the Annual Meeting.

If you are a registered stockholder as of the Record Date, you can vote by (i) following the instructions on the Notice or proxy card to vote by telephone or Internet, (ii) signing, dating and mailing your proxy card or (iii) attending and voting electronically at the Annual Meeting.

If you hold shares through a broker, bank or other nominee, that institution will instruct you as to how your shares may be voted by proxy, including whether telephone or Internet voting options are available.

what shares are included on the proxy card?

a:

If you are a registered stockholder of Ashland as of the Record Date, the proxy card represents all shares of Ashland Common Stock that are registered in your name as well as any shares you hold in the dividend reinvestment plan (the “DRP”) administered by EQ Shareowner Services (“EQ”) for investors in Ashland Common Stock and in the Employee Savings Plan, the Union Plan or the ISP Plan.

If your shares are held through a broker, bank or other nominee, your broker, bank or other nominee has enclosed a voting instruction form for you to use to direct it how to vote the shares held by such broker, bank or other nominee. Please return your completed voting instruction form to your broker, bank or other nominee. If your broker, bank or other nominee permits you to provide voting instructions via the Internet or by telephone, you may vote that way as well.

q:	what does it mean if I receive more than one proxy card on or about the same time?

a:

It generally means that you hold shares registered in more than one account. In order to vote all of your shares, please sign, date and return each proxy card or voting instruction form in the postage-paid envelope provided or, if you vote via the Internet or telephone, please be sure to vote using each proxy card or voting instruction form you receive.

q:	how do I vote my shares in the DRP?

a:

The proxy card represents all shares of Ashland Common Stock that are registered in your name as well as any shares you hold in the DRP administered by EQ for investors in Ashland Common Stock. Therefore, you may vote your DRP shares (together with your shares of Ashland Common Stock) by (i) attending and voting electronically at the Annual Meeting, (ii) following the instructions on the Notice or proxy card to vote by telephone or Internet or (iii) signing, dating and mailing your proxy card.

74 / ashland.com

questions and answers about the annual meeting

q:	how will the trustee of the employee savings plan, the union plan and the ISP plan vote?

a:

Each participant in the Employee Savings Plan, the Union Plan, or the ISP Plan may instruct the Trustee on how to vote the shares of Ashland Common Stock credited to the participant’s account in each plan. In the case of the Union Plan or the ISP plan, such instructions will additionally be applied to a proportionate number of shares of Ashland Common Stock held in all other plan participants’ accounts for which voting instructions are not timely received by the Trustee (the “non-directed shares”). In the case of the Employee Savings Plan, each participant may separately instruct the Trustee on how to vote a proportionate number of non-directed shares. Each participant who gives the Trustee any such instruction acts as a named fiduciary for the applicable plan under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). Your vote must be received by the plan tabulator, before 5:00 p.m. (EST) on Wednesday, January 15, 2025. You may not vote your shares in such plans at the Annual Meeting.

q:	can I change my vote once I vote by mail, by telephone or over the Internet?

a:

Yes. You have the right to change or revoke your proxy (1) at any time before the Annual Meeting by (a) notifying Ashland’s Secretary in writing at 8145 Blazer Drive, Wilmington, DE 19808, (b) returning a later dated proxy card or (c) entering a later dated telephone or Internet vote; or (2) by voting electronically during the Annual Meeting after registering at www.virtualshareholdermeeting.com/ASH2025. Any changes or revocations of voting instructions to the Trustee of the Employee Savings Plan, the Union Plan, or the ISP Plan must be received by the plan tabulator, before 5:00 p.m. (EST) on Wednesday, January 15, 2025.

q:	who tabulates the votes?

a:	Votes will be tabulated by Alliance Advisors, LLC as Inspector of Election for the Annual Meeting.

q:	how many votes must be present to hold the Annual Meeting?

a:

The holders of a majority of the outstanding shares of capital stock of the Company entitled to vote at the Annual Meeting must be present in person or represented by proxy in order to constitute a quorum for all matters to come before the meeting. For purposes of determining the presence of a quorum, “shares of capital stock of the Company” include all shares of common stock entitled to vote at the Annual Meeting.

q:	what vote is required to approve the proposals?

a:	(1)	Election of Directors — a majority of votes cast for each director nominee

	(2)	Ratification of appointment of independent registered public accounting firm for 2025 — a majority of the votes cast by the stockholders entitled to vote thereon who are present in person or by proxy

	(3)

Non-binding advisory resolution approving the compensation paid to Ashland’s named executive officers — a majority of the votes cast by the stockholders entitled to vote thereon who are present in person or by proxy

2025 proxy statement / 75

questions and answers about the annual meeting

q:	what is a broker non-vote?

a:

A broker non-vote occurs when brokers, banks or other nominees holding shares for a beneficial owner have discretionary authority to vote on “routine” matters brought before a stockholder meeting, but the beneficial owner of the shares fails to provide the broker, bank or other nominee with specific instructions on how to vote any “non-routine” matters brought to a vote at the stockholders meeting.

The only proposal that would be considered “routine” is the proposal for the ratification of the appointment of EY as Ashland’s independent registered public accountants for fiscal 2025. A broker, bank or other nominee will not be entitled to vote your shares on any “non-routine” matters, absent instructions from you. “Non-routine” matters include the election of directors and the approval, on a non-binding advisory basis, of the compensation paid to Ashland’s named executive officers.

Consequently, if you do not submit any voting instructions to your broker, bank or other nominee, your broker, bank or other nominee may exercise its discretion to vote your shares on the proposal to ratify the appointment of EY. If your shares are voted on this proposal as directed by your broker, bank or other nominee, your shares will constitute broker non-votes on each of the other proposals. Broker non-votes will count for purposes of determining whether a quorum exists but will not be counted as votes cast with respect to such proposals.

q:	how will my shares be voted if I submit a proxy card but do not specify how I want to vote?

a:

All shares represented by validly executed proxies will be voted at the Annual Meeting, and such shares will be voted in accordance with the instructions provided. If no voting specification is made on your returned proxy card, Guillermo Novo or Robin E. Lampkin, as individuals named on the proxy card, will vote in line with the Board’s recommendations with respect to any such proposal, i.e., (i) FOR the election of the nine director nominees, (ii) FOR the ratification of EY, and (iii) FOR the non-binding advisory resolution approving the compensation paid to Ashland’s named executive officers.

As of the date of this Proxy Statement, your Board of Directors knows of no business other than that set forth above to be transacted at the Annual Meeting, but if other matters requiring a vote do arise, it is the intention of Mr. Novo and Ms. Lampkin, as the individuals to whom you are granting your proxy, to vote in accordance with their best judgment on such matters.

q:	how will broker non-votes and abstentions be treated?

a:

Ashland will treat broker non-votes as present to determine whether or not there is a quorum at the Annual Meeting, but they will not be treated as entitled to vote on any “non-routine” matters. This means that broker non-votes will have no effect on whether any of the proposals pass. Abstentions will also be treated as present for the purpose of determining quorum, but as unvoted shares for the purpose of determining the approval of the election of directors, the ratification of EY and the approval, on a non-binding advisory basis, of the compensation paid to Ashland’s named executive officers.

Accordingly, we urge you to promptly give instructions to your broker to vote FOR your Board’s nominees by using the voting instruction card provided to you by your custodian.

76 / ashland.com

questions and answers about the annual meeting

q:	where can I find the voting results of the annual meeting?

a:

We intend to announce preliminary voting results based on our proxy solicitor’s advice at the Annual Meeting. We expect to report the final results based on the report of Alliance Advisors, LLC on a Current Report on Form 8-K filed with the SEC within four business days following the end of the Annual Meeting. You can obtain a copy of the Form 8-K from our website at http://investor.ashland.com, by calling the SEC at 1-800-SEC-0330 for the location of the nearest public reference room or through the SEC’s EDGAR system at http://www.sec.gov.

q:	who can I contact if I have questions or need assistance in voting my shares, or if I need additional copies of the proxy materials?

a:	Please contact Alliance Advisors, LLC, the firm assisting us in the solicitation of proxies, toll-free at 1 (855) 973-0095.

Important Notice regarding the availability of Proxy Materials for the

Annual Meeting to be held on Tuesday, January 21, 2025.

This Proxy Statement and Ashland’s 2024 Annual Report to Stockholders are available at

web.viewproxy.com/ASH/2025

date for receipt of stockholder proposals

stockholder proposals

The deadline for shareholders to submit proposals pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, to be considered for inclusion in our proxy statement for our 2026 Annual Meeting is August 11, 2025. Any stockholder proposal received after August 11, 2025 will not be considered for inclusion in our 2026 Proxy Statement.

Our By-laws, as amended and restated, contain an advance notice procedure for matters a stockholder would like to present directly at an annual meeting (rather than submitting it for inclusion in Ashland’s proxy statement under Rule 14a-8. Stockholder proposals submitted outside of Rule 14a-8 for the 2026 Annual Meeting must be received no earlier than September 23, 2025 and no later than October 23, 2025. Section 2.08 of our By-laws specifies the information and statements that must be included in any stockholder proposal to be duly considered and presented at the 2026 Annual Meeting. SEC rules permit management to vote proxies in its discretion if: (1) Ashland receives written notice of the proposal before the deadlines specified in our By-laws, and Ashland advises stockholders in the 2026 Annual Meeting Proxy Statement about the nature of the matter and how management intends to vote on such matter; or (2) Ashland does not receive notice of the proposal prior to the deadlines specified in our By-laws.

stockholder nominations of directors

Stockholders who wish to nominate a person for election as a director of Ashland at an annual meeting must strictly comply with the requirements of Section 3.03 of the By-laws. These requirements include providing notice to the Corporate Secretary of Ashland not less than 90 nor more than 120 days prior to the first anniversary of the date of the preceding year’s annual meeting of stockholders of Ashland,

2025 proxy statement / 77

questions and answers about the annual meeting

provided that if the date of the annual meeting is more than 30 days earlier or more than 60 days later than such anniversary date, notice by the stockholder must be delivered or received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting and the 10th day following the day on which public announcement of the date of such meeting is first made. For the 2026 annual meeting of shareholders, this means such nominations must be received by the Corporate Secretary no earlier than September 23, 2025 and no later than the close of business on October 23, 2025. Section 3.03 of the By-laws details the information and statements that must be included in connection with any shareholder nomination.

Additionally, Section 3.16 of the By-laws permit a stockholder, or a group of up to 20 stockholders, that has owned at least 3% of Ashland’s common stock for at least the past three years, to nominate for election to the Board the greater of (a) two individuals, and (b) individuals comprising up to 20% of the Board, and include information about such nominees in Ashland’s proxy statement for the annual meeting. (each, a “Proxy Access Nominee”). Any such nomination must be received by the Corporate Secretary of Ashland in accordance with the timing requirements described in the preceding paragraph. Section 3.16 of the By-laws details the information and statements that must be included in connection with the nomination of a Proxy Access Nominee.

In addition to complying with the procedures described above, stockholders who intend to solicit proxies in support of a director nominee other than Ashland’s nominees for consideration at the 2026 Annual Meeting must also comply with the SEC’s “universal proxy rules” pursuant to Rule 14a-19 of the Exchange Act. Under Rule 14a-19, stockholders who intend to solicit such proxies must provide a notice to the Corporate Secretary of Ashland no later than November 22, 2025. If the 2026 Annual Meeting is set for a date which is not within 30 calendar days of the anniversary of the date of the 2025 Annual Meeting, then notice must be provided by the later of 60 calendar days prior to the date of the 2026 Annual Meeting or the 10th calendar day following the day on which Ashland first publicly announces the date of the 2026 Annual Meeting.

The chair of any meeting of stockholders to elect directors and Ashland’s Board may refuse to acknowledge and consider any nomination that is not made in compliance with the above-described procedures. Individuals recommended by stockholders in accordance with the above-described procedures will be evaluated by the Governance and Nominating Committee in the same manner as individuals who are identified for potential nomination to the Board by other means.

further information concerning stockholder proposals and nominations

A copy of the By-laws, as amended and restated, are attached as Exhibit 3.3 to Ashland’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on November 18, 2024 and available through its website (www.sec.gov). Upon written request to the Corporate Secretary of Ashland, Ashland will provide any shareholder, without charge, a copy of the procedures governing stockholder proposals or the nomination of directors.

Stockholder nominations or proposals should be submitted to Ashland’s Corporate Secretary in writing at 8145 Blazer Drive, Wilmington, Delaware, 19808, Attention: Corporate Secretary. The Corporate Secretary will direct the materials to the Chair of the Governance and Nominating Committee.

78 / ashland.com

proxy solicitation

Ashland is soliciting the proxies to which this Proxy Statement relates. Solicitations may be made by mail, telephone, facsimile, electronic means and personal interview and all costs of soliciting proxies on behalf of Ashland, including the cost of preparing and mailing the Notice and this Proxy Statement and any accompanying material, will be borne by Ashland. Expenses associated with this solicitation which will be borne by Ashland may also include charges and expenses of banks, brokerage houses and other custodians, nominees or fiduciaries for forwarding proxies and proxy materials to beneficial owners of shares. Solicitations may also be made by personal interview, mail, telephone, facsimile, email or otherwise by directors, officers and other employees of Ashland, but Ashland will not additionally compensate its directors, officers or other employees for these services.

Copies of proxy materials and the 2024 Annual Report will be supplied to brokers, dealers, banks and voting trustees, or their nominees, for the purpose of soliciting proxies from beneficial owners.

Ashland is paying the costs of the solicitation of proxies. Ashland must also pay brokerage firms, and other persons representing beneficial owners of shares held in street name, certain fees associated with forwarding proxy materials by mail to beneficial owners and obtaining beneficial owners’ voting instructions.

Ashland has engaged Alliance Advisors, LLC to act as Ashland’s proxy solicitor in connection with the proposals to be acted upon at the Annual Meeting. Pursuant to Ashland’s agreement with Alliance Advisors, LLC, it will, among other things, provide advice regarding proxy solicitation issues and solicit proxies from Ashland’s stockholders on Ashland’s behalf in connection with the Annual Meeting. For these services, Ashland will pay a fee of up to $13,000 plus expenses. Ashland has agreed to indemnify Alliance Advisors, LLC against certain liabilities relating to, or arising out of, its engagement.

other matters

The Board of Directors does not intend to bring other matters before the Annual Meeting, except items incidental to the conduct of the meeting. However, on all matters properly brought before the meeting by the Board of Directors or by others, the persons named as proxies in the accompanying proxy, or their substitutes, will vote in accordance with their best judgment.

Your vote is very important no matter how many shares you own. You are urged to read this Proxy Statement carefully and, whether or not you plan to attend the Annual Meeting, to promptly submit a proxy: (1) by telephone or over the Internet following the instructions on the Notice or proxy card or (2) by signing, dating and returning your proxy card.

If you have any questions or require any assistance with voting your shares, please contact Ashland’s proxy solicitor:

Alliance Advisors, LLC

200 Broadacres Drive

3rd Floor

Bloomfield, NJ 07003

Toll-Free: 855-973-0095

Email: ASH@allianceadvisors.com

Your cooperation in giving this matter your prompt attention is appreciated.

Robin E. Lampkin
Senior Vice President, General Counsel and Secretary

2025 proxy statement / 79

appendix a — use of non-GAAP financial measures and non-GAAP reconciliations use of non-GAAP financial measures

Ashland has included within this document the following non-GAAP financial measures, on both a consolidated and reportable segment basis, which are not defined within U.S. GAAP and do not purport to be alternatives to net income or cash flows from operating activities as a measure of operating performance or cash flows:

o
EBITDA—net income (loss), plus income tax expense (benefit), net interest and other financing expenses, and depreciation and amortization.
o
Adjusted EBITDA—EBITDA adjusted for noncontrolling interests, discontinued operations, net gain (loss) on acquisitions and divestitures, other income and (expense) and key items (including the remeasurement gains and losses related to pension and other postretirement plans).
o
Adjusted EBITDA margin—Adjusted EBITDA, which include pro-forma adjustments, divided by sales.
o
Adjusted diluted earnings per share (EPS)—income (loss) from continuing operations, adjusted for key items, net of tax, divided by the average outstanding diluted shares for the applicable period.
o
Adjusted diluted earnings per share (EPS) excluding intangibles amortization expense—Adjusted earnings per share adjusted for intangible amortization expense net of tax, divided by the average outstanding diluted shares for the applicable period.

Management believes the use of EBITDA and Adjusted EBITDA measures on a consolidated and reportable segment basis assists investors in understanding the ongoing operating performance by presenting comparable financial results between periods. Ashland believes that by removing the impact of depreciation and amortization and excluding certain non-cash charges, amounts spent on interest and taxes and certain other charges that are highly variable from year to year, EBITDA and Adjusted EBITDA provide Ashland’s investors with performance measures that reflect the impact to operations from trends in changes in sales, margin and operating expenses, providing a perspective not immediately apparent from net income and operating income. The adjustments Ashland makes to derive the non-GAAP measures of EBITDA and Adjusted EBITDA exclude items which may cause short-term fluctuations in net income and operating income and which Ashland does not consider to be the fundamental attributes or primary drivers of its business. EBITDA and Adjusted EBITDA provide disclosure on the same basis as that used by Ashland’s management to evaluate financial performance on a consolidated and reportable segment basis and provide consistency in our financial reporting, facilitate internal and external comparisons of Ashland’s historical operating performance and its business units and provide continuity to investors for comparability purposes.

The Adjusted diluted EPS metric enables Ashland to demonstrate what effect key items have on an earnings per diluted share basis by taking income (loss) from continuing operations, adjusted for key items after tax that have been identified in the Adjusted EBITDA table, and dividing by the average outstanding diluted shares for the applicable period. Ashland’s management believes this presentation is helpful to illustrate how the key items have impacted this metric during the applicable period.

The Adjusted diluted EPS, excluding intangibles amortization expense metric enables Ashland to demonstrate the impact of non-cash intangible amortization expense on EPS, in addition to the key items previously mentioned. Ashland’s management believes this presentation is helpful to illustrate how previous acquisitions impact applicable period results.

2025 proxy statement / a-1

appendix a — use of non-GAAP financial measures and non-GAAP reconciliations

These non-GAAP financial measures should be considered supplemental in nature and should not be construed as more significant than comparable measures defined by U.S. GAAP. Limitations associated with the use of these non-GAAP financial measures include that these measures do not present all of the amounts associated with our results as determined in accordance with U.S. GAAP. The non-GAAP measures provided are used by Ashland management and may not be determined in a manner consistent with the methodologies used by other companies. EBITDA and Adjusted EBITDA provide a supplemental presentation of Ashland’s operating performance on a consolidated and reportable segment basis. Adjusted EBITDA generally includes adjustments for items that impact comparability between periods.

business unit EBITDA and adjusted EBITDA

The EBITDA and Adjusted EBITDA amounts presented for each business unit are provided as a means to enhance the understanding of financial measurements that Ashland has internally determined to be relevant measures of comparison for each segment. Each of these non-GAAP financial measures is defined as follows: EBITDA (operating income plus depreciation and amortization) and Adjusted EBITDA (EBITDA adjusted for key items, which may include pro forma effects for significant acquisitions or divestitures, as applicable). Ashland does not allocate items to each reportable segment below operating income, such as interest expense and income taxes. As a result, business unit EBITDA and Adjusted EBITDA are reconciled directly to operating income since it is the most directly comparable Statements of Consolidated Comprehensive Income caption.

non-GAAP reconciliations

Ashland inc. and consolidated subsidiaries

reconciliation of non-GAAP—adjusted

EBITDA

(In millions)	2024	2023	2022

Net income	$169	$178	$927
Income tax expense (benefit)	(223)	(8)	25
Net interest and other financing expense	(24)	6	149
Depreciation and amortization (a)	220	243	241
EBITDA	142	419	1,342
(loss) from discontinued operations (net of taxes)	30	(10)	(746)
Key items included in EBITDA:
Nutraceuticals impairment and sale	107	-	-
Accelerated depreciation	57	-	-
Environmental reserve adjustments	(45)	56	53
Restructuring, separation and other costs	30	10	5
Loss (gain) on pension and other postretirement plan remeasurements(b)	14	(2)	(22)
Asset impairments	11	4	-
Other plant optimization costs	10	-	-
Nutraceuticals VAT reserve	7	-	-
Argentina currency devaluation impact	5	-	-
Legal settlement	4	-	-
Income on acquisitions and divestitures, net	-	(6)	(42)
ICMS Brazil tax credit	-	(12)	-
Held for sale depreciation and amortization	(3)	-	-
Total key items included in EBITDA	287	50	(6)
Adjusted EBITDA(b)	$459	$459	$590
Total key items included in EBITDA	$287	$50	$(6)
Unrealized (gain) loss on securities	(60)	(29)	102
Total key items, before tax	$227	$21	$96

a-2 / ashland.com

appendix a — use of non-GAAP financial measures and non-GAAP reconciliations

(a)
Depreciation and amortization excludes accelerated depreciation of $2 million and $55 million for Personal Care and Specialty Additives for fiscal 2024, respectively, which is included as a key item within this table as a component of Adjusted EBITDA. Depreciation and amortization includes $3 million for Life Sciences associated with the Nutraceuticals business held for sale assets for fiscal 2024, which is included as a key item within this table as a component of adjusted EBITDA.
(b)
Includes $12 million, $12 million and $7 million during 2024, 2023 and 2022, respectively, of net periodic pension and other postretirement expense recognized ratably through the fiscal year. These expenses are comprised of service cost, interest cost, expected return on plan assets, and amortization of prior service credit and are disclosed in further detail in Note L of the Notes to Consolidated Financial Statements.

diluted EPS and adjusted diluted EPS

The following table reflects the U.S. GAAP calculation for the income (loss) from continuing operations adjusted for the cumulative diluted EPS effect for key items after tax that have been identified in the Adjusted EBITDA table in the previous section. Key items are defined as the financial effects from significant transactions that may have caused short-term fluctuations in net income and/or operating income which Ashland believes do not accurately reflect Ashland’s underlying business performance and trends. The Adjusted Diluted EPS for the income (loss) from continuing operations and Adjusted Diluted EPS from continuing operations excluding intangibles amortization expense in the following table have been prepared to illustrate these ongoing effects on Ashland’s operations. Management believes investors and analysts use this financial measure in assessing Ashland’s business performance and that presenting this non-GAAP measure on a consolidated basis assists investors in better understanding Ashland’s ongoing business performance and enhancing their ability to compare period-to-period financial results.

	2024	2023	2022

Diluted EPS from continuing operations (as reported)	$3.95	$3.13	$3.20
Key items, before tax:
Nutaceuticals impairment and sale	2.14	-	-
Acclerated depreciation	1.14	-	-
Environmental reserve adjustments	0.90	1.04	0.95
Restructuring, separation and other costs	0.60	0.19	0.09
Loss (gain) on pension and other postretirement plan remeasurements	0.29	(0.04)	(0.40)
Asset impairments	0.22	0.08	-
Other plant optimization costs	0.20	-	-
Nutraceuticals VAT reserve	0.14	-	-
Argentina currency devaluation impact	0.10	-	-
Legal settlement	0.08	-	-
Income on acquisitions and divestitures, net	-	(0.11)	(0.75)
ICMS Brazil tax credit	-	(0.22)	-
Held for sale depreciation and amortization	(0.06)	-
Unrealized (gain) loss on securities	(1.20)	(0.54)	1.82
Key items, before tax	4.55	0.40	1.71
Tax effect of key items(a)	(0.62)	(0.02)	(0.38)
Key items, after tax	3.93	0.38	1.33
Tax specific key items:
Uncertain tax positions	0.18	(0.60)	(0.15)
Restructuring and separation activity	(2.30)	-	0.06
Valuation allowance	0.10	(0.12)	(0.07)
Other tax reform related activity	(2.66)	(0.11)	-
Tax specific key items(b)	(4.68)	(0.83)	(0.16)
Total key items	(0.75)	(0.45)	1.17
Adjusted diluted EPS from continuing operations (non-GAAP)	$3.20	$2.68	$4.37
Amortization expense adjustment (net of tax)(c)	1.25	1.39	1.33
Adjusted diluted EPS from continuing operations (non-GAAP) excluding intangibles amortization expense	$4.45	$4.07	$5.70

(a)
Represents the diluted EPS impact from the tax effect of the key items that are previously identified above.
(b)
Represents the diluted EPS impact from tax specific financial transactions, tax law changes or other matters that fall within the definition of tax specific key items. For additional explanation of these tax specific key items, see the income tax expense (benefit) discussion within the following caption review section.
(c)
Amortization expense adjustment (net of tax) tax rates were 20.0% for the years ended2024, 2023 and 2022, respectively.

2024 proxy statement / a-3

appendix a — use of non-GAAP financial measures and non-GAAP reconciliations

EBITDA and adjusted EBITDA reconciliation—life sciences

The EBITDA and Adjusted EBITDA amounts presented within this business section are provided as a means to enhance the understanding of financial measurements that Ashland has internally determined to be relevant measures of comparison for each segment. Each of these non-GAAP measures is defined as follows: EBITDA (operating income plus depreciation and amortization), Adjusted EBITDA (EBITDA adjusted for key items as applicable), and Adjusted EBITDA margin (Adjusted EBITDA divided by sales). Ashland does not allocate items to each reportable segment below operating income, such as interest expense and income taxes. As a result, reportable segment EBITDA and Adjusted EBITDA are reconciled directly to operating income since it is the most directly comparable Statements of Consolidated Comprehensive Income (Loss) caption.

The following EBITDA presentation for the years ended September 30, 2024, 2023 and 2022, is provided as a means to enhance the understanding of financial measurements that Ashland has internally determined to be relevant measures of comparison for the results of Life Sciences.

	Life Sciences
(In millions)	2024	2023	2022

Operating income	$168	$172	$155
Depreciation and amortization(a)	64	69	63
EBITDA	232	241	218
Restructuring and other costs	—	4	—
Environmental reserve adjustments	1	2	—
Held for sale for depreciation and amortization	(3)	—	—
Adjusted EBITDA	$230	$247	$218

EBITDA and adjusted EBITDA reconciliation—personal care

The following EBITDA presentation (as defined and described in the section above) for the years ended September 30, 2024, 2023 and 2022, is provided as a means to enhance the understanding of financial measurements that Ashland has internally determined to be relevant measures of comparison for the results of Personal Care.

	Personal Care
(In millions)	2024	2023	2022

Operating income	$73	$52	$102
Depreciation and amortization(a)	77	85	84
EBITDA	150	137	186
Accelerated depreciation	2	—	—
Other plant optimization costs	1	—	—
Asset impairment	11	—	—
Adjusted EBITDA	$164	$137	$186

EBITDA and adjusted EBITDA reconciliation — Specialty Additives

The following EBITDA presentation (as defined and described in the section above) for the years ended September 30, 2024, 2023 and 2022 below is provided as a means to enhance the understanding of financial measurements that Ashland has internally determined to be relevant measures of comparison for the results of Specialty Additives.

	Specialty Additives
(In millions)	2024	2023	2022

Operating income	$(32)	$10	$103
Depreciation and amortization(a)	66	76	81
EBITDA	34	86	184
Accelerated depreciation	55	—	—
Other plant optimization costs	9	—	—
Asset impairment	—	4	—
Environmental reserve adjustments	1	4	1
Adjusted EBITDA	$99	$94	$185

a-4 / ashland.com

appendix a — use of non-GAAP financial measures and non-GAAP reconciliations

EBITDA and adjusted EBITDA reconciliation—intermediates

The following EBITDA presentation (as defined and described in the section above) for the years ended 2024, 2023 and 2022 is provided as a means to enhance the understanding of financial measurements that Ashland has internally determined to be relevant measures of comparison for the results of Intermediates.

	Intermediates
(In millions)	2024	2023	2022

Operating income	$29	$50	$87
Depreciation and amortization	13	13	13
EBITDA	42	63	100
Adjusted EBITDA	$42	$63	$100

Ashland inc. and consolidated subsidiaries

reconciliation of other non-GAAP data

(preliminary and unaudited)

adjusted EBITDA used for incentive compensation

(In millions)	2024	2023	2022

Adjusted EBITDA	$459	$459	$590
Management Exceptions(1)	5	(7)	35
Adjusted EBITDA used for incentive compensation	$454	$452	$625

(1)
Includes exceptions for foreign currency exchange and environmental expense.

forward-looking statements

This Proxy Statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Ashland has identified some of these forward-looking statements with words such as “anticipates,” “believes,” “expects,” “estimates,” “is likely,” “predicts,” “projects,” “forecasts,” “objectives,” “may,” “will,” “should,” “plans” and “intends” and the negative of these words or other comparable terminology. Ashland may from time to time make forward-looking statements in its annual reports, quarterly reports and other filings with the SEC, news releases and other written and oral communications. These forward-looking statements are based on Ashland’s expectations and assumptions, as of the date such statements are made, regarding Ashland’s future operating performance and financial condition, as well as the economy and other future events or circumstances.

Ashland’s expectations and assumptions include, without limitation, internal forecasts and analyses of current and future market conditions and trends, management plans and strategies, operating efficiencies, cost savings and economic conditions (such as prices, supply and demand, cost of raw materials, and the ability to recover raw-material cost increases through price increases), and risks and uncertainties associated with the following: the impact of acquisitions and/or divestitures Ashland has made or may make (including the possibility that Ashland may not realize the anticipated benefits from such transactions); Ashland’s substantial indebtedness (including the possibility that such indebtedness and related restrictive covenants may adversely affect Ashland’s future cash flows, results of operations, financial condition and its ability to repay debt); execution risks associated with our growth strategies; the competitive nature of our business; severe weather, natural disasters, public health crises, cyber events and legal proceedings and claims (including product recalls, environmental and asbestos matters); the ongoing Ukraine/Russia and Israel/Hamas conflict in the geographies in which Ashland operates, the end markets Ashland serves and on Ashland’s supply chain and customers; and without limitation, risks and uncertainties affecting Ashland that are described in Ashland’s most recent Form 10-K (including Item 1A Risk Factors) filed with the SEC, which is available on Ashland’s website at http://investor.ashland.com or on the SEC’s website at http://www.sec.gov. Various risks and uncertainties may cause actual results to differ materially from those stated, projected or implied by any forward-looking statements. Ashland believes its expectations and assumptions are reasonable, but there can be no assurance that the expectations reflected herein will be achieved. Unless legally required, Ashland undertakes no obligation to update any forward-looking statements made in this Proxy Statement whether as a result of new information, future events or otherwise.

2024 proxy statement / a-5

Ashland always solving PROXY Ashland Inc. 2025 Annual Meeting of Stockholders Tuesday, January 21, 2025, at 10:30 a.m. Eastern Time For Stockholders of record as of November 25, 2024 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS The undersigned stockholder hereby appoints Guillermo Novo and Robin E. Lampkin, or either of them, as proxies, each with the power to appoint a substitute, and hereby authorize them to represent and vote, as designated on the reverse side of this ballot, all shares of Common Stock of Ashland Inc. (the “Company”) held of record by the stockholder at the close of business on November 25, 2024 at the 2025 Annual Meeting of Stockholders to be held at 10:30 a.m. Eastern Time on Tuesday, January 21, 2025, virtually, and any adjournment or postponement thereof. The Board of Directors recommends a vote FOR each of the nominees for director described in Proposal One and a vote FOR Proposals Two and Three. The proxy holders are authorized to vote, in accordance with their discretion, on all matters incident to the conduct of the meeting and upon other matters as may properly come before the meeting or any adjournment or postponement thereof, subject to compliance with Rule 14a-4(c) of the Securities Act of 1934, as amended. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations (Continued and to be marked, dated, and signed on the other side) PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. If you hold shares in any Employee Stock Purchase Plan, or 401(k) savings plan of the Company (the “Plans”), then this proxy card, when signed and returned, or your telephone or Internet proxy, will constitute voting instructions on matters properly coming before the Annual Meeting and at any adjournments or postponements thereof in accordance with the instructions given herein to the trustee for shares held in any of the Plans. Shares in each of the Plans for which voting instructions are not received by 5:00 p.m., Eastern Time, January 15, 2025, or if no choice is specified, will be voted by an independent fiduciary. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE), but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The named proxies cannot vote your shares unless you sign (on the reverse side) and return this card. Annual Meeting to be held live via the Internet – please visit web.view proxy.com/ash/2025 for more details

Please mark your votes like this ☒The Board of Directors recommends a vote FOR each of the nominees for director described in Proposal One, and a vote FOR Proposals Two and Three. Proposal One: Election of Directors. NOMINEES: FOR AGAINST ABSTAIN (1) Steven D. Bishop (2) Sanat Chattopadhyay (3) Suzan F. Harrison (4) Ashish K. Kulkarni (5) Susan L. Main (6) Guillermo Novo (7) Sergio Pedreiro (8) Jerome A. Peribere (9) Scott A. Tozier Proposal Two: Ratification of the appointment of Ernst & Young LLP as Ashland's independent registered public accounting firm for the fiscal year 2025. FOR AGAINST ABSTAIN Proposal Three: Approval of the non-binding advisory resolution approving the compensation paid to Ashland's named executive officers. FOR AGAINST ABSTAIN Note: To consider any other business properly before the meeting.DO IN THIS AREA (Stockholder Name & Address Data) Authorized Signatures – Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Address Change/Comments: (If you noted any Address Changes and/or Comments above, please mark box.) Date Signature (and Title, if applicable) Signature (if held jointly) CONTROL NUMBER PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.  PROXY VOTING INSTRUCTIONS Please have your 11-digit control number ready when voting by Internet or Telephone You must register to attend the Annual Meeting online and/or participate at web.viewproxy.com/ash/2025 INTERNET Vote Your Proxy on the Internet: Before the Annual Meeting: Go to www.AALvote.com/ASH. Use the Internet to vote your proxy and for electronic delivery of information up until 11:59 p.m. Eastern Time on January 20, 2025 (or 5:00 p.m. Eastern Time on January 15, 2025 for Plan participants). During the Annual Meeting: Go to web.viewproxy.com/ash/2025. You may attend the Annual Meeting via the Internet and vote during the Annual Meeting. Have your proxy card available when you access the above websites. Follow the prompts to vote your shares. TELEPHONE Vote Your Proxy by Phone: Call 1-866-804-9616 Use any touch-tone telephone to vote your proxy up until 11:59 p.m. Eastern Time on January 20, 2025 (or 5:00 p.m. Eastern Time on January 15, 2025 for Plan participants). Have your proxy card available when you call. Follow the voting instructions to vote your shares MAIL Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.